UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                  F O R M 8 - K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                November 30, 1998



                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State of other jurisdiction of incorporation)





 0-19118                                                    74-2584033
(Commission File Number)                (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                  210-490-4788

Item 2.  ACQUISITION OF DISPOSITION OF ASSETS

(a) On November 16, 1998, Abraxas Petroleum Corporation, a Nevada corporation (the "Company"), sold its natural gas producing properties in the Wamsutter area of southwestern Wyoming's Green River Basin to Abraxas Wamsutter L.P., a Texas limited partnership (the "Partnership") for consideration of $58.6 million and a minority equity interest in the Partnership. A subsidiary of the Company, Wamsutter Holdings, Inc., a Wyoming corporation, (the "General Partner"), will initially own a one percent interest and act as the general partner of the Partnership. TIFS III-X, a Delaware corporation (the "Limited Partner"), a subsidiary of GE Capital Structure Finance Group, will be the limited partner and initially own ninety-nine percent of the Partnership. After certain payback requirements are satisfied, the Company's interest will increase to 35% initially and could increase to as high as 65%. The Company will also receive a 1% management fee and reimbursement of certain overhead cost from the Partnership.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (B)      Pro Forma Financial Statements

                  It is impracticable to provide the required pro forma financial statements for the disposition described above at the time this report is filed. The pro forma financial statements will be filed as soon as practicable, but no later than 60 days after this report must be filed.

         (C) The following exhibits are filed as part of this report:

NUMBER                               DOCUMENT

10.1 Purchase and Sale Agreement dated November 12, 1998 between Abraxas Petroleum Corporation and Abraxas Wamsutter L.P.

10.2                       Abraxas Wamsutter L.P. Limited partnership agreement.

99.1                       Press release dated November 12, 1998.

                                   SIGNATURES


         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ABRAXAS PETROLEUM CORPORATION



                          By: ___________________________________
                              Chris Williford
                              Executive Vice President, Chief Financial
                              Officer and Treasurer


Dated:   November 30, 1998

                                                    EXHIBIT 10.1
                                                    PURCHASE AND SALE AGREEMENT

                               TABLE OF CONTENTS

                                                                           Page

ARTICLE I  Definitions and References.........................................1
   Section 1.1.  Certain Defined Terms........................................1
   Section 1.2.  References, Titles and Construction..........................2

ARTICLE II  Property to be Sold and Purchased.................................3
   Section 2.1. Assets Included...............................................3
   Section 2.2. Excluded Assets...............................................5

ARTICLE III Purchase Price....................................................7

ARTICLE IV Representations and Warranties of Seller...........................7
   Section 4.1.  Organization and Existence...................................7
   Section 4.2.  Power and Authority..........................................7
   Section 4.3.  Valid and Binding Agreement..................................7
   Section 4.4.  Non-Contravention............................................8
   Section 4.5.  Approvals....................................................8
   Section 4.6.  Pending Litigation...........................................8
   Section 4.7.  Basic Documents..............................................8
   Section 4.8.  Commitments, Abandonments  or Proposals......................9
   Section 4.9.  Production Sales Contracts...................................9
   Section 4.10.  Plugging and Abandonment...................................10
   Section 4.11.  Licenses and Permits.......................................10
   Section 4.12.  Area of Mutual Interest and Other
                     Agreements; Tax Partnerships............................10
   Section 4.13.  Payment of Expenses........................................10
   Section 4.14.  Compliance with Laws.......................................10
   Section 4.15.  Information furnished to Cawley, Gillespie
                  & Associates...............................................11
   Section 4.16.  Disclaimer of Warranties...................................11


ARTICLE V Representations and Warranties of Buyer............................12
   Section 5.1.  Organization and Existence..................................12
   Section 5.2.  Power and Authority.........................................12
   Section 5.3.  Valid and Binding Agreement.................................12
   Section 5.4.  Non-Contravention...........................................12
   Section 5.5.  Approvals...................................................13
   Section 5.6.  Pending Litigation..........................................13
   Section 5.7.  Knowledgeable Purchaser.....................................13

ARTICLE VI  Certain Covenants of Seller Pending Closing......................13
   Section 6.1.  Access to Files.............................................13

   Section 6.2.  Conduct of Operations.......................................13
   Section 6.3.  Restrictions on Certain Actions.............................14
   Section 6.4.  Payment of Expenses.........................................14
   Section 6.5.  Preferential Rights and Third Party Consents................15

ARTICLE VII  Due Diligence Examination.......................................15
   Section 7.1.  Inspection and Assertion of Defects.........................15
   Section 7.2.  Certain Price Adjustments...................................17
   Section 7.3.  Waiver......................................................18

ARTICLE VIII  Conditions Precedent to the Obligations of the Parties.........18
   Section 8.1.  Conditions Precedent to the Obligations of Buyer............18
   Section 8.2.      Conditions Precedent to the Obligations of Seller.......19

ARTICLE IX  Closing of Transaction...........................................20
   Section 9.1.  The Closing.................................................20
   Section 9.2.  Seller's Closing Obligations................................20
   Section 9.3.  Buyer's Closing Obligations.................................21
   Section 9.4.  Delivery of Files...........................................21

ARTICLE X Certain Accounting Adjustments.....................................21
   Section 10.1.  Adjustments................................................21
   Section 10.2.  Closing and Post-Closing Accounting Settlements............22

ARTICLE XI  Assumption and Indemnification...................................22
   Section 11.1.     Seller's Indemnification Obligations....................22
   Section 11.2.     Buyer's Indemnification Obligations.....................23
   Section 11.3.     Net Amounts.............................................23
   Section 11.4.     Notice of Claim.........................................23
   Section 11.5.     Indemnification Exclusive Remedy........................24
   Section 11.6.     No Assumption...........................................24

ARTICLE XII  Casualty Loss...................................................24

ARTICLE XIII  Notices........................................................24

ARTICLE XIV Commissions......................................................25

ARTICLE XV Miscellaneous Matters.............................................26
   Section 15.1.  Survival of Provisions.....................................26
   Section 15.2.  Further Assurances.........................................26
   Section 15.3.  Binding Effect; Successors and Assigns.....................26
   Section 15.4.  Imbalances.................................................26
   Section 15.5.  Expenses...................................................26
   Section 15.6.  Entire Agreement...........................................27

   Section 15.7.  Public Statements..........................................27
   Section 15.8.  Injunctive Relief..........................................27
   Section 15.9.  Amendments.................................................27
   Section 15.10. Governing Law..............................................27
   Section 15.11. Counterparts...............................................27
   Section 15.12. Arbitration................................................27

                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT dated November 12, 1998, is made by and between ABRAXAS PETROLEUM CORPORATION, a Nevada corporation ("Seller"), and ABRAXAS WAMSUTTER L.P., a Texas limited partnership ("Buyer").

                               W I T N E S E T H:

         WHEREAS, Seller desires to sell, assign and convey to Buyer, and Buyer desires to purchase and accept certain oil and gas properties and related assets in Sweetwater and Carbon Counties, Wyoming; and

         WHEREAS, Seller and Buyer deem it in their mutual best interests to execute and deliver this Agreement;

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, Seller and Buyer do hereby agree as follows:


                                    ARTICLE I

                           Definitions and References

         Section 1.1. Certain Defined Terms. When used in this Agreement, the following terms shall have the respective meanings assigned to them in this
Section 1.1 or in the section, subsections or other subdivisions referred to below:

         "Adjusted Purchase Price" shall have the meaning assigned to such term in Article III.

         "Agreement" shall mean this Agreement, as hereafter changed, amended or modified in accordance with the terms hereof.

         "Asserted  Defects"  shall have the  meaning  assigned  to such term in
Section 7.1(a).

         "Assignment" shall have the meaning assigned to such term in Section 9.2(a).

         "Basic  Documents"  shall  have the  meaning  assigned  to such term in
Section 4.7.

         "Closing" and "Closing Date" shall have the meanings assigned to such terms in Section 9.1.

         "Defects"  shall  have the  meaning  assigned  to such term in  Section
7.1(b).

         "Effective  Date"  shall  have the  meaning  assigned  to such  term in
Section 9.2(a).

         "Oil and Gas Properties" shall have the meaning assigned to such term in Article II.

         "Properties"  shall have the  meaning  assigned to such term in Article
II.

         "Purchase  Price"  shall  have the  meaning  assigned  to such  term in
Article III.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations under such Act.

         "Seller Disclosure Schedule" shall mean a schedule delivered by Seller to Buyer on the date hereof which sets forth additional information regarding the representations and warranties of Seller contained herein and information called for hereby.

         Section 1.2.  References, Titles and Construction.

         (a) All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

         (b) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

         (c) The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

         (d) Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

         (e) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

         (f) Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

         (g) The word "or" is not intended to be exclusive and the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

         (h) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

         (i) All references herein to "$" or "dollars" shall refer to U.S. Dollars.

         (j) Exhibits II, III, 6.5,  7.1(b)(i),  7.1(b)(vi),  7.2 and 9.2(a) are
attached hereto. Each such Exhibit is incorporated herein by reference for all purposes and references to this Agreement shall also include such Exhibit unless the context in which used shall otherwise require.


                                   ARTICLE II

                        Property to be Sold and Purchased

         Section 2.1. Assets Included. Seller agrees to sell and Buyer agrees to purchase, for the consideration hereinafter set forth, and subject to the terms and provisions herein contained, the following described properties, rights and interests:

                  (a) Subject to Section 2.2, all of Seller's right, title and interest in and to those properties described in Exhibit II attached hereto and made a part hereof for all purposes;

                  (b) Without limitation of the foregoing but subject to Section 2.2, all other right, title and interest (of whatever kind or character, whether legal or equitable, and whether vested or contingent) of Seller in and to the oil, gas and other minerals in and under or that may be produced from the lands described in Exhibit II hereto (including, without limitation, interests in oil, gas and/or mineral leases covering such lands, overriding royalties, production payments and net profits interests in such lands or such leases, and fee mineral interests, fee royalty interests and other interests in such oil, gas and other minerals), whether such lands be described in a description set forth in such Exhibit II or be described in such
         Exhibit II by reference to another instrument (and without limitation by any depth limitations that may be set forth in such Exhibit II or in any such instrument so referred to for description), even though Seller's interest in such oil, gas and other minerals may be incorrectly described in, or omitted from, such Exhibit II;

                  (c) Subject to Section 2.2, all rights, titles and interests of Seller in and to, or otherwise derived from, all presently existing and valid oil, gas and/or mineral unitization, pooling, and/or communitization agreements, declarations and/or orders and in and to the properties covered and the units created thereby (including, without limitation, all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, voluntary unitization agreements, designations and/or declarations) relating to the properties described in paragraphs (a) and (b) above;

                  (d) Subject to Section 2.2, all rights, titles and interests of Seller in and to all presently existing and valid production sales (and sales related) contracts, operating agreements, and other agreements and contracts which relate to any of the properties described in paragraphs (a), (b) and (c) above, or which relate to the exploration, development, operation, or maintenance thereof or the treatment, storage, transportation or marketing of production therefrom (or allocated thereto);

                  (e) Subject to Section 2.2, all rights, titles and interests of Seller in and to all materials, supplies, machinery, equipment, improvements and other personal property and fixtures (including, but not by way of limitation, all wells, wellhead equipment, pumping units, flowlines, tanks, buildings, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, and other equipment), and all easements, rights-of-way, surface leases and other surface rights, all permits and licenses, and all other appurtenances being used or held for use in connection with, or otherwise related to, the exploration, development, operation or maintenance of any of the properties described in paragraphs (a), (b) and (c) above, or the treatment, storage, transportation or marketing of production therefrom (or allocated thereto); and

                  (f)  Subject to Section  2.2,  all of  Seller's  lease  files, abstracts and title opinions, production records, well files, accounting records (but not including general financial accounting records), seismic records and surveys, gravity maps, electric logs, geological or geophysical data and records, and other files, documents and records of every kind and description which relate to the properties described above.

The properties and interests specified in the foregoing  paragraphs (a), (b) and
(c) are herein sometimes collectively called the "Oil and Gas Properties," and the properties and interests specified in the foregoing paragraphs (a), (b),
(c), (d), (e) and (f) are herein sometimes collectively called the "Properties". Except as set forth in Section 2.2(b), the Properties include all right, title and interest of Seller in, to and under the following:

                  (i) Purchase and Sale Agreement dated August 1, 1995, by and between Dalen Resources Oil & Gas Co., as Seller, and TGas Investments LLC, as Buyer, as amended by Amendment to Purchase and Sale Agreement and Agreement Regarding Assignment of Rights dated July 15, 1996, by and between Ensearch Exploration, Inc. and TGas Investments LLC;

                  (ii) Purchase and Sale Agreement dated May 22, 1996, by and between Ensearch Exploration, Inc., as Seller, and Abraxas Petroleum Corporation, as Buyer;

                  (iii) Promissory Note (Nonrecourse) dated effective April 1, 1996, made by TGas Investments LLC and payable to the order of Ensearch Exploration, Inc., evidencing the Production Payment as set forth in that certain Purchase and Sale Agreement dated August 1, 1995, by and between Dalen Resources Oil & Gas Co., as Seller, and TGas Investments LLC, as Buyer, as amended by Amendment to Purchase and Sale Agreement and Agreement Regarding Assignment of Rights dated July 15, 1996, by and between Ensearch Exploration, Inc. and TGas Investments LLC.;

                  (iv)  Assignment of Oil and Gas  Interests  and  Assumption of
                  Obligations   dated   September   30,  1996,   from   Ensearch
                  Exploration, Inc. to Seller;

                  (v) Assignment of Option to Purchase Oil and Gas Interests dated September 30,1996, from Ensearch Exploration, Inc. to Seller;

                  (vi) Assignment of Guaranty Rights dated September 30, 1996, from Ensearch Exploration, Inc. to Seller;

                  (vii) Management Agreement dated September 30, 1996, by and between TGas Investments LLC and Seller; and

                  (viii) Gas Purchase Agreement dated September 30, 1996, by and between TGas Investments LLC and Seller (the Agreements, Assignments and Note referenced in items (i) through (viii) of this Section 2.1, together with any and all related instruments, but not including the Note referenced in Section 2.2(j), are herein collectively called the "TGas Contracts").

         Section 2.2. Excluded Assets. Notwithstanding anything herein contained to the contrary, the Properties do not include, and there is hereby excepted and reserved unto Seller, the following:

                  (a) Any accounts receivable or accounts payable accruing before the Effective Date including, but not limited to, all payments held in suspense for title or other reasons that are customary in the industry and which payments are attributable to periods of time prior to the Effective Date;

                  (b) All corporate, financial, tax and legal (other than title) records of Seller;

                  (c) All oil, gas or other hydrocarbon production from or attributable to the Properties with respect to all periods prior to the Effective Date, all proceeds attributable thereto, and all oil, gas or other hydrocarbons that, at the Effective Date, are owned by Seller and are in storage or within processing plants;

                  (d) Any refund of costs, taxes or expenses borne by Seller or Seller's predecessors in title attributable to periods prior to the Effective Date ;

                  (e) Any and all proceeds from the settlements of contract disputes with purchasers of oil, gas or other hydrocarbons from the Properties, including, without limitation, settlement of take-or-pay disputes, insofar as said proceeds are attributable to periods of time prior to the Effective Date ;

                  (f) Any and all proceeds from settlements with regard to reclassification of gas produced from the Properties, insofar as said proceeds are attributable to periods of time prior to the Effective Date; and

                  (g) All claims (including insurance claims) and causes of action of Seller against one or more third parties arising from acts, omission or events occurring prior to the Effective Date and all claims under any joint interest audit attributable to any period prior to the Effective Date.

                  (h) Any geological, geophysical or seismic data, materials or information, including maps, interpretations records or other technical information related to or based upon any such data, materials or information, and any other asset, data, materials or information, the transfer of which is restricted or prohibited under the terms of any third party license, confidentiality agreement or other agreement or the transfer of which would require the payment of a fee or other consideration to any third party; provided, however, that if any such data, materials or information is transferable upon payment of a fee or other consideration, and if Buyer has paid such fee or other consideration prior to the Closing Date, then such data, materials or information shall be transferred to Buyer;

                  (i) All those rights and interests ("Section 29 Tax Credits") described in or conveyed by that certain Assignment of Oil and Gas Leases with Reservation of Production Payment dated effective August 1, 1995 from Dalen Resources & Gas Co. to TGas Investments, LLC;

                  (j) That certain Promissory Note (Recourse) dated effective April 1, 1996, made by TGas Investments LLC and payable to the order of Ensearch Exploration, Inc. (the "Recourse Note"), evidencing the obligation of TGas Investments LLC to make Credit Payments as set forth in that certain Purchase and Sale Agreement dated August 1, 1995, by and between Dalen Resources Oil & Gas Co., as Seller, and TGas Investments LLC, as Buyer, as amended by Amendment to Purchase and Sale Agreement and Agreement Regarding Assignment of Rights dated July 15, 1996, by and between Ensearch Exploration, Inc. and TGas Investments LLC;

                  (k) An undivided one percent of Seller's right, title and interest in and to the lands and leases described on Exhibit II, insofar and only insofar as the same cover and include oil, gas and other minerals produced from the wells identified on Exhibit III; and

                  (l) All right, title and interest of Seller in and to the oil, gas and other minerals in and under or that may be produced from zones, strata and horizons occurring below the stratigraphic equivalent of 9,460 feet as depicted in the Compensated Neutron electric log dated August 3, 1998, of the Abraxas Petroleum Corporation - Echo Springs Well No. 4-22-19-93, located in the SE-NW-SE of Section 22, T19N, R93W, Carbon County, Wyoming, also being the same as the top of the Ericson Formation of the Mesaverde Group, together with access through the depths to be conveyed in order to explore for, drill and produce hydrocarbons from the reserved depths.

         The properties and interests specified in the foregoing paragraphs (a) through (l) of this Section 2.2 are herein sometimes collectively called the "Excluded Assets".

                  Notwithstanding the inclusion of Seller's rights under operating agreements under Section 2.1(d) hereof, SELLER GIVES NO ASSURANCE HEREUNDER THAT BUYER SHALL SUCCEED SELLER AS OPERATOR OF ANY PROPERTY WHERE PARTIES OTHER THAN SELLER OWN INTERESTS IN SUCH PROPERTY.

                                   ARTICLE III

                                 Purchase Price

         In consideration of the sale of the Properties by Seller to Buyer, Buyer shall pay to Seller at Closing cash in the amount of $60,200,000. The Purchase Price may be adjusted as provided in Sections 6.5 and 7.2 and in
Article XII (the Purchase Price, as so adjusted, and as the same may be otherwise adjusted by the mutual agreement of the parties, being called the "Adjusted Purchase Price").



                                   ARTICLE IV

                    Representations and Warranties of Seller

         Section 4.1. Organization and Existence. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Seller is duly qualified to transact business and is in good standing in the State of Wyoming.

         Section 4.2. Power and Authority. Seller has the corporate power and authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Seller of this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of Seller.

         Section 4.3. Valid and Binding Agreement. This Agreement has been duly executed and delivered by Seller and constitutes, and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by Seller and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Seller, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         Section 4.4. Non-Contravention. Other than requirements (if any) that there be obtained consents to assignment (or waivers of preferential rights to purchase) from third parties, and except for approvals required to be obtained from governmental entities who are lessors under leases forming a part of the Oil and Gas Properties (or who administer such leases on behalf of such lessors) which are customarily obtained post-closing and the consent of Seller's senior lenders, neither the execution, delivery, and performance by Seller of this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party nor the consummation by it of the transactions contemplated hereby and thereby do and will (a) conflict with or result in a violation of any provision of the charter, bylaws or other governing instruments of Seller, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage or indenture, or any material lease, contract, agreement, or other instrument or obligation to which Seller is a party or by which Seller or any of its properties may be bound, (c) result in the creation or imposition of any lien or other encumbrance upon the properties of Seller, or
(d) violate any applicable law, rule or regulation binding upon Seller, if such violation would have a material adverse affect with respect to the Properties.

         Section 4.5. Approvals. Other than requirements (if any) that there be obtained consents to assignment (or waivers of preferential rights to purchase) from third parties, and except for approvals required to be obtained from governmental entities who are lessors under leases forming a part of the Oil and Gas Properties (or who administer such leases on behalf of such lessors) which are customarily obtained post-closing and the consent of Seller's senior lenders, no consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by Seller in connection with the execution, delivery, or performance by Seller of this Agreement, each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby, if the failure to obtain such consent or approval would have a material adverse affect with respect to the Properties.

         Section 4.6. Pending Litigation. There are no pending suits, actions, or other proceedings in which Seller is a party which relate to the Properties (including, without limitation, any actions challenging or pertaining to Seller's title to any of the Properties), or affecting the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         Section 4.7. Basic Documents. The oil, gas and/or mineral leases, Seller's interests in which comprise parts of the Oil and Gas Properties, and all other material contracts and agreements, licenses, permits and easements, rights-of-way and other rights-of-surface use comprising any part of or otherwise relating to the Properties including, but not by way of limitation, the TGas Contracts (such leases and such material contracts, agreements, licenses, permits, easements, rights-of-way and other rights-of-surface use being herein called the "Basic Documents"), are in all material respects in full force and effect and constitute valid and binding obligations of the parties thereto. All material contracts and agreements which are Basic Documents are disclosed on Exhibit II in connection with the descriptions of the Oil and Gas Properties to which they relate. Seller is not in breach or default (and no situation exists which with the passing of time or giving of notice would create a breach or default) of its obligations under the Basic Documents, and (to the best of Seller's knowledge) no breach or default by any third party (or situation which with the passage of time or giving of notice would create a breach or default) exists, to the extent such breach or default (whether by Seller or such a third party) could reasonably be expected to materially adversely affect the ownership, operation, value or use of any Oil and Gas Property after the Effective Date. All payments (including, without limitation, all delay rentals, royalties, shut-in royalties and valid calls for payment or prepayment under operating agreements) owing under Basic Documents have been and are being made (timely, and before the same became delinquent) by Seller in all material respects (and, where the non-payment of same by a third party could materially adversely affect the ownership, operation, value or use of an Oil and Gas Property after the Effective Date, have been and are being made, to Seller's knowledge, by such third parties). For the purposes of the representations contained in this Section (and without limitation of such representations), the non-payment of an amount, or non-performance of an obligation, where such non-payment, or non-performance, could result in the forfeiture or termination of rights of Seller under a Basic Document, shall be considered material.

         Section 4.8. Commitments, Abandonments or Proposals. Except as set forth in Section 4.8 of the Seller Disclosure Schedule: (a) Seller has incurred no expenses, and has made no commitments to make expenditures (including, without limitation, Seller has not entered into any agreements that would obligate Buyer to make expenditures), in connection with (and no other obligations or liabilities have been incurred which would adversely affect) the ownership or operation of the Properties after the Effective Date, other than routine expenses incurred in the normal operation of existing wells on the Oil and Gas Properties; (b) Seller has not abandoned any wells (or removed any material items of equipment, except those replaced by items of materially equal suitability) on the Oil and Gas Properties since the Effective Date; and (c) no proposals are currently outstanding (whether made by Seller or by any other party) to drill additional wells, or to deepen, plug back, or rework existing wells, or to conduct other operations for which consent is required under the applicable operating agreement, or to conduct any other operations other than normal operation of existing wells on the Oil and Gas Properties, or to abandon any wells, on the Oil and Gas Properties.

         Section 4.9. Production Sales Contracts. There exist no agreements or arrangements for the sale of production from the Oil and Gas Properties (including without limitation, calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than
(a) production sales contracts (in this Section, the "Scheduled Production Sales Contracts") disclosed in Section 4.9 of the Seller Disclosure Schedule or (b) agreements or arrangements which are cancelable on 90 days notice or less without penalty or detriment. Seller is presently receiving a price for all production from (or attributable to) each Oil and Gas Property covered by a Scheduled Production Sales Contract as computed in accordance with the terms of such contract, and is not having deliveries of gas from any Oil and Gas Property subject to a Scheduled Production Sale Contract curtailed substantially below such property's delivery capacity.

         Section  4.10.  Plugging  and  Abandonment.  Except for wells listed in
Section 4.10 of the Seller Disclosure Schedule, there are no dry holes, or shut in or otherwise inactive wells, located on the Oil and Gas Properties or on lands pooled or unitized therewith, except for wells that have been plugged and abandoned, and except for wells drilled to depths not included within the Oil and Gas Properties or within units in which the Oil and Gas Properties participate which have never been completed in such depths.

         Section 4.11. Licenses and Permits. Seller has all governmental licenses and permits necessary or appropriate to own and operate the Properties as presently being owned and operated, if the failure to have such license or permit would have a material adverse affect with respect to the Properties, and such licenses, permits and filings are in full force and effect (and are transferrable to Buyer or are subject to being routinely replaced by a license or permit issued to Buyer as a successor owner of the Properties), and Seller has not received written notice of any violations in respect of any such licenses or permits.

         Section 4.12. Area of Mutual Interest and Other Agreements; Tax Partnerships. No Oil and Gas Property is subject to (or has related to it) any area of mutual interest agreements. No Oil and Gas Property is subject to (or has related to it) any farm-out or farm-in agreement under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Effective Date. No Oil and Gas Property is subject to (or has related to it) any tax partnership.

         Section 4.13. Payment of Expenses. All expenses (including, without limitation, all bills for labor, materials and supplies used or furnished for use in connection with the Properties, and all severance, production, ad valorem, windfall profit and other similar taxes) relating to the ownership or operation of the Properties, have been, and are being, paid (timely, and before the same become delinquent) by Seller, except such expenses and taxes as are disputed in good faith by Seller and for which an adequate accounting reserve has been established by Seller.

         Section 4.14. Compliance with Laws. As to Properties operated by Seller and, to Seller's knowledge with respect to Properties operated by third parties, the ownership and operation of the Properties, to the extent that non-conformance could adversely affect the ownership, operation, value or use thereof after the Effective Date (or otherwise affect Buyer), has been in conformity, in all material respects, with all applicable laws, and all applicable rules, regulations and orders of all governmental agencies having jurisdiction, relating to the Properties. Without in any way limiting the foregoing representations, the Properties are not in violation of (or subject to any existing, pending or, threatened investigation or inquiry by any governmental authority, or to any remedial obligations under) any applicable laws, rules, regulations or orders pertaining to health or the environment, including those relating to waste materials or hazardous substances (hereinafter sometimes collectively called "applicable environmental laws"). Seller undertook, at the times of its respective acquisitions of the Properties, appropriate inquiry into the previous ownership and uses of the Properties consistent with good commercial or customary practice, and Seller has taken reasonable steps necessary to determine and has determined that no hazardous substances or solid wastes (as defined in the applicable environmental laws) have been disposed of or otherwise released on or to the Properties. Also without limitation of the foregoing, all oil and gas wells comprising a part of the Properties have been drilled and completed within the boundaries of the applicable leases or within limits otherwise permitted by a valid and enforceable pooling, unit, or other agreement or contract or by applicable law, and no well comprising a part of the Properties is or was subject to any penalty on allowables after the Effective Date because of any over-production (or any other judgments, orders or decrees of any court or governmental authority or agency) which would (or did) prevent such well from being entitled to its full legal and regular allowable (as prescribed by any court or governmental body or agency) from and after the Effective Date.

         Section 4.15. Information furnished to Cawley, Gillespie & Associates. All information furnished by Seller or its representatives to Cawley, Gillespie & Associates, Inc. in connection with the preparation of the initial reserve report was true and correct in all material respects.

         Section 4.16. Disclaimer of Warranties. Other than those expressly set out in this Article IV or in Exhibit 9.2(a), Seller hereby expressly disclaims any and all representations or warranties with respect to the Properties or the transaction contemplated hereby, and Buyer agrees that the Properties are being sold by Seller "where is" and "as is", with all faults. Specifically as a part of (but not in limitation of) the foregoing, Buyer acknowledges that Seller has not made, and Seller hereby expressly disclaims, any representation or warranty (express, implied, under common law, by statute or otherwise) as to the condition of the Properties (INCLUDING WITHOUT LIMITATION, SELLER DISCLAIMS ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS).

         Buyer acknowledges that it has made its own independent examination, investigation, analysis and evaluation of the Properties, including Buyer's own estimate of the value of the Properties. Buyer acknowledges that it has undertaken such due diligence as Buyer deems adequate, including that described above. Buyer acknowledges and agrees that neither Seller nor any of its
shareholders,   officers,   directors,   employees   or  other   representatives
(collectively, the "Seller Parties") shall be deemed to have made any representation or warranty other than as expressly set forth herein. Without limiting the generality of the foregoing and notwithstanding any otherwise express representations and warranties made by any of the Seller Parties herein, the Seller Parties make no representation or warranty with respect to:

                  (a) any projections, estimates or budgets heretofore delivered to or made available to Buyer of future revenues, expenses or expenditures or future results of operations; or

                  (b) except as expressly covered by a representation and warranty contained herein, any other information or documents (financial or otherwise) made available to Buyer or its counsel, accountants, advisers or representatives.


                                    ARTICLE V

                     Representations and Warranties of Buyer

         Section 5.1. Organization and Existence. Buyer is a limited partnership duly organized, legally existing and in good standing under the laws of its state of incorporation, and is qualified to do business in the State of Texas.

         Section 5.2. Power and Authority. Buyer has full partnership power and partnership authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Buyer of this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary partnership action of Buyer.

         Section 5.3. Valid and Binding Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes, and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         Section 5.4. Non-Contravention. The execution, delivery, and performance by Buyer of this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a violation of any provision of the partnership agreement or other governing instruments of Buyer, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties may be bound,
(c) result in the creation or imposition of any lien or other encumbrance upon the properties of Buyer, or (d) violate any applicable law, rule or regulation binding upon Buyer.

         Section 5.5. Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by Buyer in connection with the execution, delivery, or performance by Buyer of this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby.

         Section 5.6. Pending Litigation. There are no pending suits, actions, or other proceedings in which Buyer is a party which affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         Section 5.7. Knowledgeable Purchaser. Buyer is a knowledgeable purchaser, owner and operator of oil and gas properties, has the ability to evaluate (and in fact has evaluated) the Properties for purchase, and is acquiring the Properties for its own account and not with the intent to make a distribution within the meaning of the Securities Act (and the rules and regulations pertaining thereto) or a distribution thereof in violation of any other applicable securities laws. Buyer is an Accredited Investor within the meaning of the Securities Act.


                                   ARTICLE VI

                   Certain Covenants of Seller Pending Closing

         Section 6.1. Access to Files. From the date hereof until Closing, Seller will give Buyer, and its attorneys and other representatives, access at all reasonable times to the Properties and to any contract files, lease or other title files, production files, well files and other files of Seller pertaining to the ownership and/or operation of the Properties, and Seller will use its reasonable best efforts to arrange for Buyer, and its attorneys and other representatives, to have access to any such files in the office of Seller. Seller shall not be obligated to provide Buyer with access to any records or data which Seller cannot provide to Buyer without, in its opinion, breaching confidentiality agreements with other parties.

         All access to the Properties shall be at the sole cost, risk and expense of Buyer, and Buyer agrees to indemnify Seller from any and all losses which may result, directly or indirectly, from Buyer's inspection of the Properties. All information obtained by Buyer shall be maintained in strict confidence, for use solely in connection with its evaluation of the Properties, and shall not be disclosed to any other party without Seller's prior written consent.

         Section 6.2. Conduct of Operations. Seller will (a) continue the routine operation of the Properties in the ordinary course of business and as would a prudent operator, (b) operate the Properties in conformity (in all material respects) with all applicable laws, and all applicable rules, regulations and orders of all governmental agencies having jurisdiction, and in conformity with all oil, gas and/or mineral leases, and in conformity (in all material respects) with all Basic Documents other than such leases, and (c) fulfill all obligations (including without limitation all obligations to make payments under leases or other Basic Documents) under such leases, and (in all material respects) under such other Basic Documents and (in all material respects) under such laws, rules, regulations and orders (without limitation of the foregoing, the failure to perform an obligation, when such failure could result in forfeiture or termination of rights of Seller under a Basic Document, shall be considered material).

         Section 6.3. Restrictions on Certain Actions. Seller will not, without Buyer's prior consent:

         (a)  expend  any  funds,  or  make  any  commitments  to  expend  funds
(including, without limitation, entering into new agreements which would obligate Seller to expend funds), or otherwise incur any other obligations or liabilities, in connection with the ownership or operation of the Properties after the Effective Date, other than routine expenses incurred in the normal operation of the existing wells on the Oil and Gas Properties, except in the event of an emergency requiring immediate action to protect life or preserve the Properties;

         (b) except where necessary to prevent the termination of an oil and gas lease or other material agreement governing Seller's interest in the Properties, propose the drilling of any additional wells, or propose the deepening, plugging back or reworking of any existing wells, or propose the conducting of any other operations which require consent under the applicable operating agreement, or propose the conducting of any other operations other than the normal operation of the existing wells on the Oil and Gas Properties, or propose the abandonment of any wells on the Oil and Gas Properties (and Seller agrees that it will advise Buyer of any such proposals made by third parties and will respond to each such proposal made by a third party in the manner requested by Buyer),;

         (c) sell, transfer or abandon any portion of the Properties other than items of materials, supplies, machinery, equipment, improvements or other personal property or fixtures forming a part of the Properties (and then only if the same is replaced with an item of substantially equal suitability, free of liens and security interests, which replacement item will then, for the purposes of this Agreement, become part of the Properties) ; or

         (d) release (or permit to terminate), or modify or reduce its rights under, any oil, gas and/or mineral lease forming a part of the Oil and Gas Properties, or any other Basic Document, or enter into any new agreements which would be Basic Documents, or modify any existing production sales contracts or enter into any new production sales contracts, except contracts terminable by Seller with notice of sixty (60) days or less.

         Section 6.4. Payment of Expenses. Seller will cause all expenses (including, without limitation, all bills for labor, materials and supplies used or furnished for use in connection with the Property and all severance, production, windfall profit and similar taxes) relating to the ownership or operation of the Properties prior to the date of Closing to be promptly paid and discharged, except for expenses disputed in good faith.

         Section 6.5. Preferential Rights and Third Party Consents. Seller will request, from the appropriate parties (and in accordance with the documents creating such rights and/or requirements), waivers of the preferential rights to purchase, or requirements that consent to assignment be obtained, which are identified on Exhibit 6.5. Seller shall have no obligation hereunder other than to so request such waivers (i.e., Seller shall have no obligation to assure that such waivers are obtained), and if all such waivers (or any other waivers of preferential rights to purchase or requirements that consent be obtained to assignment, even if the same are not listed on such Exhibit 6.5) are not obtained, Buyer may treat any waiver which is not obtained as a matter which causes Seller's title to not be sufficient to meet the standards set forth in
Article VII; provided, however, that if the unobtained waiver is a waiver of a preferential right to purchase, and if both Buyer and Seller agree to this treatment of such matter (and agree upon an appropriate allocation of the Purchase Price), Seller will tender (at the agreed allocated portion of the Purchase Price) the required interest in the Property affected by such unwaived preferential right to purchase to the holder, or holders, of such right who have elected not to waive such preferential right to purchase, and if, and to the extent that, such preferential right to purchase is exercised by such party or parties, such interest in such Property will be excluded from the transaction contemplated hereby and the Purchase Price will be reduced by the amount paid, or to be paid, by the party exercising such preferential right to purchase (and Seller shall collect such amount from such purchaser).


                                   ARTICLE VII

                            Due Diligence Examination

         Section 7.1.  Inspection and Assertion of Defects.

         (a) Buyer may, to the extent it deems appropriate, conduct, at its sole cost, such title examination or investigation as it may choose to conduct with respect to the Properties. Should, as a result of such examination and investigation, or otherwise, matters come to Buyer's attention which would constitute "Defects" (as below defined), and should there be one or more of such Defects which Buyer determines it is unwilling to waive and close the transaction contemplated hereby notwithstanding the fact that such Defects exist, Buyer shall notify Seller in writing of such Defects at or prior to Closing. Such Defects of which Buyer so provides notice are herein called "Asserted Defects." All Defects with respect to which Buyer fails to so give Seller notice will be deemed waived for all purposes. In the event that Buyer notifies Seller of Asserted Defects, Seller shall have the right (but not the obligation) to attempt to cure, such Asserted Defects to the reasonable satisfaction of Buyer, and for the purpose of curing such Asserted Defects, Seller may on written notice to Buyer elect to delay Closing for a period not to exceed 14 days.

         (b) The term "Defect" as used in this Section shall mean the following:

                  (i) Seller's ownership of the Properties is such that, with respect to a well listed on Exhibit 7.1(b)(i) hereto, it (A) entitles Seller to receive a percentage share of the oil, gas and other hydrocarbons produced from, or allocated to, such well which is less than the percentage share set forth on Exhibit 7.1(b)(i) in connection with such well in the column headed "NRI" or (B) causes Seller to be obligated to bear a percentage share of the cost of operation of such well greater than the percentage share set forth on Exhibit 7.1(b)(i) in connection with such well in the column headed "WI" (unless the share of production from such well to which Seller is entitled is proportionately larger than the "NRI" shown for such well on Exhibit 7.1(b)(i)); or

                  (ii) Seller's ownership of an Oil and Gas Property is subject to a lien other than (A) a lien for taxes not yet delinquent, or (B) a mechanic's or materialmen's lien (or other similar lien), or a lien under an operating agreement or similar agreement, to the extent the same relates to expenses incurred which are not yet due; or

                  (iii) Seller's ownership of an Oil and Gas Property is subject to a preferential right to purchase such property or a requirement that consent to assignment of such property be obtained, unless a waiver of such right has been obtained with respect to the transaction contemplated hereby or, in the case of a preferential right to purchase, an appropriate tender of the applicable interest has been made to the party holding such right and the period of time required for such party to exercise such right has expired without such party exercising such right; or

                  (iv) Seller's ownership of an Oil and Gas Property is subject to an imperfection in title which, if asserted, would cause a Defect, as defined in clause (i) above, to exist, and such imperfection in title is not such as would normally be waived by persons engaged in the oil and gas business who are purchasing producing properties; or

                  (v) An Oil and Gas Property is subject to a makeup obligation to satisfy take-or-pay payments or other prepayments for production previously received by Seller; or

                  (vi) Seller is in an overproduced position with respect to an Oil and Gas Property (e.g., Seller and/or its predecessors in title have taken more gas than their ownership in such Oil and Gas Property would entitle them to take), and such overproduced position is greater than that shown on Exhibit 7.1(b)(vi).

                  Buyer acknowledges that the wells indicated with an asterisk (*) on Exhibit 7.1(b)(i) are subject to that certain Assignment of Oil and Gas Leases with Reservation of Production Payment dated effective as of August 1, 1995, from Dalen Resources Oil & Gas Co. to TGas
         Investments LLC, and Buyer agrees that such Assignment shall not constitute a Defect as provided in Section 7.1(b)(i), provided that the Net Profits Account upon which the Production Payment reserved therein is payable shall be credited with a percentage share of the oil, gas and other hydrocarbons produced from, or allocated to, such well which is not less than the percentage share set forth on Exhibit 7.1(b)(i) in connection with such well in the column headed "NRI" and shall be charged with a percentage share of the cost of operation of such well not greater than the percentage share set forth on Exhibit 7.1(b)(i) in connection with such well in the column headed "WI", and further provided that the option to purchase such wells which is included in the TGas Contracts, if exercised, would entitle Buyer to a percentage share of the oil, gas and other hydrocarbons produced from, or allocated to, such well which is not less than the NRI set forth on
         Exhibit 7.1(b)(i) and would obligate Buyer to bear a percentage share of the cost of operation of such well not greater than the WI set forth on Exhibit 7.1(b)(i) in connection with such wells.

         Section 7.2.  Certain Price Adjustments.

         (a) In the event that, as a part of the due diligence review provided for in Section 7.1 above, Asserted Defects are presented to Seller and Seller is unable (or unwilling) to cure such Asserted Defects prior to Closing, or in the event that Buyer has elected to treat an Oil and Gas Property affected by a casualty loss as if it was an Oil and Gas Property affected by an Asserted Defect (as provided in Article XII), then:

                  (i) Buyer and Seller shall, with respect to each Oil and Gas Property affected by one or more Asserted Defects, attempt to agree upon an appropriate adjustment to the Purchase Price to account for such Asserted Defects; and

                  (ii) with respect to each Oil and Gas Property as to which Buyer and Seller are unable to agree upon an appropriate adjustment with respect to all Asserted Defects affecting such Oil and Gas Property, such Oil and Gas Property will be excluded from the transaction contemplated hereby, and the Purchase Price will be reduced by the amount attributed on Exhibit 7.2 to such Oil and Gas Property.

Notwithstanding anything herein to the contrary, Buyer may elect to specify as an appropriate adjustment to the Purchase Price (A) for an Asserted Defect of the type which is specified in Section 7.1(b)(i) or Section 7.1(b)(iv), and which relates to the NRI specified on Exhibit 7.1(b)(i), an amount equal to X multiplied by Y, where "X" is the amount specified on Exhibit 7.2 for the Oil and Gas Property to which such Defect relates, and where "Y" is the proportionate reduction in such NRI (e.g., the amount by which the share of production to which Seller is actually entitled is less than the NRI specified for such Oil and Gas Property on Exhibit 7.1(b)(i), divided by such NRI specified on Exhibit 7.1(b)(i)), or (B) for a Defect of the type specified in
Section 7.1(b)(ii), Section 7.1(b)(v), or Section 7.1(b)(vi), the amount required to discharge such lien, or the amount represented by the loss of volumes required to discharge such make up obligation or overproduced position, which amounts shall, in the case of a make up obligation or overproduced position, be the discounted present value of the volumes required to discharge such obligation, determined by using a 10% discount rate and assuming the same would be discharged as promptly as possible (under the terms of applicable agreements) after the Closing Date assuming production occurs at the same rate as projected in projections of production furnished by Buyer as (and represented by Buyer to be) its projections used in making its decision to purchase (and valuing such production using prices for production utilized in such projections).

         (b) Should Seller determine (or should Buyer, in the course of its due diligence review contemplated by Section 7.1, determine) that the ownership of the Properties by Seller entitles Seller to a share of the production from a well listed on Exhibit 7.1(b)(i) greater than the share shown for such well under the column headed "NRI" on Exhibit 7.1(b)(i), or that Seller is in an underproduced position with respect to an Oil and Gas Property (e.g., Seller and/or its predecessors in title have taken less gas than their ownership in such Oil and Gas Property would entitle them to take), or is in an overproduced position less than that shown on Exhibit 7.1(b)(vi), then Seller shall be entitled to an upward adjustment to the Base Purchase Price to account for such fact, in which case such adjustment shall be handled in a similar manner as provided above with respect to adjustments for Asserted Defects; provided that the party making such determination shall notify the other party of the proposed upward adjustment at or prior to Closing.

         Section 7.3. Waiver. Without limiting Section 7.1 and notwithstanding anything else herein to the contrary, all Defects not raised by Buyer within the time period specified in Section 7.1 shall be waived by Buyer for all purposes, and Buyer shall have no right to seek an adjustment to the Purchase Price, make a claim against Seller or seek indemnification from Seller with respect thereto, and all proposed upward adjustments not raised by Seller within the time period specified in Section 7.1 shall be waived by Seller for all purposes, and Seller shall have no right to seek an adjustment to the Purchase Price, make a claim against Buyer or seek indemnification from Buyer with respect thereto.


                                  ARTICLE VIII

             Conditions Precedent to the Obligations of the Parties

         Section 8.1. Conditions Precedent to the Obligations of Buyer. The obligations of Buyer under this Agreement are subject to each of the following conditions being met:

         (a) Each and every representation of Seller under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all respects except as to changes specifically contemplated by this Agreement or consented to by Buyer.

         (b) Seller shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Buyer) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

         (c) Seller shall have delivered a certificate executed by the president of Seller dated the Closing Date, representing and certifying in such detail as Buyer may reasonably request that the conditions set forth in subsections (a) and (b) above have been fulfilled.

         (d) No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

         (e) The total of the net Purchase Price reductions (if any) which result from the application of Section 7.2 do not exceed 5% of the Purchase Price.

         (f) The conditions to the obligation of the limited partner of Buyer to make the capital contribution to Buyer under Section 3.2(a) of the Agreement of Limited Partnership of Buyer dated November 12, 1998, have been satisfied in accordance with the terms of such section.

         (g) Buyer shall have received a release of liens, executed in recordable form by Bankers Trust Company, Agent, in form and substance agreeable to Buyer, effective as to all liens covering or affecting the Properties.

         (h) Buyer shall have received all third-party consents, waivers or other acts prerequisite to an effective transfer of the TGas Contracts.

If any such condition on the obligations of Buyer under this Agreement is not met as of the Closing Date, or in the event the Closing does not occur on or before the Closing Date, and (in either case) Buyer is not in breach of its obligations hereunder, this Agreement may, at the option of Buyer, be terminated, in which case the parties shall have no further obligations to one another hereunder (other than the obligations under Article XIV and Section 15.5, which will survive such termination).

         Section 8.2. Conditions Precedent to the Obligations of Seller. The obligations of Seller under this Agreement are subject to each of the following conditions being met:

         (a) Each and every representation of Buyer under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all respects except as to changes specifically contemplated by this Agreement or consented to by Seller.

         (b) Buyer shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Seller) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

         (c) No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

         (d) The total of the net Purchase Price reductions (if any) which result from the application of Section 7.2 do not exceed 5% of the Purchase Price.

         (e) Seller shall have received an opinion of Jeffries & Company, in form, scope and substance agreeable to Seller, to the effect that the transactions contemplated hereby are financially fair.

         (f) Buyer and Seller shall have entered into a mutually acceptable AAPL Form 610 (1982) Model Form Contract Operating Agreement designating Seller as contract operator under those Oil and Gas Properties currently owned 100% by Seller, which shall incorporate the accounting procedure attached as Exhibit 5.6 to the Partnership Agreement.

         (g) Seller shall have received the consent of its lenders pursuant to that certain Amended and Restated Credit Agreement dated as of November 14, 1996, by and among Seller, Bankers Trust Company and ING (U.S.) Capital Corporation, as Co-Agents, and the Banks named therein, as amended.

If any such condition on the obligations of Seller under this Agreement is not met as of the Closing Date, or in the event the Closing does not occur on or before the Closing Date, and (in either case) Seller is not in breach of its obligations hereunder in the absence of Buyer also being in breach of its obligations hereunder, this Agreement may, at the option of Seller, be terminated, in which case the parties shall have no further obligations to one another hereunder (other than the obligations under Article XIV and Section 15.5, which will survive such termination).


                                   ARTICLE IX

                             Closing of Transaction

         Section 9.1. The Closing. The closing (herein called the "Closing") of the transaction contemplated hereby shall take place in the offices of Thompson & Knight, P.C., at 1700 Chase Tower, 600 Travis Street, Houston, Texas, at 10:00 a.m. Central Daylight Time, on November 20, 1998, or at such other date and time as the Buyer and Seller may mutually agree upon (such date and time being herein called the "Closing Date").

         Section 9.2. Seller's Closing Obligations. At the Closing, Seller shall:

                  (a) execute, acknowledge and deliver to Buyer an assignment of the Properties (the "Assignment"), in the form attached hereto as
         Exhibit 9.2(a), effective as to runs of oil and deliveries of gas as of 9:00 o'clock a.m., Central Daylight Time on October 1, 1998 (the "Effective Date");

                  (b) execute, acknowledge and deliver to Buyer such assignments or other instruments as Buyer may reasonably request so as to fully and effectively transfer and assign the TGas Contracts to Buyer as of the Effective Date;

                  (c) execute, acknowledge and deliver to Buyer assignments of the Properties on forms promulgated or required by the Bureau of Land Management, the State of Wyoming, or other authorities having or asserting regulatory jurisdiction over the Properties;

                  (d) deliver a copy of the resolutions adopted by the board of directors of Seller authorizing Seller to execute and deliver this Agreement and all related documents and instruments and to perform its obligations hereunder and thereunder, which copy shall be certified by the secretary or assistant secretary of Seller;

                  (e) deliver to Buyer a certificates of existence and good standing issued by the Secretary of State of Nevada and dated no earlier than five business days prior to the Closing Date; and

                  (f) to the extent requested by Buyer, execute and deliver to Buyer (i) letters in lieu of transfer orders (or similar documentation), in form acceptable to both parties, and, (ii) an affidavit or other certification (as permitted by such code) that Seller is not a "foreign person" within the meaning of Section 1445 (or similar provisions) of the Internal Revenue Code of 1986 as amended (i.e., Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in such code and regulations promulgated thereunder).

         Section 9.3. Buyer's Closing Obligations. At the Closing, Buyer shall:

                  (a) execute, acknowledge and deliver to Buyer a counterpart of the Assignment; and

                  (b) deliver to the Seller, by wire transfer to an account designated by Seller in a bank located in the United States, an amount equal to the Adjusted Purchase Price.

         Section 9.4. Delivery of Files. No later than 15 days after the Closing, Seller shall deliver to Buyer such of Seller's contract files, lease and other title files, production files, well files and other files pertaining to the ownership and/or operation of the Properties as Buyer may request.

                                    ARTICLE X

                         Certain Accounting Adjustments.

         Section 10.1. Adjustments. Appropriate adjustments shall be made between Buyer and Seller so that (a) all expenses (including, without limitation, all drilling costs, all capital expenditures, and all overhead charges under applicable operating agreements, and all other overhead charges actually charged by third parties) which are incurred in the operation of the Properties after the Effective Date will be borne by Buyer, and all proceeds (net of applicable production, severance, and similar taxes) from the sale of oil, gas and/or other minerals produced from the Oil and Gas Properties after the Effective Date will be received by Buyer, and (b) all expenses which are incurred in the operation of the Properties before the Effective Date will be borne by Seller and all proceeds (net of applicable production, severance, and similar taxes) from the sale of oil, gas and/or other minerals produced therefrom before the Effective Date will be received by Seller. It is agreed that, in making such adjustments: (i) oil which was produced from the Oil and Gas Properties and which was, on the Effective Date, stored in tanks located on the Oil and Gas Properties (or located elsewhere but used to store oil produced from the Oil and Gas Properties prior to delivery to oil purchasers) and above pipeline connections shall be deemed to have been produced before the Effective Date (it is recognized that such tanks were not gauged on the Effective Date for the purposes of this Agreement and that determination of the volume of such oil in storage will be based on the best available data, which may include estimates), and (ii) ad valorem taxes assessed with respect to a period which the Effective Date splits shall be prorated based on the number of days in such period which fall on each side of the Effective Date (with the day on which the Effective Date falls being counted in the period after the Effective Date), and
(iii) no consideration shall be given to the local, state or federal income tax liabilities of any party.

         Section 10.2.  Closing and Post-Closing Accounting Settlements.

         (a) At or before Closing, the parties shall determine, based upon the best information reasonably available to them, the amount of the adjustments provided for in Section 10.1. If the amount of adjustments so determined which would result in a credit to Buyer exceed the amount of adjustments so determined which would result in a credit to Seller, Buyer shall receive a credit, for the amount of such excess, against the Purchase Price to be paid at Closing, and, if the converse is true, Buyer shall pay to Seller, at Closing (in addition to amounts otherwise then owed), the amount of such excess.

         (b) On or before 90 days after Closing, Buyer and Seller shall review any additional information which may then be available pertaining to the adjustments provided for in Sections 10.1, shall determine if any additional adjustments (whether the same be made to account for expenses or revenues not considered in making the adjustments made at Closing, or to correct errors made in such adjustments) should be made beyond those made at Closing, and shall make any such adjustments by appropriate payments from Seller to Buyer or from Buyer to Seller. Following such additional adjustments, no further adjustments shall be made under this Article X.

                                   ARTICLE XI

                         Assumption and Indemnification

         Section 11.1. Seller's Indemnification Obligations. Seller shall, on the date of Closing, agree (and, upon delivery to Buyer of the Assignment, shall be deemed to have agreed), subject to the limitations and procedures contained in this Article XI and in Section 15.1, following the Closing, to indemnify and hold Buyer harmless from and against any and all claims, obligations, actions, liabilities, damages or expenses (collectively, "Buyer's Losses") (a) resulting from any misrepresentation or breach of any warranty, covenant or agreement of Seller contained in this Agreement or any certificate delivered by Seller at the Closing, or (b) relating to injuries (including death) to persons or damages to property (including environmental damage), failure to make required payments under the applicable leases governing the Oil and Gas Properties arising out of operations prior to the Effective Date, or the obligations of Seller arising prior to the Effective Date under any of the contracts or agreements assumed by Buyer pursuant hereto.

         Section 11.2. Buyer's Indemnification Obligations. Buyer shall, on the date of Closing, agree (and, upon delivery to Buyer of the Assignment, shall be deemed to have agreed), subject to the limitations and procedures contained in this Article XI and in Section 15.1, following the Closing, to indemnify and hold Seller harmless from and against any and all claims, obligations, actions, liabilities, damages, costs or expenses, (collectively, "Seller's Losses") (a) resulting from any misrepresentation or breach of any warranty, covenant or agreement of Buyer contained in this Agreement or any certificate delivered by Buyer at the Closing, or (b) relating to injuries (including death) to persons or damages to property (including environmental damage), failure to make required  payments  under  the  applicable  leases  governing  the  Oil  and Gas
Properties arising out of operations after the Effective Date, or the obligations of Buyer arising after the Effective Date under any of the contracts or agreements assumed by Buyer pursuant hereto.

         Section 11.3. Net Amounts. Any amounts recoverable by any party pursuant to this Article XI with respect to any Buyer's Loss or Seller's Loss, as the case may be, shall be increased by any net tax costs to the indemnified party (taxes incurred with respect to any indemnity payment less tax benefits resulting from the circumstances serving as the basis for such Buyer's Loss or Seller's Loss, as the case may be) and shall be decreased by (i) any net tax benefit to the indenified party (tax benefits less taxes incurred, as calculated above), and (ii) insurance proceeds or other amounts relating to such Buyer's Loss or Seller's Loss, as the case may be, paid to such indemnified party by any person (other than any affiliate of such indemnified party) not a party to this Agreement.

         Section 11.4. Notice of Claim. If  indemnification  pursuant to Section
11.1 or 11.2 is sought, the party seeking indemnification (the "Indemnitee") shall give written notice to the indemnifying party of an event giving rise to the obligation to indemnify, describing in reasonable detail the factual basis for such claim, and shall allow the indemnifying party to assume and conduct the defense of the claim or action with counsel reasonably satisfactory to the Indemnitee, and cooperate with the indemnifying party in the defense thereof; provided, however, that the omission to give such notice to the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the Indemnitee, except to the extent that the indemnifying party is prejudiced by the failure to give such notice. The Indemnitee shall have the right to employ separate counsel to represent the Indemnitee if the Indemnitee is advised by counsel that an actual conflict of interest makes it advisable for the Indemnitee to be represented by separate counsel and the reasonable expenses and fees of such separate counsel shall be paid by the indemnifying party.

         Section 11.5. Indemnification Exclusive Remedy. Indemnification pursuant to the provisions of this Article XI shall be the exclusive remedy of the parties hereto for any misrepresentation or breach of any warranty, covenant or agreement contained in this Agreement or in any closing document executed and delivered pursuant to the provisions hereof or thereof, or any other claim arising out of the transactions contemplated by this Agreement.

         Section 11.6. No Assumption. Notwithstanding anything provided herein to the contrary, Buyer does not assume any obligation or liability whatsoever arising out of or relating to the TGas Contracts, to the extent such obligation or liability is associated with Credit Payments, the Recourse Note, Tax Audits (as defined in the TGas Contracts), or other tax issues, and Seller hereby agrees to indemnify and hold Buyer harmless from and against any and all claims, obligations, actions, liabilities, damages, or expenses, including reasonable attorney's or consultant's fees and expenses, so arising, whether before or after Closing.

                                   ARTICLE XII

                                  Casualty Loss

         In the event of damage by fire or other casualty to the Properties after the Effective Date and prior to the Closing, then this Agreement shall remain in full force and effect, and (unless Buyer and Seller shall otherwise agree) in such event

         (a) as to each such Property so damaged which is an Oil and Gas Property, then, at Buyer's election, either (i) such Property shall be treated as if it had an Asserted Defect associated with it and the procedure provided for in Article 7 shall be applicable thereto, or (B) the Purchase Price will not be adjusted, and if Seller should be entitled to make any claims under any insurance policy with respect to such damage, Seller shall, at Seller's election, either collect (and when collected pay over to Buyer), or assign to Buyer, such claims, and

         (b) as to each such Property which is other than an Oil and Gas Property, Seller shall, at Seller's election, either collect (and when collected pay over to Buyer), or assign to Buyer, any and all insurance claims relating to such loss, and Buyer shall take title to the Property affected by such loss without reduction of the Purchase Price.

                                  ARTICLE XIII

                                     Notices

         All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service (which provides a receipt), by telecopier (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the following addresses:



    If to Seller:      Abraxas Petroleum Corporation
                       500 N. Loop 1604 East
                       Suite 100
                       San Antonio, Texas  78232
                       Attention: Robert W. Carington
                       Fax No.: 210-490-8816

    If to Buyer:       Abraxas Wamsutter L.P.
                       500 N. Loop 1604 East
                       Suite 100
                       San Antonio, Texas  78232
                       Attention: Robert W. Carington
                       Fax No.: 210-490-8816

    With a copy to:    TIFD III-X Inc.
                       c/o GE Capital Services Structured Finance Group, Inc.
                       120 Long Ridge Road, Third Floor
                       Stamford, Connecticut 06927
                       Attention: Raymond W. Leyden
                       Fax No.: 203-357-6632


and shall be considered delivered on the date of receipt. Either Buyer or Seller may specify as its proper address any other post office address within the continental limits of the United States by giving notice to the other party, in the manner provided in this Article, at least ten (10) days prior to the effective date of such change of address.


                                   ARTICLE XIV

                                   Commissions

         (a) Seller agrees to indemnify and hold harmless Buyer from and against any and all claims, obligations, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Seller with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

         (b) Buyer agrees to indemnify and hold harmless Seller from and against any and all claims, obligations, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Buyer with any broker or finder in connection with this Agreement or the transaction contemplated hereby.


                                   ARTICLE XV

                              Miscellaneous Matters

         Section 15.1. Survival of Provisions. All representations and warranties of Seller or Buyer contained in this Agreement, any Schedule or in any certificate delivered at the Closing shall survive the Closing for a period of two years from the Closing Date (the "Indemnification Period"). Any claim for indemnification for a breach of representation or warranty pursuant to this Agreement must be made prior to the expiration of the Indemnification Period. Notwithstanding the foregoing, (i) the obligation of each party hereto to indemnify any other party hereto shall continue after the expiration of the Indemnification Period with respect to any matter which the party seeking indemnity hereunder shall have given the other party written notice of as provided herein prior to the expiration of the Indemnification Period, and (ii) the obligations of Seller to indemnify Buyer under Section 11.6 of this Agreement shall continue until the expiration of all applicable state and federal statutes of limitation that may apply to any party having an interest in the TGas Contracts.

         Section 15.2. Further Assurances. After the Closing, Seller shall execute and deliver, and shall otherwise cause to be executed and delivered, from time to time, such further instruments, notices, division orders, transfer orders and other documents, and do such other and further acts and things, as may be reasonably necessary to more fully and effectively grant, convey and assign the Properties to Buyer.

         Section 15.3. Binding Effect; Successors and Assigns. The Agreement shall be binding on the parties hereto and their respective successors and permitted assigns. Neither party shall have the right to assign its rights under this Agreement, without the prior written consent of the other party first having been obtained.

         Section 15.4. Imbalances. On the date of Closing (and, upon the delivery to Buyer of the Assignments), Buyer shall succeed to the position of Seller with respect to all gas imbalances. As a result of such succession Buyer shall (i) be entitled to receive any and all benefits, including payments of proceeds of production in excess of amounts which it would otherwise be entitled to produce and receive by virtue of ownership of the Oil and Gas Properties, which Seller would have been entitled to receive by virtue of such positions and
(ii) shall be obligated to suffer any detriments (whether the same be in the form of obligations to deliver production which would have otherwise been attributable to its ownership of the Oil and Gas Properties without receiving full payment therefor, or be in the form of the obligation to make payment in cash) which Seller would have been obligated to suffer by virtue of such positions.

         Section 15.5. Expenses. Each party shall bear and pay all expenses incurred by it in connection with the transaction contemplated by this Agreement.

         Section 15.6. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the parties with respect to such subject matter. Time is of the essence in this Agreement.

         Section 15.7. Public Statements. Seller and Buyer shall consult with each other with regard to all publicity and other releases at or prior to Closing concerning this Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, neither party shall issue any publicity or other release without the prior consent of the other party.

         Section 15.8. Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

         Section 15.9. Amendments. This Agreement may be amended, modified, supplemented, restated or discharged (and provisions hereof may be waived) only by an instrument in writing signed by the party against whom enforcement of the amendment, modification, supplement, restatement or discharge (or waiver) is sought.

         Section 15.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         Section 15.11. Counterparts. This Agreement may be executed in counterparts, all of which are identical and all of which constitute one and the same instrument. It shall not be necessary for Buyer and Seller to sign the same counterpart.

         Section 15.12. Arbitration. Any dispute arising out of or relating to this Agreement, any schedule, certificate or other document delivered by any party in connection with this Agreement or incident to the transactions contemplated hereby or thereby or the breach, inaccuracy, termination or validity hereof or thereof or otherwise arising out of or relating to the transactions contemplated hereby and thereby, or any other agreement among them or between any of them, whether entered into prior to, on or subsequent to the date of this Agreement or those arising under any federal, state or local law, regulation or ordinance, shall be determined by binding arbitration in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. If the amount in controversy in the arbitration exceeds Two Hundred Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs, or if a single neutral arbitrator cannot be agreed upon within thirty (30) calendar days after a dispute has arisen which is to be decided by arbitration, the arbitration shall be conducted by a panel of three (3) neutral arbitrators. Otherwise, the arbitration shall be conducted by a single neutral arbitrator. The parties shall endeavor to select neutral arbitrators by mutual agreement. If such agreement cannot be reached within thirty (30) calendar days after a dispute has arisen which is to be decided by arbitration, each party shall select its own neutral arbitrator within 15 days of the expiration of such 30-day period and the two neutral arbitrators so selected shall select a third neutral arbitrator within 10 days of the expiration of such 15-day period. The 3 persons thus selected shall be the arbitrators for such arbitration. If three
(3) arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three (3) arbitrators as provided hereinabove, then such sole arbitrator or the chairperson of such panel, as the case may be, shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be in writing and reasoned, shall be based on the evidence admitted and the substantive law of the State of Texas and shall contain an award for each issue and counterclaim. The award shall be made within thirty (30) days following the close of the final hearing and the filing of any post hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the parties hereto and the subject matter. Judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction. The place of arbitration shall be in Dallas, Texas. Each party shall be entitled to inspect and obtain a copy of relevant documents in the possession or control of the other party and to take depositions of the other parties' employees, agents, representatives and witnesses (including expert witnesses). All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. Each of the parties hereto hereby irrevocably submits to the jurisdiction of the courts of the State of Texas for entry of any arbitration decision or to obtain any preliminary relief which may be necessary and hereby consents to the enforcement by such courts of any award rendered in such arbitration.

         IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.


                    SELLER:

                    ABRAXAS PETROLEUM CORPORATION


                    By:    _____________________________________
                    Name:  _____________________________________
                    Title: _____________________________________



                    BUYER:

                    ABRAXAS WAMSUTTER L.P.
                    By: Wamsutter Holdings, Inc.
                        General Partner


                    By:    ______________________________________
                    Name:  ______________________________________
                    Title: ______________________________________

                                                           EXHIBIT 10.2

                                                           PARTNERSHIP AGREEMENT



                       AGREEMENT OF LIMITED PARTNERSHIP









                             Abraxas Wamsutter L.P.









                         Dated as of November 12 , 1998

                                TABLE OF CONTENTS


                                                                            Page


ARTICLE I
    Formation of Partnership...................................................1
        Section 1.1.   Formation...............................................1
        Section 1.2.   Name....................................................1
        Section 1.3.   Business................................................1
        Section 1.4.   Places of Business, Registered Agent and Addresses......2
        Section 1.5.   Term....................................................2
        Section 1.6.   Filings.................................................2

ARTICLE II
    Certain Definitions and References.........................................3
        Section 2.1.   Certain Defined Terms...................................3
        Section 2.2.   References and Construction............................11

ARTICLE III
    Capitalization............................................................12
        Section 3.1.   Capital Contributions of General Partner...............12
        Section 3.2.   Capital Contributions of Limited Partner...............12
        Section 3.3.   Request for Additional Capital Contributions
                              of Limited Partner..............................15
        Section 3.4.   Reduced Capital Contributions of Limited Partner.......18
        Section 3.5.   Payments of Capital Contributions......................18
        Section 3.6.   Non-payment of Capital Contributions...................19
        Section 3.7.   Interest on and Return of Capital Contributions........21

ARTICLE IV
    Allocations and Distributions.............................................21
        Section 4.1.   Allocation of Costs and Expenses.......................21
        Section 4.2.   Allocation of Revenues.................................22
        Section 4.3.   Income Tax Allocations.................................23
        Section 4.4.   Distributions..........................................25

ARTICLE V
    Partnership Property......................................................26
        Section 5.1.   Title to Partnership Property..........................26
        Section 5.2.   Execution and Delivery of the Purchase Agreement;
                             Acquisition of the Assets........................26

        Section 5.3.   Additional Acquisitions................................27
        Section 5.4.   Lease Sales............................................28
        Section 5.5.   Sales of Production....................................28
        Section 5.6.   Operations on Partnership Leases.......................29
        Section 5.7.   Hedge Arrangement......................................30

ARTICLE VI
    Management................................................................30
        Section 6.1.   Power and Authority of General Partner.................30
        Section 6.2.   Certain Restrictions on General Partner's Power
                              and Authority...................................30
        Section 6.3.   Duties and Services of General Partner.................32
        Section 6.4.   Liability of General Partner...........................33
        Section 6.5.   Limitations on Indemnification.........................33
        Section 6.6.   Costs, Expenses and Reimbursement......................34
        Section 6.7.   Organization Costs.....................................35
        Section 6.8.   Insurance..............................................35
        Section 6.9.   Tax Elections..........................................35
        Section 6.10.  Tax Returns............................................36
        Section 6.11.  Appointment of Trustee to Receive Payments.............37

ARTICLE VII
    Rights and Obligations of Limited Partner.................................37
        Section 7.1.   Rights of Limited Partner..............................37
        Section 7.2.   Limitations on Limited Partner.........................37
        Section 7.3.   Liability of Limited Partner...........................38
        Section 7.4.   Access of Limited Partner to Data......................38
        Section 7.5.   Withdrawal and Return of Capital Contribution..........38

ARTICLE VIII
    Books, Records, Reports and Bank Accounts.................................39
        Section 8.1.   Capital Accounts, Books and Records....................39
        Section 8.2.   Reports................................................41
        Section 8.3.   Bank Accounts..........................................43
        Section 8.4.   Information Relating to the Partnership................43
        Section 8.5.   Certain Notices........................................43

ARTICLE IX
    Assignments of Interests and Substitutions................................44
        Section 9.1.   Assignments by Limited Partner.........................44
        Section 9.2.   Assignment by General Partner..........................45
        Section 9.3.   Merger or Consolidation................................45
        Section 9.4.   Removal of General Partner.............................45
        Section 9.5.   Rights of General Partner Upon Removal.................46
        Section 9.6    Right of First Offer...................................47

ARTICLE X
    Dissolution, Liquidation and Termination..................................48
        Section 10.1.  Dissolution............................................48
        Section 10.2.  Withdrawal by General Partner and Reconstitution.......49
        Section 10.3.  Liquidation and Termination............................50
        Section 10.4.  Cancellation of Certificate............................52

ARTICLE XI
    Representations and Warranties............................................52
        Section 11.1.  Representations and Warranties of General Partner......52
        Section 11.2.  Representations and Warranties of Limited Partner......54

ARTICLE XII
    Miscellaneous.............................................................55
        Section 12.1.  Notices................................................55
        Section 12.2.  Amendments.............................................55
        Section 12.3.  Partition..............................................55
        Section 12.4.  Entire Agreement.......................................55
        Section 12.5.  No Waiver..............................................55
        Section 12.6.  Applicable Law.........................................55
        Section 12.7.  Successors and Assigns.................................55
        Section 12.8.  Exhibits...............................................56
        Section 12.9.  Survival of Representations and Warranties.............56
        Section 12.10. No Third Party Benefit.................................56
        Section 12.11. Public Announcements...................................56
        Section 12.12. Arbitration............................................56
        Section 12.13. Voting Rights..........................................57
        Section 12.14. Counterparts...........................................57

                        AGREEMENT OF LIMITED PARTNERSHIP

                             Abraxas Wamsutter L.P.


        THIS AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") is made and entered into this 12th day of November, 1998, by and between Wamsutter Holdings, Inc., a Wyoming corporation (herein sometimes called the "General Partner"), and TIFD III-X Inc., a Delaware corporation (herein sometimes called the "Limited Partner"). In consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                            Formation of Partnership

        Section I.1. Formation. Subject to the provisions of this Agreement, the parties hereto do hereby form a limited partnership (the "Partnership") pursuant to the provisions of the Texas Revised Limited Partnership Act (Article 6132a-1, Vernon's Texas Civil Statutes) (such Act, as amended from time to time, or any successor statute or statutes thereto, being called the "Act").

        Section I.2. Name. The name of the Partnership shall be Abraxas Wamsutter L.P. Subject to all applicable laws, the business of the Partnership shall be conducted in the name of the Partnership unless under the law of some jurisdiction in which the Partnership does business such business must be conducted under another name. In such a case, the business of the Partnership in such jurisdiction may be conducted under such other name or names as the General Partner shall determine to be necessary so long as it does not affect adversely the limited liability of the Limited Partner hereunder or jeopardize in any manner the title to or ownership of any Partnership Leases (as herein defined) or other assets. The General Partner shall cause to be filed on behalf of the Partnership such partnership or assumed or fictitious name certificate or certificates or similar instruments as may from time to time be required by law.

        Section I.3. Business. Subject to the other provisions of this Agreement, the business of the Partnership shall be: (a) to execute, deliver and perform that certain Purchase and Sale Agreement dated as of November 11, 1998 (the "Purchase Agreement"), by and between Parent (as defined herein), as seller (and Parent, in its capacity as seller under the Purchase Agreement, is sometimes referred to herein as "Seller"), and the Partnership, as buyer; (b) to acquire the Assets (as defined herein) upon the terms and conditions contained in the Purchase Agreement; (c) to acquire additional Leases (as defined herein);
(d) to hold, maintain, renew, explore, drill, develop and operate the Assets and such additional Leases; (e) to produce, collect, store, treat, deliver, market, sell or otherwise dispose of oil, gas and related hydrocarbons and minerals from the Assets and such additional Leases; (f) to farm-out, sell, abandon and otherwise dispose of the Assets, additional Leases and other Partnership assets;
(g) to enter into swaps, options, future contracts and other transactions to hedge or to otherwise minimize the risk associated with the fluctuation of prices to be received by the Partnership from the sale of oil, gas and related hydrocarbons and minerals from the Assets and any additional Leases acquired pursuant to the terms hereof; and (h) to take all such other actions incidental to any of the foregoing as the General Partner may determine to be necessary or appropriate. Notwithstanding the foregoing and any other provision of this Agreement, the Partnership shall not (i) acquire (A) any additional Leases, except as expressly provided herein, (B) any carbon-dioxide removal, sulfur removal or other equipment for the processing or treatment of gas or other hydrocarbons, whether on or off the Assets or additional Leases acquired pursuant to the terms hereof (other than equipment which the General Partner deems necessary or appropriate for the efficient operation of the Assets or additional Leases acquired pursuant to the terms hereof or the marketing of hydrocarbons therefrom, which equipment must be acquired as part of and at the same time as the acquisition of the Assets or an additional Lease or otherwise in accordance with this Agreement), (C) any refining facilities or (D) any transportation facilities except pipelines and gathering systems connecting the Assets or additional Leases acquired pursuant to the terms hereof with other gathering systems or transmission pipelines, or (ii) engage in the contract drilling business or any other business except as expressly permitted herein.

        Section I.4.       Places of Business, Registered Agent and Addresses.

        (a) The principal United States office and place of business of the Partnership and its street address shall be 500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232. The General Partner, at any time and from time to time, may change the location of the Partnership's principal United States office and place of business as the General Partner shall determine to be necessary or appropriate, provided notice thereof is concurrently given to the Limited Partner.

        (b) The registered office of the Partnership in Texas shall be 500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232, and the registered agent for service of process on the Partnership shall be the General Partner, a corporation whose business address is the same as the Partnership's registered office. The General Partner, at any time and from time to time, may change the Partnership's registered office or registered agent or both by complying with the applicable provisions of the Act and giving concurrent notice thereof to the Limited Partner and may establish, appoint and change additional registered offices and registered agents of the Partnership in such other states as the General Partner shall determine to be necessary or advisable.

         Section I.5. Term. The Partnership shall be formed and commence upon the completion of filing for record of an initial certificate of limited partnership of the Partnership with the Secretary of State of the State of Texas.

        Section  I.6.  Filings.  Upon the  request of the General  Partner,  the
Limited Partner shall promptly execute and deliver all such certificates and other instruments conforming hereto as shall be necessary for the General Partner to accomplish all filing, recording, publishing and other acts appropriate to comply with all requirements for the formation and operation of the Partnership as a limited partnership under the laws of the State of Texas and for the qualification or reformation and operation of the Partnership as a limited partnership in all other jurisdictions where the Partnership shall propose to conduct business (including the State of Wyoming). Prior to the conducting of any business in any jurisdiction, the General Partner shall: (a) to the full extent necessary to establish limited liability for the Limited Partner under the laws of such jurisdiction and otherwise to comply with the laws of such jurisdiction, cause the Partnership to comply with all requirements for the registration, qualification or reformation of the Partnership to conduct business as a limited partnership in such jurisdiction and (b) at the request of the Limited Partner, obtain an opinion of reputable counsel in such jurisdiction satisfactory in all respects to the Limited Partner as to such registration, qualification or reformation and as to the limited liability of the Limited Partner under the laws of such jurisdiction. Thereafter, the General Partner shall cause the Partnership to continue to comply with all such requirements and all other requirements necessary to maintain the limited liability of the Limited Partner in each jurisdiction where the Partnership does business and, upon timely request of the Limited Partner and within 60 days after the end of each calendar year commencing with the calendar year ending December 31, 1999, the General Partner shall furnish to the Limited Partner an opinion or opinions of legal counsel for the Partnership as to compliance with such requirements and such limited liability.


                                   ARTICLE II

                       Certain Definitions and References

        Section II.1. Certain Defined Terms. When used in this Agreement, the following terms shall have the respective meanings assigned to them in this
Section 2.1 or in the sections, subsections or other subdivisions referred to below:

        "Acquisition Cost" shall mean: (a) with respect to the purchase by the Partnership from the General Partner or its Affiliates of any Lease (exclusive of a purchase under the Purchase Agreement), the costs as described in clause
(b) immediately below incurred by the General Partner and/or its Affiliates in acquiring such Lease; and (b) with respect to the acquisition by the Partnership of any Lease other than those purchased pursuant to the Purchase Agreement or to clause (a) immediately above, the sum of (i) the price paid or contractually agreed to be paid for such Lease to the lessor, assignor or grantor of such Lease, including lease bonuses, advance rentals and other acquisition costs and
(ii) title insurance or examination costs, broker's commissions, attorneys' fees, due diligence fees, filing fees, recording costs, and transfer and sales taxes, if any, and other similar costs incurred with respect to such Lease in connection with its acquisition, but excluding any actual, allocated or imputed interest expense.

        "Act" shall have the meaning assigned to such term in Section 1.1.

        "Adjusted Capital Account" shall mean the capital account maintained for each Partner as of the end of each fiscal year (a) increased by (i) the amount of any unpaid Capital Contributions unconditionally agreed to be contributed by such Partner under Article III, if any, and (ii) an amount equal to such Partner's allocable share of the Partnership's Minimum Gain, as computed on the last day of such fiscal year in accordance with applicable Treasury Regulations, and (b) reduced by (i) the amount of all depletion deductions reasonably expected to be allocated to such Partner in subsequent years and charged to such Partner's capital account, (ii) the amount of all losses and deductions reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Internal Revenue Code and Treasury
Regulation ss. 1.751-1(b)(2)(ii), and (iii) the amount of all distributions reasonably expected to be made to such Partner to the extent they exceed offsetting increases to such Partner's capital account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made.

         "Adjusted Purchase Price" shall have the meaning assigned to it in the Purchase Agreement.

        "Affiliate" shall mean (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the General Partner, (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the General Partner, (c) any person directly or indirectly controlling, controlled by or under common control with the General Partner, (d) any officer, director, member, manager or partner of the General Partner or any person described in clause (a), (b) or (c) of this paragraph, or
(e) any person related by blood, adoption or marriage to any person referred to in clause (c) or clause (d) of this paragraph. As used in this Agreement, the term "person" shall include an individual, an estate, a corporation, a partnership, a limited liability company, an association or other entity, a joint stock company and a trust.

        "Agreed Rate" shall mean a rate per annum which is equal to the lesser of (a) a rate which is one percent (1%) above the prime rate of interest of Bankers Trust Company, New York, New York (or any successor bank), as announced or published by such bank from time to time (adjusted from time to time to reflect any changes in such rate determined hereunder) or (b) the maximum rate from time to time permitted by applicable law.

         "Assets" shall mean the "Properties", as such term is defined in the Purchase Agreement.

        "Capital Contributions" shall mean for any Partner at the particular time in question the aggregate of the dollar amounts of any cash plus the fair market value of any property contributed to the capital of the Partnership, or, if the context in which such term is used so indicates, the dollar amounts of cash or the fair market value of any property agreed to be contributed, or requested to be contributed, by such Partner to the capital of the Partnership. A Partner may make a contribution of property to the Partnership only with the consent of both Partners; further, the fair market value of any such contribution shall be as agreed upon by both Partners.

        "Capital Costs" shall mean (a) all geological and geophysical costs incurred by the Partnership to the extent any of such costs are incurred in connection with Partnership wells drilled or proposed to be drilled on the Assets or any additional Lease acquired pursuant to the terms hereof, (b) all costs incurred by the Partnership in locating, drilling, completing, equipping, deepening or sidetracking a well located on the Assets or any additional Lease acquired pursuant to the terms hereof, including without limitation (i) the costs of surveying and staking such well, the costs of any surface damages and the costs of clearing, coring, testing, logging and evaluating such well, (ii) the costs of casing, cement and cement services for such well, (iii) the cost of plugging and abandoning such well (including standard and customary remediation activities associated therewith) if it is determined that such well would not produce in commercial quantities and should be abandoned and (iv) all direct charges and overhead chargeable to the Partnership with respect to such well under any applicable operating agreement until such time as all operations are carried out as required by applicable regulations and sound engineering practices to make such well ready for production, including the installation and testing of wellhead equipment, or to plug and abandon a dry hole; (c) all costs incurred by the Partnership in recompleting or plugging back any Partnership well; (d) all costs incurred by the Partnership in reworking any Partnership well when the Partnership's reasonably anticipated share of such costs is greater than $50,000; (e) all costs incurred by the Partnership in locating, drilling, completing, equipping, deepening or sidetracking any enhanced recovery producer or injector well (including the costs of all necessary surface equipment such as steam generators, compressors, water treating facilities, injection pumps, flow lines and steam lines) or otherwise conducting Enhanced Recovery Operations; and (f) all costs incurred by the Partnership in constructing production facilities, pipelines and other facilities necessary to develop the Assets and additional Leases acquired pursuant to the terms hereof and produce, collect, store, treat, deliver, market, sell or otherwise dispose of oil, gas and other hydrocarbons and minerals therefrom; but such term shall not include any Lease Operating and Production Costs, Acquisition Costs or Catastrophe Costs.

        "Catastrophe Costs" shall mean all costs, expenses and damages incurred by the Partnership as a result of the failure of the General Partner to cause the Partnership to obtain or carry the types or amounts of insurance coverage agreed upon from time to time by the Partners in accordance with Section 6.8, but such term shall not include (a) the deductible amounts under any insurance coverage arranged by or on behalf of the Partnership or with respect to its property or operations to the extent such deductible amounts have been approved or agreed to by the Limited Partner in accordance with Section 6.8 and (b) any costs, expenses and damages incurred by the Partnership that are in excess of the agreed upon insurance coverage maintained in accordance with the terms hereof.

        "Catastrophe Costs Recovery" shall have the meaning assigned to such term in Section 6.8.

        "Contributing  Partner" shall have the meaning  assigned to such term in
Section 3.6(d).

         "Cumulative Payout No. 1" shall mean, with respect to each month, X minus Y, where:

                  "X"= the sum of such month's Monthly Payout No. 1 plus all previous months' Monthly Payout No. 1s; and

                  "Y" = the sum of (i) the Capital Contribution made by the Limited Partner pursuant to the terms hereof during such month times the Payout No. 1 Discount Factor for such month plus (ii) each Capital

        Contribution previously made by the Limited Partner pursuant to the terms hereof times the Payout No. 1 Discount Factor for the month in which such Capital Contribution was made.

         "Cumulative Payout No. 2" shall mean, with respect to each month, X minus Y, where:

                  "X"= the sum of such month's Monthly Payout No. 2 plus all previous months' Monthly Payout No. 2s; and

                  "Y" = the sum of (i) the Capital Contribution made by the Limited Partner pursuant to the terms hereof during such month times the Payout No. 2 Discount Factor for such month plus (ii) each Capital Contribution previously made by the Limited Partner pursuant to the terms hereof times the Payout No. 2 Discount Factor for the month in which such Capital Contribution was made.

         "Cumulative Payout No. 3" shall mean, with respect to each month, X minus Y, where:

                  "X"= the sum of such month's Monthly Payout No. 3 plus all previous months' Monthly Payout No. 3s; and

                  "Y" = the sum of (i) the Capital Contribution made by the Limited Partner pursuant to the terms hereof during such month times the Payout No. 3 Discount Factor for such month plus (ii) each Capital Contribution previously made by the Limited Partner pursuant to the terms hereof times the Payout No. 3 Discount Factor for the month in which such Capital Contribution was made.

        "Defaulting  Partner"  shall have the  meaning  assigned to such term in
Section 3.6(d).

        "Deficit  Partner"  shall  have the  meaning  assigned  to such  term in
Section 4.3(i).

        "Delivery Date" shall mean the date on which this Agreement has been fully and unconditionally executed and delivered by each of the parties hereto.

        "Depletable  Property"  shall have the meaning  assigned to such term in
Section 4.3(b).

        "Enhanced Recovery Operations" shall mean any operations or project intended to increase the recovery of oil and/or gas from a pool by artificial means or by the application of energy extrinsic to the pool, which artificial means or application shall include pressuring, cycling, pressure maintenance, injection to the pool of a substance or form of energy, or other operations or projects that would be commonly considered secondary or tertiary operations or projects, but such term shall not include the injection in a well of a substance or form of energy for the sole purpose of (a) aiding in the lifting of fluids in the well, or (b) stimulation of the pool at or near the well by mechanical, chemical, thermal or explosive means.

        "Event of  Default"  shall  have the  meaning  assigned  to such term in
Section 3.6(b).

        "General Partner" shall mean Wamsutter Holdings, Inc., a Wyoming corporation, in its capacity as general partner of the Partnership and any person who becomes a substituted general partner of the Partnership pursuant to the terms hereof.
        "GP Monthly Cash Distribution" shall mean, with respect to any month:

                  (a) the gross proceeds received during such month and attributable to to any Hedging Transaction multiplied by the GP Sharing Percentage for such month plus the gross proceeds received during such month from the sale of hydrocarbons (other than in connection with a Hedging Transaction) multiplied by the GP Sharing Percentage for such month; less

                  (b) Lease Operating and Production Costs paid during such month multiplied by the GP Sharing Percentage for such month; less

                  (c) the Management Fee paid during such month multiplied by the GP Sharing Percentage for such month; less

                  (d) Hedge Costs paid during such month multiplied by the GP Sharing Percentage for such month; less

                  (e) payments made during such month on principal and interest on Partnership indebtedness multiplied by the GP Sharing Percentage for such month; less

                  (f) the amounts which the General Partner reasonably determines should be added to the Partnership's cash reserves multiplied by the GP Sharing Percentage (it being agreed that the Partnership's cash reserves, including all additions thereto, shall not exceed the remainder of the total Partnership costs and expenses the General Partner reasonably anticipates will be incurred within a 60 day period commencing as of the date of the determination of the GP Monthly Cash Distribution, minus the total Production Sales Proceeds the General Partner reasonably anticipates will be received by the Partnership during such period); plus

                  (g) any cash reserves which the General Partner reasonably believes are no longer necessary to retain multiplied by the GP Sharing Percentage for such month; plus

                  (h) any other funds received by the Partnership during such month (including insurance proceeds, to the extent not expended by the Partnership, and the net proceeds derived from the sale by the Partnership of fixtures and equipment) multiplied by the GP Sharing Percentage for such month; plus

                  (i)  loan   proceeds   distributed   during  such  month  from
        Partnership indebtedness multiplied by the GP Sharing Percentage for such month.

        "GP Sharing Percentage" shall mean, when used with respect to any month, 100% minus the LP Sharing Percentage in effect for such month.

         "Guaranty" shall have the meaning assigned to such term in Section 3.2(d)(x).

        "Hedge  Costs"  shall  mean  the  costs  of   arranging,   modifying  or
terminating a Hedging Transaction, or which otherwise arise in respect or as a result of a Hedging Transaction.

        "Hedging Transaction" shall mean any commodity hedging transaction pertaining to oil, gas and related hydrocarbons and minerals, whether in the form of a swap agreement, option to acquire or dispose of a futures contract, whether on an organized commodities exchange or otherwise, or similar type of financial transaction classified as "notional principal contracts" pursuant to Treasury Regulation Section 1.512(b)-1(a)(1). Any Hedging Transaction shall be identified in the books and records of the Partnership as a "hedging transaction" in the manner and at the times prescribed by Treasury Regulation ss.1.1221-2(e).

        "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes.

        "Lease" shall mean a lease, mineral interest, royalty or overriding royalty, fee right, mineral servitude, license, concession or other right covering oil, gas and related hydrocarbons (or a contractual right to acquire such an interest) or an undivided interest therein or portion thereof, together with all appurtenances, easements, permits, licenses, servitudes and rights-of-way situated upon or used or held for future use in connection with such an interest or the exploration, development or operation thereof. A "Lease" shall also mean and include all rights and interests in all lands and interests unitized or pooled therewith pursuant to any law, rule, regulation or agreement.

        "Lease Operating and Production Costs" shall mean all costs incurred by the Partnership in connection with the maintenance of the Assets and any additional Leases acquired pursuant to the terms hereof (except drilling and similar obligations) and the production and marketing of oil, gas and related hydrocarbons from completed wells (including wells which have been involved in Enhanced Recovery Operations) in which the Partnership has an interest pursuant to this Agreement, including costs incurred for all delay rentals, shut-in royalties and similar payments, royalties on lost or flared gas or gas used for which payment is required, labor, fuel, repairs, transportation, supplies, utility charges, ad valorem, severance, excise and similar taxes, the cost of reworking any well (except to the extent provided in the definition of Capital Costs), the costs of plugging and abandoning any well (except to the extent provided in the definition of Capital Costs) and compensation to well operators, consultants and others and insurance in connection with the foregoing; but such term shall not include any Capital Costs, Catastrophe Costs, or Acquisition Costs.

        "Limited Partner" shall mean TIFD III-X Inc., a Delaware corporation, and any person who becomes a substituted limited partner of the Partnership pursuant to the terms hereof.

        "LP Monthly Cash Distribution" shall mean, with respect to any month:

                  (a) the gross proceeds received during such month and attributable to to any Hedging Transaction multiplied by the LP Sharing Percentage for such month plus the gross proceeds received during such month from the sale of hydrocarbons (other than in connection with a Hedging Transaction) multiplied by the LP Sharing Percentage for such month; less

                  (b) Lease Operating and Production Costs paid during such month multiplied by the LP Sharing Percentage for such month; less

                  (c) the Management Fee paid during such month multiplied by the LP Sharing Percentage for such month; less

                  (d) Hedge Costs paid during such month multiplied by the LP Sharing Percentage for such month; less

                  (e) payments made during such month on principal and interest on Partnership indebtedness multiplied by the LP Sharing Percentage for such month; less

                  (f) the amounts which the General Partner reasonably determines should be added to the Partnership's cash reserves multiplied by the LP Sharing Percentage (it being agreed that the Partnership's cash reserves, including all additions thereto, shall not exceed the remainder of the total Partnership costs and expenses the General Partner reasonably anticipates will be incurred within a 60 day period commencing as of the date of the determination of the LP Monthly Cash Distribution, minus the total Production Sales Proceeds the General Partner reasonably anticipates will be received by the Partnership during such period); plus

                  (g) any cash reserves which the General Partner reasonably believes are no longer necessary to retain multiplied by the LP Sharing Percentage for such month; plus

                  (h) any other funds received by the Partnership during such month (including insurance proceeds, to the extent not expended by the Partnership, and the net proceeds derived from the sale by the Partnership of fixtures and equipment) multiplied by the LP Sharing Percentage for such month; plus

                  (i)  loan   proceeds   distributed   during  such  month  from
        Partnership indebtedness multiplied by the LP Sharing Percentage for such month.

        "LP Sharing Percentage" shall mean, (a) when used with respect to each month during the Phase I Period, 99%; (b) when used with respect to each month during the Phase II Period, 65%; (c) when used with respect to each month during the Phase III Period, 50%; and (d) when used with respect to each month during the Phase IV Period, 35%.

        "Management Fee" shall have the meaning assigned to such term in Section 6.6(b).

        "Minimum Gain" shall mean (a) with respect to Partnership Nonrecourse Liabilities, the amount of gain that would be realized by the Partnership if it disposed of (in a taxable transaction) all Partnership properties which are subject to Partnership Nonrecourse Liabilities in full satisfaction of such liabilities, computed in accordance with applicable Treasury Regulations and (b) with respect to each Partner Nonrecourse Debt, the amount of gain that would be realized by the Partnership if it disposed of (in a taxable transaction) the Partnership property that is subject to such liability in full satisfaction of such liability, computed in accordance with applicable Treasury Regulations.

         "Monthly Payout No. 1" shall mean, with respect to any month, an amount equal to the LP Monthly Cash Distribution received by the Limited Partner during such month times the Payout No. 1 Discount Factor.

         "Monthly Payout No. 2" shall mean, with respect to any month, an amount equal to the LP Monthly Cash Distribution received by the Limited Partner during such month times the Payout No. 2 Discount Factor.

         "Monthly Payout No. 3" shall mean, with respect to any month, an amount equal to the LP Monthly Cash Distribution received by the Limited Partner during such month times the Payout No. 3 Discount Factor.

        "Organization  Costs"  shall have the  meaning  assigned to such term in
Section 6.7.

        "Parent" shall mean Abraxas Petroleum Corporation, a Nevada corporation.

        "Partner Nonrecourse Debt" shall mean any nonrecourse debt of the Partnership (or portions thereof) for which any Partner bears the economic risk of loss.

        "Partner Nonrecourse Deductions" shall mean the amount of deductions, losses and expenses equal to the net increase during the year in Minimum Gain attributable to a Partner Nonrecourse Debt, reduced (but not below zero) by proceeds of such Partner Nonrecourse Debt distributed during the year to the Partners who bear the economic risk of loss for such debt, as determined in accordance with applicable Treasury Regulations.

        "Partners" shall mean the General Partner and the Limited Partner.

        "Partnership" shall have the meaning assigned to it in Section 1.1.

        "Partnership   Nonrecourse   Liabilities"  shall  mean  any  nonrecourse
liabilities (or portions thereof) of the Partnership for which no Partner bears the economic risk of loss.

         "Payout No. 1 Discount Factor" shall mean, as of any given month, the value for such month as set forth in Exhibit 2.1--Payout No. 1 Discount Factor.

         "Payout No. 2 Discount Factor" shall mean, as of any given month, the value for such month as set forth in Exhibit 2.1--Payout No. 2 Discount Factor.

         "Payout No. 3 Discount Factor" shall mean, as of any given month, the value for such month as set forth in Exhibit 2.1--Payout No. 3 Discount Factor.

        "Phase I Period" shall mean the period from the Delivery Date until the end of the first month in which Cumulative Payout No. 1 is greater than or equal to zero.

        "Phase II Period" shall mean the period commencing immediately upon the expiration of the Phase I Period until the end of the first month in which Cumulative Payout No. 2 is greater than or equal to zero.

        "Phase III Period" shall mean the period commencing immediately upon the expiration of the Phase II Period until the end of the first month in which Cumulative Payout No. 3 is greater than or equal to zero.

        "Phase IV Period" shall mean the period commencing immediately upon the expiration of the Phase III Period and ending upon the liquidation and termination of the Partnership.

        "Positive  Partner"  shall  have the  meaning  assigned  to such term in
Section 4.3(i).

        "Production Sales Proceeds" shall mean, with respect to any month, the gross proceeds received by the Partnership from the sale of hydrocarbons produced from or otherwise attributable to the Properties and any additional Leases acquired pursuant to the terms hereof.

        "Purchase  Agreement"  shall have the  meaning  assigned to such term in
Section 1.3.

        "Purchase Agreement Closing Date" shall mean the "Closing Date", as such term is defined in the Purchase Agreement.

        "Seller" shall have the meaning assigned to such term in Section 1.3.

        "Simulated   Basis",   "Simulated  Gain",   "Simulated   Depletion"  and
"Simulated  Loss" shall have the respective  meanings  assigned to such terms in
Section 8.1(b).

        Section 2.2.       References and Construction.

        (a) All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

        (b) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

        (c) The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

        (d) Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

        (e)  Examples  shall  not  be  construed  to  limit,   expressly  or  by
implication, the matter they illustrate.

        (f) The word "or" is not intended to be exclusive and the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

        (g) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

        (h) All references herein to $ or dollars shall mean to United States dollars.

        (i) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.


                                   ARTICLE III

                                 Capitalization

        Section III.1. Capital Contributions of General Partner. The General Partner shall contribute in cash to the Partnership such amounts as shall be necessary to pay timely the costs and expenses allocated and charged to the General Partner in Sections 3.3 and 4.1 and elsewhere herein. Such Capital Contributions shall be paid to the Partnership by the General Partner from time to time in the appropriate amounts concurrently with each payment to the Partnership by the Limited Partner of its Capital Contributions or, with respect to costs allocated solely to the General Partner, when necessary for the Partnership to pay timely such costs.

        Section III.2.     Capital Contributions of Limited Partner.

        (a) Subject to the provisions of this Section 3.2 and Section 3.5(a) and except as otherwise provided herein, the Limited Partner shall make a Capital Contribution to the Partnership in an aggregate amount not to exceed
$59,580,000, which Capital Contribution shall be used exclusively by the Partnership for the payment of the Limited Partner's allocated share (in accordance with Section 4.1) of the Adjusted Purchase Price.

        (b) Subject to the provisions of this Section 3.2 and Section 3.5(b) and except as otherwise provided herein, the Limited Partner shall make a Capital Contribution to the Partnership in an aggregate amount not to exceed $150,000, which Capital Contributions shall be used exclusively by the Partnership for the payment of the Limited Partner's allocated share (in accordance with Section 4.1) of Organization Costs.

        (c) Subject to the provisions of this Section 3.2 and Section 3.5(c) and except as otherwise provided herein, the Limited Partner shall make Capital Contributions to the Partnership in an aggregate amount not to exceed its allocated share (in accordance with Section 4.1) of Hedge Costs, which Capital Contributions shall be used exclusively by the Partnership for such purpose.

        (d) Notwithstanding anything to the contrary herein, the obligation of the Limited Partner to make the Capital Contributions referenced in subsection
(b) above shall be expressly conditioned upon the following:

                  (i) the Limited Partner shall have determined in its sole discretion that (A) the Partnership should not exercise its right to terminate the Purchase Agreement in accordance with the terms thereof and (B) all conditions precedent to the obligation of the Partnership to consummate the transactions contemplated under the Purchase Agreement have been satisfied;

                  (ii) without limiting paragraph (vi) below, the General Partner shall have performed its obligations under Section 5.7;

                  (iii) the Limited Partner shall have received:

                            (A) an opinion of Cox & Smith Incorporated,  or such
                  other law firm as is reasonably acceptable to the Limited Partner, dated the Purchase Agreement Closing Date and in form, scope and content acceptable to the Limited Partner and covering the matters described in Exhibit 3.2(d)(iii) and such other matters as the Limited Partner shall reasonably request;

                           (B) an officers'  certificate of the General  Partner
                  dated the Purchase Agreement Closing Date with respect to (1) the attached articles of incorporation of the General Partner, and all amendments thereto, (2) the attached bylaws of the General Partner, and all amendments thereto, (3) the attached resolutions of the board of directors of the General Partner authorizing the execution, delivery and performance of all documents to be executed by the General Partner in connection with the formation of the Partnership, the execution and delivery of the Purchase Agreement (both in its capacity as the general partner of the Partnership and as the seller of the Assets) and the consummation of the transactions contemplated hereunder and thereunder, and (4) the incumbency and specimen signature(s) of the officer(s) of the General Partner signing the documents to be executed by the General Partner in connection with the formation of the Partnership, the execution and delivery of the Purchase Agreement (both in its capacity as the general partner of the Partnership and as the seller of the Assets) and the consummation of the transactions contemplated hereunder and thereunder;

                           (C) a tax opinion of Thompson & Knight, P.C., Dallas,
                  Texas, or such other law firm as is reasonably acceptable to the Limited Partner, dated the Purchase Agreement Closing Date and in form, scope and content acceptable to the Limited Partner;

                           (D) a  partnership  formation  opinion of  Thompson &
                  Knight, P.C., Dallas, Texas, or such other law firm as is reasonably acceptable to the Limited Partner, dated the Purchase Agreement Closing Date and in form, scope and content acceptable to the Limited Partner;

                           (E) certificates  from  appropriate  public officials
                  confirming the existence and good standing of the General Partner under the laws of the States of Nevada and Texas; and

                           (F)  a  certificate   of  existence   confirming  the
                  existence of the Partnership under the laws of the State of Texas;

                  (iv) the Partnership shall have qualified to do business in the State of Wyoming;

                  (v) all the representations and warranties of the General Partner contained in this Agreement shall be true and correct in all material respects as of the date made and (having been deemed to have been made again on and as of the Purchase Agreement Closing Date in the same language) shall be true and correct in all material respects on and as of the Purchase Agreement Closing Date (and the Limited Partner shall have received a certificate acceptable to it from the General Partner dated the Purchase Agreement Closing Date to that effect);

                  (vi) the General Partner shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Purchase Agreement Closing Date (and the Limited Partner shall have received a certificate acceptable to it from the General Partner dated the Purchase Agreement Closing Date to that effect);

                  (vii) no preliminary or permanent injunction or other order, decree, or ruling issued by any governmental entity, and no statute, rule, regulation, or executive order promulgated or enacted by any governmental entity, shall be in effect which restrains, enjoins, prohibits or otherwise makes illegal the consummation of the
        transactions   contemplated   under  this   Agreement  or  the  Purchase
        Agreement;

                  (viii) all consents, approvals, orders, authorizations, and waivers of, and all declarations, filings, and registrations with, third parties (including governmental entities) required to be obtained or made by or on the part of the parties hereto or to the Purchase Agreement or otherwise necessary for the consummation of the transactions contemplated hereunder or under the Purchase Agreement, shall have been obtained or made and shall be in full force and effect on and as of the Purchase Agreement Closing Date (excluding consents of third parties to assignments of the Assets as provided for in the Purchase Agreement but including the consent of the lenders under Parent's senior credit facility);

                  (ix) the Limited Partner shall have received a Phase I environmental report with respect to the Assets satisfactory to it in form, scope and content; and

                  (x) Parent shall have executed and delivered a guaranty in favor of the Partnership and the Limited Partner substantially in the form of the instrument attached hereto as Exhibit 3.2(d)(x) in all material respects (the "Guaranty").

        (e) Notwithstanding anything to the contrary herein, the Capital Contributions referenced in subsections (a), (b) and (c) above shall be the maximum contribution to the Partnership that the Limited Partner shall be required to make (unless the Limited Partner otherwise elects as provided in Section 3.3) and shall be subject to reduction as provided in Section 3.4.

         Section III.3. Request for Additional Capital Contributions of Limited Partner.

        (a) Subject to this Section 3.3 and the other terms and provisions hereof, the General Partner may request additional Capital Contributions from the Limited Partner to be used exclusively for the payment of its allocated share (pursuant to Section 4.1) of (i) Capital Costs of the type described in clause (a) of the definition thereof, (ii) Capital Costs of the type described in clause (b) of the definition thereof, (iii) Capital Costs of the type described in clause (c) of the definition thereof, (iv) Capital Costs of the type described in clause (d) of the definition thereof, (v) Capital Costs of the type described in clause (e) of the definition thereof, (vi) Capital Costs of the type described in clause (f) of the definition thereof and (vii) Acquisition Costs under the circumstances described in Section 5.3. Each of the categories of expenditures described in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) of this Section 3.3(a) may include such contingent amounts as the General Partner in good faith shall determine to be appropriate under the circumstances.

        (b)  Requests  for  additional  Capital  Contributions  pursuant to this
Section 3.3 shall be made by the General Partner and agreed to by the Limited Partner separately with respect to each of the Capital Costs or Acquisition Costs specified in subsection (a) above. Requests pursuant to this Section 3.3 shall not be made more often than quarterly each year (i) except for requests pursuant to clause (vii) of subsection (a) above, (ii) except in the event the request is attributable to a proposal from an unrelated third party or (iii) unless an emergency or some other urgent need for funds exist outside of the reasonable control of the General Partner. Payments of any additional Capital Contributions agreed to be made by the Limited Partner pursuant to this Section
3.3 shall be requested by the General Partner and made by the Limited Partner in the manner provided for in Section 3.5(d).

        (c) Notice of any request for additional Capital Contributions made by the General Partner shall be in writing and sent to the Limited Partner at its address as provided in Section 12.1. With respect to the category of costs described in clauses (i), (ii), (iii), (iv), (v) and (vi) of Section 3.3(a), each request shall cover all of the Capital Costs intended to be incurred during the next three months (and with respect to any Partnership well or Enhanced Recovery Operation or facility, the costs estimated to be incurred in connection with such well or operation or facility). With respect to the category of costs described in clause (vii) of Section 3.3(a), each request shall contain the information specified in Section 5.3. Each such request shall also set forth (i) the date by which the Limited Partner must elect in writing to make the requested additional Capital Contributions, which date shall not be less than 30 days from the date the General Partner mails or sends such request, unless a shorter period is provided to the General Partner under any applicable
"authority for expenditure" submitted by an operator other than the General Partner or an Affiliate, in which event such shorter period shall also be applicable to the election period of the Limited Partner (provided that in no event shall such shorter period be less than 15 days), (ii) the purpose or purposes for which the proceeds of the requested additional Capital Contributions are to be used, (iii) to the extent practicable, a summary of the pertinent geological data relating to each well or operation with respect to which the proceeds that are requested are to be expended and financial projections with respect to the expenditure of such additional Capital Contributions and the revenue projected to be received therefrom and (iv) a summary of the action that the General Partner anticipates it will take under
Section 3.3(d) and any applicable operating agreement if the Limited Partner does not elect to make such requested additional Capital Contributions. In connection with any request pertaining to an Enhanced Recovery Operation, the General Partner shall endeavor to confine such request to the extent possible in accordance with generally accepted industry standards to those matters or items which should be conducted in conjunction with each other. Thereafter, the General Partner shall promptly furnish to the Limited Partner such additional information concerning the use and application of the requested additional Capital Contributions as the Limited Partner shall reasonably request. In the event the Limited Partner does not elect to pay all of the categories of requested additional Capital Contributions (or operations or acquisitions within a given category), it may elect to pay all of the Capital Contributions requested to be used for any of the remaining categories of costs designated in the General Partner's request as provided above (or, as to a given category, the costs associated with any other operation or acquisition within such category). The General Partner shall not use any Capital Contributions received from the Limited Partner pursuant to this Section 3.3 and designated for payment of one category of costs to pay any other category of costs.

        (d) If the Limited Partner declines to make any additional Capital Contributions (or any part thereof) requested by the General Partner or fails to give timely notice to the General Partner pursuant to a request for additional Capital Contributions made pursuant to Section 3.3(a), the General Partner may elect to take any action specified in paragraphs (1) through (6) below with respect to each Lease, Partnership well, operation or project to which the request pertains, if appropriate:

                  (1) With  respect to the  acquisition  of Leases  pursuant  to
        Section 5.3, the General Partner or its Affiliates may purchase or retain for its or their own account the Leases not acquired by the Partnership.

                  (2) The General Partner may cause the Partnership (to the extent it can do so under any applicable operating agreement) to abandon the operation or project, in which event all costs (if any) thereafter incurred in abandoning the operation or project shall be borne by the Partnership.

                  (3) The General Partner may cause the Partnership to sell, farm-out or otherwise dispose of the well or Lease (or the applicable part thereof) to which such operation or project pertains to any person; provided, however, that no such sale, farm-out or other disposition may be made to the General Partner or any Affiliate thereof without the prior written consent of the Limited Partner.

                  (4) In the event a well or Lease to which such proposed operation or project pertains is subject to an operating agreement to which one or more third persons (which are not Affiliates of the General Partner) are parties, the General Partner may cause the Partnership to elect not to participate in the proposed operation and to assume the status of a "non-consenting party" under such operating agreement; provided, however, that neither the General Partner nor any of its Affiliates shall be permitted to pay or shall pay the Partnership's non-consenting share of costs or expenses or any part thereof with respect to such operation or project under such operating agreement.

                  (5) With respect to any well, the General Partner may pay the requested additional Capital Contributions the Limited Partner declined to pay, and the amount so paid by the General Partner with respect to such well shall be credited to a separate account, which separate account shall be charged and credited as follows:

                           (x) Subject to subparagraph (y) of this Section 3.3(d)(5), all of the Limited Partner's share of costs and expenses with respect to such well shall be charged to such separate account, and such separate account shall be credited with the Limited Partner's share of revenues from such well (after deducting all production, severance, excise and similar taxes relating thereto). Until the total amount credited to such separate account equals the amount specified in subparagraph (y) of this Section 3.3(d)(5) with respect to such well, the General Partner shall be allocated all of the costs and expenses charged to such separate account, and the Limited Partner shall be deemed to have relinquished to the General Partner, and the General Partner shall have allocated to it and be entitled to receive, all of the revenues credited to such separate account.

                           (y) If,  as and when the  total  amount  of  revenues
                  received by and credited and allocated to the General Partner under subparagraph (x) of this Section 3.3(d)(5) shall equal the sum of the following to the extent they are appropriate:

                                     a.  300%  of the  amount  charged  to  such
                           separate account for Capital Costs; and

                                     b.  100%  of the  amount  charged  to  such
                           separate account for Lease Operating and Production Costs;

                  no further amounts shall be charged or credited to such separate account, and the Limited Partner's share of all revenues and costs and expenses thereafter arising or accruing with respect to such well shall be allocated, charged and credited to the Limited Partner.

                  (6) The General Partner may take such other actions as may be mutually agreed upon by the Partners.

        Section III.4. Reduced Capital Contributions of Limited Partner. In the event the Partnership or the General Partner properly retains a portion of the Limited Partner's share of Partnership revenues for the purpose of paying any Acquisition Costs, Capital Costs, Hedge Costs, or Organization Costs allocated to the Limited Partner hereunder in accordance with Section 4.4, the amount so retained and not distributed shall reduce pro tanto the amount of Capital Contributions the Limited Partner is required to thereafter make.

        Section III.5.     Payments of Capital Contributions.

        (a) The Limited Partner shall pay the Capital Contribution referenced in
Section 3.2(a) on the Delivery Date and, if and to the extent the Partnership owes the Seller an amount under Article X of the Purchase Agreement as a post-closing adjustment, on the date on which such post-closing adjustment is due under the Purchase Agreement.

        (b) The Limited Partner shall pay the Capital Contributions referenced in Section 3.2(b) within five business days of the Limited Partner's receipt of a request from the General Partner for such purpose.

        (c) The Limited Partner shall pay the Capital Contributions referenced in Section 3.2(c) promptly after receipt of a request from the General Partner for such purpose.

        (d) Except as otherwise provided in subsections (a), (b) and (c) above, the Limited Partner shall pay its Capital Contributions monthly upon request by the General Partner in such amounts as are required to pay its share of all costs and expenses properly allocated to it hereunder. The General Partner may request on a monthly basis additional payments of the Capital Contributions agreed to be made by the Limited Partner for the Limited Partner's share of (i) all costs and expenses estimated to have been and/or to be incurred by the Partnership during that calendar month except those for which advances have previously been made or for which payment will be made from another source and
(ii) those costs and expenses estimated to be incurred by the Partnership during the next succeeding calendar month. Each monthly request for payment shall be adjusted to the extent the Limited Partners' cumulative share of actual

Partnership disbursements for the preceding calendar month's costs and expenses is either greater or less than the amounts previously contributed by the Limited Partner for such purpose. Any request for payment by the Limited Partner of Capital Contributions shall be in writing and shall set forth (1) the type, nature or items of Partnership costs or expenses for which such payment will be used by the Partnership, including without limitation a division of the costs and expenses as contemplated in clauses (i) and (ii) of this Section 3.5(d) and the adjustment referred to in this Section 3.5(d), (2) the net amount of the Capital Contributions to be paid by the Limited Partner and (3) the date by which payment of such Capital Contributions shall be received, which shall not be less than five business days from the date the notice is received by the Limited Partner.

        (e) Payments by the Limited Partner of its Capital Contributions shall be made by wire transfer of immediately available funds to the Partnership's account as designated by the General Partner by notice to the Limited Partner pursuant to Section 12.1.

        (f) Any additional Capital Contributions agreed to be made by the Limited Partner pursuant to Section 3.3 may be requested only during the period commencing on the date they were originally requested by the General Partner under Section 3.3 and ending three months thereafter with respect to Capital Contributions to be used to pay Acquisition Costs and six months thereafter with respect to Capital Contributions to be used to pay Capital Costs and shall only be requested for and expended on the respective purposes for which they were agreed to be made.

        Section III.6.     Non-payment of Capital Contributions.

        (a) Except as otherwise provided in the following sentence, the Partnership shall have the right to pursue the remedies described in this
Section 3.6 and any remedy existing at law or in equity for the collection of the unpaid amount of the Capital Contributions agreed to be made in Sections 3.1 and 3.2 or hereafter agreed to be made in accordance with Section 3.3, including without limitation the prosecution of a suit against a defaulting Partner. In the event of a default by a Partner of its obligation to make Capital Contributions with respect to its allocable share hereunder of Hedge Costs, the provisions of subsection (d) below shall be the exclusive remedy of the Partnership and the other Partner.

        (b) In the event that the Limited Partner fails or refuses to make when due its share of Capital Contributions, the General Partner shall be entitled (but shall not be obligated) to make such Capital Contributions to the Partnership which the Limited Partner is obligated to make and the amount so advanced shall be treated as a loan to the Limited Partner and shall bear interest from the date of such advance at a rate equal to the Agreed Rate. The General Partner shall notify the Limited Partner of any such advance and request payment by the Limited Partner of the amount so advanced, together with interest thereon from the date of the advance. If the Limited Partner fails or refuses to pay to the General Partner the amount so advanced, together with interest thereon from the date of the advance, and if such failure or refusal persists for a period of 30 days following notice from the General Partner to the Limited Partner (such occurrence being called herein an "Event of Default"), the General Partner shall be entitled to proceed under this Section 3.6(b). In addition to the rights in Section 3.6(a), the Limited Partner hereby grants to the Partnership a lien upon and security interest in the Limited Partner's interest in the Partnership and in or to all assets attributable to and proceeds of and from such interest in the Partnership to secure the payment of contributions required under this Agreement, and authorizes the General Partner, upon the occurrence of an Event of Default, if it elects to proceed under this alternative, to foreclose such lien or security interest in any manner provided for by the laws of the State of Texas for the foreclosure of such lien or security interest (including without limitation the exercise of the rights of a secured party under the Texas Uniform Commercial Code). If the General Partner elects this alternative, the Limited Partner shall be liable for all costs and expenses of the General Partner in instituting and prosecuting such suit or foreclosing such lien or security interest, including all reasonable attorneys' fees expended in connection therewith. The Limited Partner hereby agrees that the General Partner may file one or more financing statements with respect to the security interest granted hereby in order to perfect such security interest, and the Limited Partner hereby agrees to execute such financing statements at the request of the General Partner. The Limited Partner further hereby appoints the General Partner as its agent and attorney-in-fact for the purpose of signing and filing any such financing statements, which appointment is coupled with an interest and expressly made irrevocable. In the event of a non-judicial foreclosure, the proceeds of the disposition of the Partnership interest of the Limited Partner shall be applied as follows: (i) first, to the reasonable expenses incurred by the Partnership in collecting such proceeds; and (ii) next, to the satisfaction of the portion of the Limited Partner's contribution then due. The Limited Partner shall be liable for any deficiency, and the General Partner shall account to the Limited Partner for any surplus. Any purchaser of the Limited Partner's interest in the Partnership shall assume the obligations of the Limited Partner under this Agreement and shall succeed to the right of the Limited Partner as to the allocation of profits and losses of, and as to distributions from, the Partnership thereafter. The defaulting Limited Partner hereby grants the General Partner an irrevocable special power of attorney, coupled with an interest, which shall survive the dissolution, bankruptcy, or legal disability of the Limited Partner, to take all actions necessary on its behalf to sell, assign or transfer the Partnership interest of the Limited Partner to such person or persons as shall acquire such Partnership interest as provided in this Section 3.6(b) should an Event of Default be deemed to have occurred with respect to the Limited Partner. In the event that the General Partner elects to foreclose upon the Limited Partner's interest in the Partnership, the Partners agree that 30 days prior notice shall be reasonable notice of any proposed public or private foreclosure sale. Notwithstanding the foregoing, the General Partner shall not foreclose upon the interest of the Limited Partner in the Partnership if the Event of Default giving rise to the exercise of remedies under this Section 3.6 arises out of a bona fide dispute regarding the interpretation or implementation of this Agreement.

        (c) The Partnership may retain any revenues otherwise distributable to the Limited Partner pursuant to this Agreement in an amount equal to the amount the Limited Partner failed or refused to contribute as required pursuant to the terms of this Agreement, together with interest on such past-due amounts at a rate equal to the Agreed Rate. Any amount so withheld shall be deemed, for all purposes of this Agreement, to have been distributed to the Limited Partner and, other than that portion of such amounts representing interest, be deemed to have been recontributed by the Limited Partner to the capital of the Partnership for the purposes for which contributions were initially requested. If any dispute as to whether an Event of Default existed is resolved in favor of the Limited

Partner, then the General Partner shall pay to the Partnership for distribution to the Limited Partner an amount equal to any amounts wrongly paid by the Limited Partner to the Partnership which should have instead been paid to the Partnership by the General Partner, or any amounts distributed by the Partnership to the General Partner instead of the Limited Partner, in connection with such Event of Default together with interest thereon at a rate equal to the Agreed Rate, and all costs and expenses of the Limited Partner in resolving such dispute, including all attorneys' fees expended in connection therewith. The General Partner shall give notice of its election of the alternatives listed above to the Limited Partner, and if the General Partner elects the alternative provided under Section 3.6(a) and/or Section 3.6(b), the General Partner shall be free at any time also to proceed under this Section 3.6(c).

        (d0 If a Partner (the "Defaulting Partner") fails or refuses to make Capital Contributions to the Partnership hereunder when due to pay its allocable share hereunder of Hedge Costs and the other Partner (the "Contributing Partner") in the Defaulting Partner's stead makes such Capital Contributions to the Partnership, then the terms and provisions of this Section 3.6(d) shall be operative. Specifically, in the instance described above, the Contributing Partner may treat the payment by it of the Defaulting Partner's Capital Contributions as Capital Contributions from the Contributing Partner, in which case the Contributing Partner shall be entitled to receive all of the distributions that would otherwise be paid to the Defaulting Partner hereunder until that point in time at which the Contributing Partner has received from such distributions an amount equal to 300% of the amount of the Capital Contributions made by the Contributing Partner in the Defaulting Partner's stead; provided, however, that if this option is elected, the Defaulting Partner's share of the Hedge Costs paid with such Capital Contributions, and any deductions or losses relating thereto for state or federal income tax purposes, shall be allocated to the Contributing Partner; and provided further, that the Defaulting Partner's share of Partnership revenues, and any income or gain relating thereto for state or federal income tax purposes, shall be allocated to the Contributing Partner until the revenues so allocated equal the distributions to be made to the Contributing Partner under this paragraph (ii).

        Section III.7.     Interest on and Return of Capital Contributions.

        (a) No interest shall accrue on any contributions to the capital of the Partnership; however, all interest which accrues on Partnership funds shall be allocated and credited to the Partners in accordance with Section 4.2.

        (b) No Partner shall have the right to withdraw or be repaid any capital contributed by such Partner except (a) as provided in Sections 10.2 and 10.3 or
(b) in the instance when the Partnership receives a return of cash funds under the Purchase Agreement due to an adjustment to the Adjusted Purchase Price (in which event the General Partner shall cause the Partnership to refund immediately to the Limited Partner its allocable share of such cash funds).

                                   ARTICLE IV

                          Allocations and Distributions

         Section IV.1.  Allocation of Costs and Expenses.  Except as provided in
Sections 3.3 and 3.6, all costs and expenses of the Partnership shall be allocated and charged to the Partners as follows:

        (a) All Catastrophe Costs incurred by the Partnership shall be allocated 100% to the General Partner.

        (b) The Adjusted Purchase Price shall be allocated 1% to the General Partner and 99% to the Limited Partner.

        (c) All other costs and expenses of the Partnership not specifically allocated above shall be allocated (i) to the General Partner in accordance with its GP Sharing Percentage for the month in which such costs and expenses are paid and (ii) to the Limited Partner in accordance with its LP Sharing Percentage for the month in which such costs and expenses are paid.

        Section IV.2.      Allocation of Revenues.

        (a0 Except as provided in Sections 3.3 and 3.6, all revenues of the Partnership (which shall not include Capital Contributions and loans to the Partnership) shall be allocated and credited to the Partners as follows:

                  (i) Insurance proceeds, to the extent not otherwise expended by the Partnership to preserve, protect or replace Partnership property in the event of an accident or other occurrence or to pay Partnership liabilities or other obligations arising from an accident or other occurrence, shall be allocated between the Partners in the same manner as the revenues from the sale of the property to which such insurance proceeds related would be allocated under this Section 4.2. The proceeds of any Catastrophe Costs Recovery shall be allocated 100% to the General Partner.

                  (ii) All revenues used to repay any principal, interest or other amounts owing with respect to any Partnership borrowings or indebtedness shall be allocated to the Partners in the same proportions as the costs and expenses paid with such borrowings or indebtedness were allocated to the Partners (and, with respect to any indebtedness to which any property acquired by the Partnership is subject at the time of its acquisition, in the same proportions as costs are allocated under
        Section   4.1(b)  at  the  time  such   property   is  acquired  by  the
        Partnership).

                  (iii) After making the allocation provided for in Section 4.2(a)(ii) and taking into account the revenues allocated therein, all additional revenues resulting from the sale or other disposition of Depletable Property (as defined in Section 4.3(b)) shall be allocated to the Partners in the same percentages as the costs of the property sold were allocated, to the extent such revenues constitute a recovery of Simulated Basis of such Depletable Property, up to an amount equal to the Partnership's Simulated Basis in such property at the time of such sale or disposition. Thereafter, revenues resulting from any such sale or disposition shall be allocated to the Partners in a manner which will cause the aggregate of all revenues allocated to the Partners from such sale or disposition (to the extent possible) to equal the amounts which would have been allocated under Section 4.2(a)(iv) in the absence of this Section 4.2(a)(iii).

                  (iv) All other revenues of the Partnership not specifically allocated above shall be allocated (A) to the General Partner in accordance with its GP Sharing Percentage for the month in which such revenues are received and (B) to the Limited Partner in accordance with its LP Sharing Percentage for the month in which such revenues are received.

        (b) All dry hole and bottom hole and similar contributions shall not be considered to be revenues hereunder but shall be applied to reduce the Capital Costs of the respective wells to which they relate.

        Section IV.3. Income Tax Allocations. Except as otherwise provided herein, for purposes of any applicable federal, state or local income tax law, rule or regulation items of income, gain, deduction, loss, credit and amount realized shall be allocated to the Partners as follows:

        (a) Income from the sale of oil or gas production and any credits, if any, allowed by Section 29 of the Internal Revenue Code relating thereto shall be allocated in the same manner as revenue therefrom is allocated and credited pursuant to Section 4.2.

        (b) Cost and percentage depletion deductions and the gain or loss on the sale or other disposition of property the production from which is subject to depletion (herein sometimes called "Depletable Property") shall be computed separately by the Partners rather than the Partnership. For purposes of Section 613A(c)(7)(D) of the Internal Revenue Code, the Partnership's adjusted basis in each Depletable Property shall be allocated to the Partners in proportion to each Partner's respective share of the costs and expenses which entered into the Partnership's adjusted basis for each Depletable Property, and the amount realized on the sale or other disposition of each Depletable Property shall be allocated to the Partners in proportion to each Partner's respective share of the revenue from the sale or other disposition of such property provided for in
Section 4.2(a)(iii) or Section 4.2(a)(iv), as applicable. For purposes of allocating amounts realized upon any such sale or disposition which are deemed to be received for federal income tax purposes and are attributable to Partnership indebtedness or indebtedness to which the Depletable Property is subject at the time of such sale or disposition, such amounts shall be allocated in the same manner as Partnership revenues used for the repayment of such indebtedness would have been allocated under Section 4.2(a)(ii).

        (c) Items of deduction, loss and credit not specifically provided for above (other than loss from the sale or other disposition of Partnership property), including depreciation, cost recovery and amortization deductions, shall be allocated to the Partners in the same manner that the costs and expenses of the Partnership that gave rise to such items of deduction, loss and credit were allocated pursuant to Section 4.1.

        (d0 Gain from the sale or other disposition of Partnership property that is not specifically provided for above shall be allocated to the Partners in a manner which reflects each Partner's allocable share of the revenue from the sale of the Partnership property provided for in Section 4.2, and loss from the sale or other disposition of Partnership property that is not specifically provided for above shall be allocated to the Partners in a manner which reflects each Partner's allocable share of the costs and expenses of the Partnership property provided for in Section 4.1.

        (e) All recapture of income tax deductions resulting from the sale or other disposition of Partnership property shall, to the maximum extent possible, be allocated to the Partner to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Partner is allocated any gain from the sale or other disposition of such property.

        (f) Income resulting from the Partnership's receipt of dry hole, bottom hole or similar contributions shall be allocated in the same manner as the costs to which they were applied were allocated.

        (g) Any other items of Partnership income or gain not specifically provided for above shall be allocated in the same manner as the revenue that resulted in such income or gain is allocated and credited pursuant to Section 4.2.

         (h) Notwithstanding any of the foregoing provisions of this Section 4.3 to the contrary:

                  (i) If during any fiscal year of the Partnership there is a net increase in Minimum Gain attributable to a Partner Nonrecourse Debt that gives rise to Partner Nonrecourse Deductions, each Partner bearing the economic risk of loss for such Partner Nonrecourse Debt shall be allocated items of Partnership deductions and losses for such year (consisting first of cost recovery or depreciation deductions with respect to property that is subject to such Partner Nonrecourse Debt and then, if necessary, a pro rata portion of the Partnership's other items of deductions and losses, with any remainder being treated as an increase in Minimum Gain attributable to Partner Nonrecourse Debt in the subsequent year) equal to such Partner's share of Partner Nonrecourse Deductions, as determined in accordance with applicable Treasury Regulations.

                  (ii) If for any fiscal year of the Partnership  there is a net decrease in Minimum Gain attributable to Partnership Nonrecourse Liabilities, each Partner shall be allocated items of Partnership income and gain for such year (consisting first of gain recognized, including Simulated Gain, from the disposition of Partnership property subject to one or more Partnership Nonrecourse Liabilities and then, if necessary, a pro rata portion of the Partnership's other items of income and gain, and if necessary, for subsequent years) equal to such Partner's share of such net decrease (except to the extent such Partner's share of such net decrease is caused by a change in debt structure with such Partner commencing to bear the economic risk of loss as to all or part of any Partnership Nonrecourse Liability or by such Partner contributing capital to the Partnership that the Partnership uses to repay a Partnership Nonrecourse Liability), as determined in accordance with applicable Treasury Regulations.

                  (iii) If for any fiscal year of the Partnership there is a net decrease in Minimum Gain attributable to a Partner Nonrecourse Debt, each Partner shall be allocated items of Partnership income and gain for such year (consisting first of gain recognized, including Simulated Gain, from the disposition of Partnership property subject to Partner Nonrecourse Debt, and then, if necessary, a pro rata portion of the Partnership's other items of income and gain, and if necessary, for subsequent years) equal to such Partner's share of such net decrease (except to the extent such Partner's share of such net decrease is caused by a change in debt structure or by the Partnership's use of capital contributed by such Partner to repay Partner Nonrecourse Debt) as determined in accordance with applicable Treasury Regulations.

        (i) The General Partner shall use all reasonable efforts to prevent any allocation or distribution from causing a negative balance in the Limited Partner's Adjusted Capital Account. Consistent therewith, and notwithstanding any of the foregoing provisions of this Section 4.3 to the contrary, if for any fiscal year of the Partnership the allocation of any loss or deduction (net of any income or gain) to any Partner would cause or increase a negative balance in such Partner's Adjusted Capital Account as of the end of such fiscal year (the "Deficit Partner") after taking into account the provisions of subsection (h) of this Section 4.3, only the amount of such loss or deduction that reduces the balance to zero shall be allocated to such Deficit Partner and the remaining loss or deduction shall be allocated to the Partner whose Adjusted Capital Account has a positive balance remaining at such time (the "Positive Partner"). After any such allocation, any Partnership income or gain (including Simulated
Gain) that would otherwise be allocated to the Deficit Partner shall be allocated instead to the Positive Partner up to an amount equal to the Partnership loss or deduction allocated to the Positive Partner under the preceding sentence; provided, however, that no allocation of income or gain realized shall be made under this sentence if the effect of such allocation would be to cause the Adjusted Capital Account of the Deficit Partner to be less than zero. If, after taking into account the allocation in the first sentence of this Section 4.3(i), the Adjusted Capital Account balance of the Deficit Partner remains less than zero at the end of a fiscal year, a pro rata portion of each item of Partnership income or gain (including Simulated Gain) otherwise allocable to the Positive Partners for such fiscal year (or if there is no such income or gain allocable to the Positive Partners for such fiscal year, all such income or gain (including Simulated Gain) so allocable in the succeeding fiscal year or years) shall be allocated to the Deficit Partner in an amount necessary to cause its Adjusted Capital Account balance to equal zero; provided, that no allocation under this sentence shall have the effect of causing the Positive Partner's Adjusted Capital Account to be less than zero. After any such allocation, any Partnership gain (including Simulated Gain) resulting from the sale or other disposition of Partnership property that would otherwise be allocated to the Deficit Partner for any fiscal year under this Section 4.3 shall be allocated instead to the Positive Partner until the amount of gain so allocated equals the amount of gain (including Simulated Gain) previously allocated to such Deficit Partner under the preceding sentence of this Section 4.3(i); provided, however, that no allocation of gain (including Simulated Gain) shall be made under this sentence if the effect of such allocation would be to cause the Adjusted Capital Account of a Deficit Partner to be less than zero.

        Section IV.4.      Distributions.

        (a) Within five business days after the end of each month, the General Partner shall cause the Partnership to make a distribution (i) to the Limited Partner of its LP Monthly Cash Distribution for such month and (ii) to the General Partner of its GP Monthly Cash Distribution for such month or of its allocable share hereunder of any Catastrophe Costs Recovery received during such month.

        (b) Payment of all distributions made by the Partnership to the Limited Partner shall be made by wire transfer of immediately available funds in accordance with such written instructions to the General Partner as may be provided by the Limited Partner from time to time.

        (c) Notwithstanding any provision contained in this Agreement to the contrary, (i) unless the Limited Partner otherwise consents in writing or defaults in the payment of any Capital Contributions previously agreed to be made by it, the General Partner shall not be entitled to cause the Partnership to retain any of the Limited Partner's share of Partnership revenues for the purpose of paying (directly or indirectly) any Acquisition Costs, Capital Costs, Hedge Costs, or Organization Costs, or (ii) the Partnership may retain such insurance proceeds and other amounts as the General Partner shall reasonably determine are necessary to pay Partnership liabilities and expenses upon the occurrence of an accident (e.g., a blowout), catastrophe or similar event (and, in connection therewith, to restore, preserve or protect Partnership property) or to comply with all applicable environmental laws, ordinances, rules and regulations.

        (d) Nothing contained in this Section 4.4 shall relieve the General Partner from its obligation to bear 100% of Catastrophe Costs pursuant to
Section 4.1(a).

        (e) All distributions in liquidation of a Partner's interest in the Partnership shall be made in accordance with Section 10.3.

                                    ARTICLE V

                              Partnership Property

        Section V.1.       Title to Partnership Property.

        (a) All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property. The Partnership shall hold all of its assets in the name of the Partnership. The General Partner shall promptly take all such action as it shall deem necessary or appropriate, or as may be required by law, to perfect and preserve the ownership interest of the Partnership in all Leases, and (if requested by the Limited Partner) upon recordation of title to a Lease shall promptly supply the Limited Partner with a copy of such recorded title.

        (b) Prior to drilling a Partnership well on any Lease, the General Partner shall cause (or determine that an operator has caused) to be done such title examination and title curative work as the General Partner (or operator) shall determine to be necessary or appropriate with respect to such Lease; provided, however, that no well shall be drilled until title to the drill site shall have been examined and approved by the examining attorney or until any unsatisfied title requirements shall have been waived by the General Partner (or operator).

        Section V.2. Execution and Delivery of the Purchase Agreement; Acquisition of the Assets. Immediately after the execution and delivery of this Agreement by the parties hereto, the General Partner is authorized to, and shall, execute the Purchase Agreement on behalf of the Partnership, provided, the Purchase Agreement is substantially in the form of the version submitted to the Partners as the final draft in all material respects. In the event the Purchase Agreement is executed and delivered by the General Partner on behalf of the Partnership in accordance with the immediately preceding sentence, the General Partner shall cause the Partnership to consummate the acquisition of the Assets pursuant to the terms and conditions of the Purchase Agreement, provided that the conditions set forth in Section 3.2(d) to the Limited Partner's obligation to make the Capital Contribution referenced in Section 3.2(a) have been satisfied.

        Section V.3. Additional Acquisitions. If, during the term of this Agreement, the General Partner or an Affiliate thereof acquires (or proposes to acquire) an additional interest or interests in the Assets acquired pursuant to the terms hereof (in this Section called the "Subject Leases"), the terms and provisions of this Section 5.3 shall be operative. Specifically, upon the acquisition (or proposed acquisition) under the circumstances described above, the General Partner shall notify the Limited Partner, which notice shall (a) specify the interest the General Partner or its Affiliates have acquired (or propose to acquire) in the Subject Leases, (b) specify the purchase price (or proposed purchase price), (c) describe the development and/or Enhanced Recovery Operations, if any, the General Partner reasonably anticipates will be engaged in on the Subject Leases and the estimated costs associated therewith, (d) include a summary of the pertinent geological and geophysical data relating to the Subject Leases or proposed development/Enhanced Recovery Operations, (e) include financial projections relating to the Subject Leases and any internally or externally prepared related engineering or reserve reports, (f) describe the nature and extent of planned title examination and property related due diligence (including, without limitation, environmental due diligence) and (g) such other information as the General Partner deems material. Thereafter, the General Partner shall promptly furnish to the Limited Partner any additional information concerning the Subject Leases or the proposed development/Enhanced Recovery Operations as the Limited Partner may reasonably request (including, without limitation, the reports of consultants and outside engineers). Subject to the Limited Partner agreeing to make additional Capital Contributions to the Partnership with respect to the Subject Leases pursuant to Section 3.3, the Partnership shall acquire the interest of the General Partner and its Affiliates in such Subject Leases (or, if applicable, which the General Partner or its Affiliates propose to acquire therein). Prior to the acquisition by the Partnership of the Subject Leases, the General Partner shall notify the Limited Partner of any material change in the nature and extent of the title examination and property related due diligence plan and the reason therefor and of any fact discovered in due diligence that materially adversely affects the economics or risks associated with the Subject Leases; provided that no such notice need be given to the Limited Partner if the Limited Partner has elected not to make additional Capital Contributions with respect thereto. The Limited Partner may withdraw its election to make additional Capital Contributions with respect to the proposed acquisition and related activity, at any time prior to the Partnership committing to acquire the Subject Leases, by so notifying the General Partner in writing if (i) there is discovered during due diligence a fact or facts not presented to the Limited Partner in the initial evaluation of the proposed acquisition that materially adversely affects the economics or risks associated with the Subject Leases to be acquired and such material adverse effect cannot be remedied to the reasonable satisfaction of the Limited Partner prior to the acquisition by the Partnership or (ii) more than three months have passed since the Limited Partner notified the General Partner of such Limited Partner's election to make Capital Contributions with respect to such acquisition and related activity. The interest in each Subject Lease assigned by the General Partner and each Affiliate thereof to the Partnership pursuant to this Section 5.3 shall be assigned, conveyed and transferred without warranty of title, either express or implied, except as to all persons claiming or to claim the same or any part thereof by, through and under the General Partner or such Affiliate but not otherwise and with a further warranty that the General Partner or such Affiliate has not placed any lien, encumbrance, burden or other restriction on such Lease or, if the General Partner or such Affiliate has previously placed a lien, encumbrance, burden or other restriction on such Lease, that such lien, encumbrance, burden or other restriction is being concurrently released or has been released. In connection with any acquisition of Leases by the Partnership pursuant to this Section 5.3, the General Partner or an Affiliate thereof shall not retain from or otherwise burden the interest in any Lease assigned to the Partnership with any overriding royalty, net profits interest, carried interest, reversionary interest, production payment or other burden in favor of itself, its officers, directors and employees or any other person, except in connection with an acquisition by the General Partner or such Affiliate pursuant to a transaction where an unrelated third party transferring the Lease retains such an interest or burden with respect to all of the Lease acquired by the General Partner or Affiliate. With respect to each Lease acquired by the Partnership pursuant to this Section 5.3, such acquisition shall include all rights to all horizons under such Lease which were available for purchase and considered appropriate for acquisition by the Partnership. Under no circumstances shall the General Partner or any Affiliate of either thereof acquire rights to any separate horizon within or under a Lease in which the Partnership has an interest; provided, that the General Partner may acquire interests in zones, strata or horizons occurring below the stratigraphic equivalent of 9,460 feet as depicted in the Compensated Neutron electric log dated August 3, 1998, of the Abraxas Petroleum Corporation Echo Springs Well #4-22-19-93, located in the SE-NW-SE of Section 22, T19N, R93W, Carbon County, Wyoming, also being the same as the top of the Ericson Formation of the Mesa Verde Group.

        Section V.4.       Lease Sales.

        (a) Except as provided in this Section 5.4, in Section 6.2(d) and elsewhere herein, the General Partner may sell, farm-out, abandon or otherwise dispose of any Partnership Lease, on such terms as the General Partner deems reasonable and in the best interests of the Partnership and the Limited Partner.

        (b) Except as expressly permitted in Section 10.3, neither the General Partner or any of its Affiliates nor any of their employees shall acquire, directly or indirectly, any Lease (or any interest therein) from the Partnership unless the Limited Partner has previously approved in writing such acquisition.

        Section V.5.       Sales of Production.

        (a) The General Partner shall have the right to cause the Partnership to sell any oil or gas produced by or for the account of the Partnership, including but not limited to crude oil, condensate, natural gas liquids and natural gas (including casinghead gas) which may be produced from or allocated to the Assets or any additional Leases acquired pursuant to the terms hereof, to such purchaser and on such terms and conditions as the General Partner shall determine to be in the best interest of the Partnership; provided, however, that all such sales shall be upon terms and conditions which are the best terms and conditions available as determined in good faith by the General Partner taking into account all relevant circumstances, including but not limited to, price, quality of production, access to markets, minimum purchase guarantees, identity of purchaser, and length of commitment and, in any event, on terms no less favorable to the Partnership than the General Partner or any Affiliate thereof has recently obtained or is obtaining for arm's length sales, exchanges or dispositions of the General Partner's or such Affiliate's production of similar quantity and quality in the same geographic area where the Partnership's production is located; provided, further, that the General Partner's obligations under this Section shall be subject to the terms of Section 5.7 and subsections
(b) and (c) below.

        (b) In marketing the Partnership's gas reserves, the General Partner covenants and agrees that, to the fullest extent possible, it will cause the Partnership to market a percentage of the monthly produced gas volumes attributable to the Assets equal to the volumes of gas then subject to a Hedging Transaction under a market with a price structure tied to the same commodity index used in the hedge formula (i.e., CIG Inside FERC's first of the month index). Further, in connection with the marketing of the Partnership's gas reserves under a processing arrangement for natural gas liquids which permits the gas producer to elect whether to retain or reject ethane volumes on a monthly basis, the General Partner will elect to reject ethane.

        (c) Notwithstanding anything to the contrary contained herein, neither the General Partner nor any of its Affiliates nor any person who is a related person within the meaning of Section 29(d)(7) of the Internal Revenue Code shall purchase any oil or gas produced by or for the account of the Partnership.

        Section V.6. Operations on Partnership Leases. The General Partner or an Affiliate, shall act as operator in connection with operations on each Partnership Lease unless (a) another person (other than the General Partner or an Affiliate) is currently serving as operator under an agreement to which a Lease is subject or (b) any third party or third parties (not Affiliates of the General Partner) jointly owning such Lease and with a controlling interest will not otherwise agree. As to those Partnership Leases with respect to which the General Partner is not the operator, the General Partner shall take such actions and exercise such rights and remedies which are reasonably available to it to cause the actual operator to properly develop, maintain and operate such Leases. In the event the Partnership and any third party jointly own any Lease and operations thereon are conducted pursuant to an operating agreement, (i) if the third party is designated as operator thereunder, the Partnership shall pay the costs and expenses charged to it thereunder and (ii) if the General Partner or any of its Affiliates is designated as operator, the General Partner or such Affiliate shall receive for its account from the third party such third party's share of all compensation and reimbursement provided to the operator thereunder; provided, however, that the charges to the Partnership by the General Partner or any of its Affiliates (regardless of whether there is an operating agreement or regardless of whether or not a third party is also a party thereto) shall not exceed those set forth in or permitted by this Agreement or the "Accounting Procedure" (as herein called) attached hereto as Exhibit 5.6 (although the operating agreement, if any, may otherwise provide), and in no event shall the terms of any such operating agreement vary or effect this Agreement or the Accounting Procedure or the duties and obligations of the General Partner hereunder. The General Partner, or any Affiliate, shall not substitute another party as operator or assign its obligations as operator with respect to any Partnership Lease where it acts as operator, unless the Limited Partner requests in the event the General Partner is removed as such pursuant to Section 9.4 or the Limited Partner dissolves the Partnership pursuant to any of subsections
(c), (e), (f), (g) or (i) of Section 10.1 (and the General Partner agrees to use its reasonable best efforts to cause the person designated by the Limited Partner to be the successor operator).

        Section V.7. Hedge Arrangement. The General Partner covenants and agrees that, at the request of the Limited Partner and subject to the condition described below, the General Partner will cause the Partnership on the Delivery Date, to hedge up to 85% of the Partnership's proved producing gas reserves attributable to the Assets on such terms and conditions as are satisfactory to the Limited Partner. The General Partner covenants and agrees that, at the request of the Limited Partner and subject to the condition described below, it will execute on behalf of the Partnership such additional Hedging Transactions of the Partnership's proved producing reserves attributable to the Assets and any additional Leases acquired pursuant to the terms hereof on such terms and conditions as are reasonably satisfactory to the Limited Partner. Any Hedging Transaction contemplated hereunder shall be a "hedging transaction" as described in Treasury Regulation ss.1.1221-2 to reduce the risk of price changes for oil and gas produced by the Partnership in volumes equal to the notional amounts provided in the documents evidencing such Hedging Transaction. At the time of the execution and delivery by the Partnership of the documents evidencing a Hedging Transaction, the General Partner shall take such additional steps as may be necessary to identify the Hedging Transaction in the books and records of the Partnership as a "hedging transaction" in the manner and at the time prescribed by Treasury Regulation ss.1.1221-2(e).


                                   ARTICLE VI

                                   Management

        Section VI.1. Power and Authority of General Partner. Except as provided in Section 6.2 and elsewhere in this Agreement and except as otherwise provided by applicable law, the General Partner shall have full and exclusive power and authority on behalf of the Partnership to manage, control, administer and operate the properties, business and affairs of the Partnership in accordance with this Agreement and to do or cause to be done any and all acts deemed by the General Partner to be necessary or appropriate thereto.

        Section VI.2. Certain Restrictions on General Partner's Power and Authority. Notwithstanding any other provisions of this Agreement to the contrary, the General Partner shall not have the power or authority to, and shall not, do, perform or authorize any of the following without the prior written consent of the Limited Partner:

        (a) To borrow any money in the name or on behalf of the Partnership, or otherwise draw, make, execute and issue promissory notes and other negotiable or non-negotiable instruments and evidences of indebtedness, except that the General Partner may borrow money in the name and on behalf of the Partnership in such amounts as the General Partner shall reasonably determine are necessary to preserve and protect Partnership property upon the occurrence of an accident (e.g., a blowout), catastrophe or similar event or to comply with all applicable environmental laws, ordinances, rules and regulations;

        (b) To mortgage, pledge, assign in trust or otherwise encumber any Partnership property, or to assign any monies owing or to be owing to the Partnership, except to secure the payment of any borrowing permitted in Section 6.2(a) and except for customary liens contained in or arising under any operating agreements, construction contracts and similar agreements executed by or binding on the Partnership with respect to amounts not yet due or not yet delinquent (or, if delinquent, that are being contested by the General Partner in good faith) or except for statutory liens for amounts not yet due or not yet delinquent (or, if delinquent, that are being contested by the General Partner in good faith), provided that in no event shall the General Partner mortgage, pledge, assign in trust or otherwise encumber the Partnership's right to receive Capital Contributions from the Limited Partner;

        (c) To guarantee in the name or on behalf of the Partnership the payment of money or the performance of any contract or other obligation of any person except for responsibilities customarily assumed under operating agreements considered standard in the industry;

        (d) To sell, assign, farm-out, abandon or otherwise dispose of any Partnership Lease except (i) where the Lease disposed of consists solely of horizons or depths which do not have attributable to them any proved reserves,
(ii) as provided in Sections 3.3(d)(3) and 3.3(d)(4), or (iii) for such Leases or interests therein as the General Partner shall reasonably determine to be necessary to raise funds to pay Partnership liabilities and expenses (other than Catastrophe Costs) upon the occurrence of an accident, catastrophe or similar event (and, in connection therewith, to restore, preserve and protect Partnership property) or to comply with all applicable environmental or other laws, ordinances, rules and regulations;

        (e) To make any advance payments of compensation or other consideration to the General Partner or any of its Affiliates;

        (f) To bind or obligate the Partnership with respect to any matter outside the scope of the Partnership business;

        (g) To merge or consolidate the Partnership with any partnership or other person or entity, convert the Partnership to a general partnership or other entity or agree to an exchange of interests with any other person;

        (h) To use the Partnership name, credit or property for other than Partnership purposes;

         (i) To loan any Partnership funds to the General Partner or any of its Affiliates;

         (j) To enter into a Hedging Transaction, except as provided in Section 5.7, and to amend or terminate any agreements or other document evidencing a Hedging Transaction or waive any rights of the Partnership thereunder;

         (k) To acquire any Lease in violation of the terms of this Agreement;

         (l) To alter, supplement, modify or amend the Purchase Agreement or any other document or instrument executed in connection therewith, waive any of the General Partners' or the Partnership's rights or any of Seller's duties and obligations thereunder, or make any election, determination or agreement thereunder;

         (m) To compromise or settle any lawsuit, administrative matter or other dispute where the amount the Partnership may recover or might be obligated to pay, as applicable, is in excess of $25,000;

         (n) To enter into any contract or agreement with the General Partner or any Affiliate thereof for the rendering of services or the sale or lease of supplies (except that the foregoing shall not preclude the General Partner from serving as operator in accordance with Section 5.6); or

         (o) Except as expressly provided herein, to take any action with respect to the assets or property of the Partnership which benefits the General Partner or any of its Affiliates to the detriment of the Limited Partner or the Partnership, including, among other things, utilization of funds of the Partnership as compensating balances for its own benefit.

        Section VI.3.      Duties and Services of General Partner.

        (a) The General Partner shall comply in all respects with the terms of this Agreement and shall use its reasonable best efforts (i) to cause its Affiliates to comply with the terms of this Agreement and (ii) in the conduct of the business and operations of the Partnership to cause the Partnership (A) to comply with the terms and provisions of all agreements to which the Partnership is a party or to which its properties are subject, (B) to comply with all applicable laws, ordinances or governmental rules and regulations to which the Partnership is subject (including all applicable federal, state and local environmental laws, ordinances, rules and regulations), (C) to obtain and maintain all licenses, permits, franchises and other governmental authorizations necessary with respect to the ownership of Partnership properties and the conduct of Partnership business and operations and (D) to develop and implement a program to promote compliance with applicable environmental laws, ordinances, rules and regulations and to minimize prudently any liabilities or potential liabilities under this Section 6.3(a)(ii) including the development of a written environmental management system.

        (b) With respect to the maintenance, exploration, development and operation of the Assets and any additional Leases acquired pursuant to the terms hereof, the General Partner shall have the standard of care of a reasonably prudent and diligent operator.

        (c) With respect to the Limited Partner and its interests in the Partnership, the General Partner shall have the duties set forth in Section 4.04 of the Texas Revised Partnership Act and shall discharge such as provided in
Section 4.04(d) of the Texas Revised Partnership Act, provided that (i) the General Partner shall at all times act with integrity and in good faith and utilize its reasonable best efforts in all activities relating to the conduct of the business of the Partnership and in resolving conflicts of interest; (ii) during the existence of the Partnership, the General Partner shall devote such time and effort to the Partnership business and operations as shall be necessary to promote fully the interests of the Partnership and the mutual best interests of the Partners; however, and subject to the foregoing and the other express provisions of this Agreement, it is specifically understood and agreed that the General Partner shall not be required to devote full time to Partnership business; and (iii) subject to the other express provisions of this Agreement, the Limited Partner acknowledges that the General Partner currently engages in and possesses, and agrees that the General Partner may continue to engage in and possess, interests in other business ventures of any and every type and description, independently or with others, including without limitation the ownership, acquisition, exploration, development, operation and management of oil and gas properties, oil and gas drilling programs and partnerships similar to this Partnership, and (subject to the other express provisions of this Agreement) neither the Partnership nor the Limited Partner shall by virtue of this Agreement have any right, title or interest in or to such independent ventures. With respect to the maintenance and safekeeping of Partnership funds, the General Partner shall owe the Partnership and the Limited Partner a fiduciary duty.

        (d) The General Partner covenants and agrees that it or its Affiliates will at all times retain and have available to it and the Partnership a professional staff and outside consultants which together will be reasonably adequate in size, experience and competency to discharge properly the duties and functions of the General Partner hereunder and under any applicable operating and other agreements, including without limitation, engineers, geologists and other technical personnel, attorneys, accountants and secretarial and clerical personnel.

        Section VI.4. Liability of General Partner. The General Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or the Limited Partner for, and (subject to Section 6.5) the Partnership shall indemnify and save harmless the General Partner from any costs, expenses, losses or damages (including attorneys' fees and expenses, court costs, judgments and amounts paid in settlement) incurred by reason of its being General Partner, provided it has acted in good faith on behalf of the Partnership and the Limited Partner and in a manner reasonably believed by it to be within the scope of the authority granted to it by this Agreement and in the best interests of the Partnership, and provided further that (i) the General Partner was not guilty of a material breach of this Agreement, gross negligence, willful or wanton misconduct or breach of fiduciary duty with respect to such acts or omissions, and (ii) the satisfaction of any indemnification and any saving harmless shall be from and limited to Partnership assets (which shall be converted to cash to the extent necessary in a manner appropriate to protect the interests of all Partners) and not from any Capital Contributions to be made by the Limited Partner hereunder, and the Limited Partner shall not have any personal liability on account thereof.

        Section VI.5. Limitations on Indemnification. The rights of the General Partner under Section 6.4 with respect to indemnification from the Partnership shall be subject to the provisions of Article 11 of the Act. Any indemnification under Section 6.4 shall be made by the Partnership only as permitted herein and, unless the General Partner was wholly successful on the merits, only upon a determination by a court upon the request of the General Partner or by independent legal counsel selected by the General Partner and satisfactory to the Limited Partner in a written opinion that indemnification of the General Partner is permitted (a) under the circumstances because it has met the applicable standard of conduct set forth in Section 6.4 and (b) pursuant to
Article 11 of the Act.

        Section VI.6.      Costs, Expenses and Reimbursement.

        (a) Subject to the other express provisions of this Agreement, all direct, third-party out of pocket costs and expenses reasonably incurred in the Partnership's business shall be paid from Partnership funds, including costs of obtaining audits of the Partnership's books and records (including the fees and expenses of the Partnership's independent public accountants), the fees and expenses attributable to the preparation of the Partnership's tax returns and reports, the fees and expenses of the independent petroleum engineer referenced in Section 8.2(f), outside legal costs, general taxes and other direct, third-party out of pocket costs and expenses of the Partnership.

        (b) Commencing on the Purchase Agreement Closing Date, the Partnership shall pay, and the General Partner shall be entitled to receive, a monthly fee (the "Management Fee") in an amount equal to 1% of Net Operating Income (as defined below) for such month; provided, that the General Partner shall not be paid the Management Fee for any month (or portion thereof) in which the Partnership's right to receive revenues has been assigned to a trustee pursuant to Section 6.11, if the General Partner withdraws from the Partnership or if the General Partner has been removed as provided herein; provided further, that the General Partner shall not be paid the Management Fee for any month (or portion thereof) during which the business and affairs of the Partnership are being wound up for liquidation purposes pursuant to Section 10.3, if the General

Partner is not acting as liquidator hereunder. With respect to the month during which the Purchase Agreement Closing Date occurs and the last month during which the Management Fee is payable hereunder if the obligation to pay such fee terminates prior to the last day of such month, the monthly Management Fee shall be prorated based on the number of days during such month in which the General Partner is entitled to receive the Management Fee divided by the total number of days in such month. As used in this subsection (b), the term "Net Operating Income" shall mean, with respect to a given month, (i) the gross proceeds for such month received by the Partnership and attributable to any Hedging
Transaction plus (ii) the gross proceeds for such month received by the Partnership from the sale of hydrocarbons (other than in connection with a Hedging Transaction) minus (iii) any Hedging Costs for such month minus (iv) Lease Operating and Production Costs for such month.

        (c) Except as provided in Section 5.6, this Section 6.6 and in Section 6.7, the General Partner and its Affiliates shall not be paid any fee, compensation or reimbursement or be entitled to or charge the Partnership for or on account of their services, services of their officers, employees or consultants, fees or compensation of those geologists, geophysicists and engineers who are employed by them or otherwise retained by them, office expense, overhead or any other general or administrative costs or expense.

        Section VI.7. Organization Costs. The Partnership from time to time shall pay directly, or shall reimburse the General Partner and the Limited Partner for any payment by them of, the following fees and expenses incurred in connection with the initial organization of the Partnership ("Organization Costs"): (a) all reasonable fees and expenses incurred by them (including fees for outside legal services) in connection with the preparation and filing of all certificates, opinions and documents required pursuant to Sections 1.2 and 1.6;
(b) the fees and expenses of the outside consultants retained by the Limited Partner in connection with its determination to execute and deliver this Agreement, including Cawley Gillespie & Associates, Inc. and Woodward -Clyde);
(c) all reasonable fees and expenses of legal counsel to the Limited Partner in connection with (i) the negotiation, preparation and execution of this
Agreement, the Purchase Agreement and all related documents, (ii) the due diligence review of the Assets and (iii) the closing of the transactions contemplated under the Purchase Agreement; and (d) all reasonable fees and expenses of legal counsel to the Limited Partner in connection with the Limited Partner's consideration of any waiver of its rights under this Agreement or any proposed amendment or supplement to this Agreement.

        Section VI.8. Insurance. The General Partner shall cause the Partnership to obtain (and maintain during the entire term of the Partnership), or the General Partner shall carry for the benefit of the Partnership, insurance coverage in such amounts, with provisions for such deductible amounts and for such purposes as the General Partner and the Limited Partner have agreed upon below and thereafter shall agree upon in writing on or about July 1 of each year. Where appropriate, the General Partner may include the Partnership or the Limited Partner as additional insureds on any policies otherwise carried by the General Partner and the costs thereof shall be allocated to the Partnership on a basis mutually agreed upon in writing by the General Partner and the Limited Partner from time to time. The Partners hereby agree that the General Partner shall initially carry for the benefit of the Partnership insurance coverage in the amounts, with provisions for such deductible amounts and for the purposes, specified in Exhibit 6.8. Thereafter, the Partners shall review and endeavor in good faith to agree upon the Partnership's insurance coverage as provided above.

In the event the General Partner incurs any Catastrophe Costs pursuant to the terms hereof, the Partners agree that the General Partner shall be subrogated to any claims or actions the Partnership may have attributable to or arising from the events or circumstances with respect to which the Catastrophe Costs were incurred; provided, that the maximum amount that the General Partner shall be entitled to recover pursuant to the rights granted under this sentence (and the extent of such subrogation) shall be the amount of the Catastrophe Costs so incurred (which amount shall be herein called the "Catastrophe Costs Recovery").

        Section VI.9.      Tax Elections.

        (a) The General Partner shall make the following elections on behalf of the Partnership:

                  (i) To elect, in accordance with Section 263(c) of the Internal Revenue Code and applicable regulations and comparable state law provisions, to deduct as an expense all intangible drilling and development costs with respect to productive and non-productive wells and the preparation of wells for the production of oil or gas;

                  (ii) To elect the calendar year as the Partnership's fiscal year if permitted by applicable law;

                  (iii) To elect the accrual method of accounting;

                  (iv) If requested by the Limited Partner, to elect, in accordance with Sections 734, 743 and 754 of the Internal Revenue Code and applicable regulations and comparable state law provisions, to adjust basis in the event any Partnership interest is transferred in accordance with this Agreement or any Partnership property is distributed to any Partner;

                  (v) To elect to treat all organizational and start-up costs of the Partnership as deferred expenses amortizable over 60 months under Sections 195 and 709 of the Internal Revenue Code; and

                  (vi) To elect with respect to such other federal, state and local tax matters as the General Partner and the Limited Partner shall agree upon from time to time.

        (b) No Partner shall elect or cause the Partnership to elect to be treated as an association taxable as a corporation.

        (c) The General Partner agrees to use its best efforts to cause any tax partnership which governs any of the Assets or additional Leases hereafter acquired pursuant to the terms hereof to make an election under Section 754 of the Internal Revenue Code if such election would be beneficial to the Partnership.

        Section VI.10. Tax Returns. The General Partner shall prepare and timely file all federal, state and local income and other tax returns and reports as may be required as a result of the business of the Partnership, which returns shall be signed by the independent certified public accountants of the Partnership. Not less than 30 days prior to the date (as extended) on which the Partnership intends to file its federal income tax return or any state income tax return, the return proposed to be filed by the General Partner shall be furnished to the Limited Partner for review and comments. In addition, not more than 10 days after the date on which the Partnership actually files its federal income tax return or any state income tax return, a copy of the return so filed by the General Partner shall be furnished to the Limited Partner. The General Partner shall be designated the tax matters partner under Section 6231 of the Internal Revenue Code and shall promptly notify the Limited Partner if any tax return or report of the Partnership is audited or if any adjustments are proposed by any governmental body. In addition, the General Partner shall promptly furnish to the Limited Partner all notices concerning administrative or judicial proceedings relating to federal income tax matters as required under the Internal Revenue Code. During the pendency of any such administrative or judicial proceeding, the General Partner shall furnish to the Limited Partner periodic reports, not less often than monthly, concerning the status of any such proceeding. Without the consent of the Limited Partner, the General Partner shall not extend the statute of limitations, file a request for administrative adjustment, file suit concerning any tax refund or deficiency relating to any Partnership administrative adjustment or enter into any settlement agreement relating to any Partnership item of income, gain, loss, deduction or credit for any fiscal year of the Partnership.

        Section VI.11. Appointment of Trustee to Receive Payments. The Limited Partner may cause the Partnership at the Partnership's expense to assign the
Partnership's right to receive revenues to a trustee named by the Limited Partner (a) if the General Partner has committed fraud, willful or intentional misconduct or gross negligence in the performance of its duties hereunder, (b) if the General Partner has defaulted in the performance of its obligation hereunder to make a distribution of cash or property due and owing to the Limited Partner, (c) if the General Partner is in default in the performance or observance of any other material agreement, covenant, term, condition or obligation hereunder, which default must have continued for not less than 30 days after the General Partner has knowledge thereof or after written notice thereof given by the Limited Partner has been received by the General Partner,
(d) if a representation or warranty made by the General Partner herein or by the General Partner or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in material respect on the date as of which made, or (e) upon the occurrence of any of the events described in either Section 4.02(a)(4) or in Section 4.02(a)(5) of the Act (except that with respect to Section 4.02(a)(5) the operative number of days shall be 60 instead of those set forth in such Section). Such trustee shall receive and hold Partnership revenues for the benefit of all the Partners, but shall not have the rights of the General Partner hereunder. The trustee's sole right and responsibility shall be to receive Partnership funds and disburse them in accordance with the other provisions of this Agreement. In the event a trustee is appointed pursuant to this Section 6.11 and the default is cured or the action or event under or with respect to the bankruptcy law is completely dismissed or eliminated, the General Partner and the Limited Partner shall, at the request of either the General Partner or the Limited Partner, cause the trustee to be discharged at the Partnership's expense; provided that in the judgment of the Limited Partner, its interest under this Agreement will not be adversely affected by any such discharge.

                                   ARTICLE VII

                    Rights and Obligations of Limited Partner

        Section VII.1. Rights of Limited Partner. In addition to the other rights specifically set forth herein, the Limited Partner shall have the right to: (a) have the Partnership books and records (including without limitation those required in Section 1.07 of the Act) kept at the principal United States office of the Partnership and at all reasonable times to inspect and copy any of them, (b) have on demand true and full information of all things affecting the Partnership and a formal account of Partnership affairs whenever circumstances render it just and reasonable, (c) have dissolution and winding up by decree of court as provided for in the Act, (d) consult with or advise the General Partner and (e) exercise all rights of a limited partner under the Act (except to the extent otherwise specifically provided for herein).

        Section VII.2. Limitations on Limited Partner. The Limited Partner shall not have the authority or power in its capacity as a Limited Partner to act as agent for or on behalf of the Partnership or any other Partner, to do any act which would be binding on the Partnership or any other Partner, or to incur any expenditures on behalf of or with respect to the Partnership. The General Partner shall not hold out or represent to any third party that the Limited Partner has any such right or power or that the Limited Partner is anything other than a "limited partner" in the Partnership.

        Section VII.3. Liability of Limited Partner. The Limited Partner shall not be liable for the debts, liabilities, contracts or other obligations of the Partnership except to the extent of any unpaid Capital Contributions agreed to be made by the Limited Partner as set forth in Section 3.2 (which shall be subject to reduction as provided for in Section 3.4), any additional Capital Contributions hereafter agreed to be made by the Limited Partner in accordance with Section 3.3 (which shall also be subject to reduction as provided for in
Section 3.4) and the Limited Partner's share of the assets (including undistributed revenues) of the Partnership; and in all events, the Limited Partner shall be liable and obligated to make payments of its Capital Contributions only as and when such payments are due in accordance with the terms of this Agreement, and the Limited Partner shall not be required to make any loans to the Partnership. The Partnership shall indemnify and hold harmless the Limited Partner in the event it (a) becomes liable for any debt, liability, contract or other obligation of the Partnership except to the extent expressly provided in the preceding sentence or (b) is directly or indirectly required to make any payments with respect thereto.

        Section VII.4. Access of Limited Partner to Data. During the term of the Partnership, the Partnership may acquire or have access to geophysical, geological and other similar data and information. The Limited Partner and its agents and representatives, at any time either during the term of or after termination of the Partnership, shall have the right to inspect, review and copy any such data or information (or studies, maps, evaluations or reports derived therefrom) which relates to the Assets or other Leases which the Partnership owns or has owned or which has been paid for with Partnership funds and to consult with the Partnership's independent certified public accountants and independent petroleum engineers and the General Partner's technical personnel with respect to Partnership matters. Upon liquidation of the Partnership, copies of all such documents shall be distributed to the General Partner and to the Limited Partner if so requested by it.

        Section VII.5. Withdrawal and Return of Capital Contribution. The Limited Partner shall not be entitled to (a) withdraw from the Partnership except upon the assignment by the Limited Partner of all of its interest in the Partnership and the substitution of such Limited Partner's assignee as a Limited Partner of the Partnership in accordance with Section 9.1, or (b) the return of its Capital Contributions except to the extent, if any, that distributions made pursuant to the express terms of this Agreement may be considered as such by law or by unanimous agreement of the Partners, or upon dissolution and liquidation of the Partnership, and then only to the extent expressly provided for in this Agreement and as permitted by law.

                                  ARTICLE VIII

                    Books, Records, Reports and Bank Accounts

        Section VIII.1.    Capital Accounts, Books and Records.

        (a) Except as may otherwise be required by this Agreement, the General Partner shall keep books of account for the Partnership in accordance with generally accepted accounting principles consistently applied in accordance with the terms of this Agreement. Such books shall be maintained at the principal United States office of the Partnership and shall be maintained by the General Partner for review by the Limited Partner during the term of the Partnership and for a period of five years thereafter. The calendar year shall be selected as the accounting year of the Partnership and the books of account shall be maintained on an accrual basis.

        (b) An individual capital account shall be maintained by the Partnership for each Partner as provided below:

                  (i) The capital account of each Partner shall, except as otherwise provided herein, be (A) credited by such Partner's cash Capital Contributions when made, (B) credited by the fair market value of any property contributed to the Partnership by such Partner (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Internal Revenue Code), (C) credited with the amount of any item of taxable income or gain and the amount of any item of income or gain exempt from tax allocated to such Partner (taking into account any reallocation pursuant to Sections 3.3 and 3.6), (D) credited with the Partner's share of Simulated Gain as provided in paragraph (ii) of this
        Section 8.1(b), (E) debited by the amount of any item of tax deduction or loss allocated to such Partner (taking into account any reallocation pursuant to Sections 3.3 and 3.6), (F) debited with the Partner's share of Simulated Loss and Simulated Depletion as provided in paragraph (ii) of this Section 8.1(b), (G) debited by such Partner's allocable share of


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
        expenditures   of  the  Partnership  not  deductible  in  computing  the
        Partnership's taxable income and not properly chargeable as capital expenditures, including any non-deductible book amortizations of capitalized costs, and (H) debited by the amount of cash or the fair market value of any property distributed to such Partner (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Section 752 of the Internal Revenue Code). Immediately prior to any distribution of assets by the Partnership that is not pursuant to a liquidation of the Partnership or all or any portion of a Partner's interest therein, the Partners' capital accounts shall be adjusted by (X) assuming that the distributed assets were sold by the Partnership for cash at their respective fair market values as of the date of distribution by the Partnership and (Y) crediting or debiting each Partner's capital account with its respective share of the hypothetical gains or losses, including Simulated Gains and Simulated Losses, resulting from such assumed sales in the same manner as each such capital account would be debited or credited for gains or losses on actual sales of such assets. Notwithstanding the foregoing sentence, the Partnership shall not distribute any property in kind to any Partner except as provided in
        Section 10.3.

                  (ii)  The   allocation   of  basis   prescribed   by   Section
        613A(c)(7)(D) of the Internal Revenue Code and provided for in Section 4.3(b) and each Partner's separately computed depletion deductions shall not reduce such Partner's capital account, but such Partner's capital account shall be decreased by an amount equal to the product of the depletion deductions that would otherwise be allocable to the Partnership in the absence of Section 613A(c)(7)(D) of the Internal Revenue Code (computed without regard to any limitations which theoretically could apply to any Partner) times such Partner's percentage share of the adjusted basis of the property (determined under
        Section 4.3(b)) with respect to which such depletion is claimed (herein called "Simulated Depletion"). The Partnership's basis in any Depletable Property as adjusted from time to time for the Simulated Depletion allocable to all Partners (and where the context requires, each Partner's allocable share thereof, which share shall be determined in the same manner as the allocation of basis prescribed in Section 4.3(b)) is herein called "Simulated Basis". No Partner's capital account shall be decreased, however, by Simulated Depletion deductions attributable to any Depletable Property to the extent such deductions exceed such Partner's allocable share of the Partnership's remaining Simulated Basis in such property. The Partnership shall compute simulated gain ("Simulated Gain") or simulated loss ("Simulated Loss") attributable to the sale or other disposition of a Depletable Property based on the difference between the amount realized from such sale or other disposition and the Simulated Basis of such property, as theretofore adjusted. Any Simulated Gain shall be allocated to the Partners and shall increase their respective capital accounts in the same manner as the amount realized from such sale or other disposition in excess of Simulated Basis shall have been allocated pursuant to Section 4.3(b). Any Simulated Loss shall be allocated to the Partners and shall reduce their respective capital accounts in the same percentages as the costs of the property sold were allocated up to an amount equal to each Partner's share of the Partnership's Simulated Basis in such property at the time of such sale.

                  (iii) Any adjustments of basis of Partnership property provided for under Sections 734 and 743 of the Internal Revenue Code and comparable provisions of state law (resulting from an election under Section 754 of the Internal Revenue Code or comparable provisions of state law) and any election by an individual Partner under Section

        59(e)(4) of the Internal Revenue Code to amortize such Partner's share of intangible drilling and development costs shall not affect the capital accounts of the Partners (unless otherwise required by applicable Treasury Regulations), and the Partners' capital accounts shall be debited or credited pursuant to the terms of this Section 8.1 as if no such election had been made.

                  (iv) Capital accounts shall be adjusted, in a manner consistent with this Section 8.1, to reflect any adjustments in items of Partnership income, gain, loss or deduction that result from amended returns filed by the Partnership or pursuant to an agreement by the Partnership with the Internal Revenue Service or a final court decision.

                  (v) In the case of property carried on the books of the Partnership at an amount which differs from its adjusted basis, the Partners' capital accounts shall be debited or credited for items of depreciation, cost recovery, Simulated Depletion, amortization and gain or loss (including Simulated Gain or Simulated Loss) with respect to such property computed in the same manner as such items would be computed if the adjusted tax basis of such property were equal to such book value, in lieu of the capital account adjustments provided above for such items, all in accordance with Treasury Regulation ss. 1.704-1(b)(2)(iv)(g).

                  (vi) It is the intention of the Partners that the capital accounts of each Partner be kept in the manner required under Treasury Regulation ss. 1.704-1(b)(2)(iv). To the extent any additional adjustment to the capital accounts is required by such regulation, the General Partner is hereby authorized to make such adjustment after notice to the Limited Partner.

         Section VIII.2. Reports. The General Partner shall deliver to the Limited Partner the following financial statements and reports at the times indicated below:

        (a) Monthly, within 30 days after the end of the month for which such report is given, while the Partnership has any direct drilling operations in progress, a report disclosing in reasonable detail the progress of such drilling operations on a well-by-well basis and such other information as the General Partner may determine or the Limited Partner shall reasonably request.

        (b) Monthly, within 30 days after the end of the month for which such report is given, (i) a general description of the Assets and any additional Leases acquired pursuant to the terms hereof, except succeeding reports need contain only material changes (if any) regarding the Assets and such Leases,
(ii) a list of wells in which the Partnership has an interest, a description of the status thereof and the interest of the Partnership therein, except succeeding reports need contain only material changes (if any) regarding any such well, (iii) a statement of the cost of each well completed or abandoned and an explanation of the abandonment of any well which has been abandoned after production from such well has commenced and (iv) a description of each sale, farmout or other transfer or disposition by the Partnership of any Lease occurring during such month, including the reasons therefor, parties thereto and terms thereof.

        (c) Monthly, within 30 days after the end of each month for which such report is given, a schedule prepared on a cash basis setting forth (i) total Partnership costs and revenues, (ii) the portions of such costs and revenues allocated to the General Partner and the Limited Partner, (iii) a reconciliation of such allocations of costs and revenues to the specific allocation provisions of this Agreement, (iv) a description of each borrowing occurring during such month pursuant to 6.2(a), including the reasons therefor, parties thereto and terms thereof, together with total Partnership borrowings then outstanding and
(v) the cumulative amounts due to or owing by the Partnership pursuant to any Hedging Transaction through the end of such month for the current settlement period with respect thereto.

        (d) Monthly, within 30 days after the end of each month for which such report is given and prepared on a cash basis, a schedule prepared on a Lease basis setting forth with respect to each Partnership well and Lease (i) production figures, (ii) revenues, (iii) operating expenses, (iv) taxes and (v) production price and sales reports.

        (e) Quarterly within 45 days after the end of each fiscal quarter of the Partnership and annually within 90 days after the end of each fiscal year of the Partnership (commencing with the fiscal year ending December 31, 1998, in the instance of the annual report), (i) financial statements as of the end of and for such period, including a balance sheet and statements of income, Partners' equity, status of Payout and cash flows, prepared in accordance with generally accepted accounting principles and, with respect to the annual financial statements, accompanied by a report of the Partnership's independent certified public accountants stating that (A) their examination was made in accordance with generally accepted auditing standards and that in their opinion such financial statements fairly present the Partnership's financial position, results of operations and cash flow in accordance with generally accepted accounting principles consistently applied, and (B) in the normal course of making the examination and reporting on the financial statements described above, nothing came to their attention which caused them to believe that (1) the revenues and costs and expenses allocated to the Partners hereunder were not allocated in accordance with the specific allocation provisions of this Agreement and (2) the General Partner failed to comply in any material respect with this Agreement, or, if they did conclude that the General Partner so failed, a statement specifying the nature and period of existence of such failure, (ii) a schedule reflecting for such period the total costs of the Partnership and the costs charged to the General Partner and the costs charged to the Limited Partner, the total revenues of the Partnership and the revenues credited to the account of the General Partner and to the account of the Limited Partner and a reconciliation of such expenses and revenues to the provisions of
Article IV and Sections 3.3 and 3.6, (iii) a summary itemization by type and/or classification of the total fees, compensation and reimbursement paid by the Partnership (or indirectly on behalf of the Partnership) to the General Partner and its Affiliates, which summaries shall be accompanied by a report of the Partnership's independent certified public accountants stating that in preparing such summaries nothing came to their attention which caused them to believe that any transaction between the General Partner or an Affiliate thereof and the Partnership did not comply with Section 6.2(n) or Section 6.6, or if they did so conclude, a statement specifying such noncompliance, and (iv) a schedule reflecting the capital account balances of each Partner prepared pursuant to the provisions of Section 8.1(b). The independent certified public accountants for the Partnership shall be Ernst & Young LLP or such other nationally recognized firm of independent certified public accountants as shall be designated by the General Partner and approved by the Limited Partner.

        (f) Annually within 90 days after the end of each fiscal year of the Partnership, beginning with the fiscal year ending December 31, 1998, a report containing (i) an estimation of the oil and gas reserves, classified by appropriate categories, as of the end of the preceding fiscal year attributable to the interest of the Partnership and of the Limited Partner therein, (ii) a projection of the rate of production of and net income from such reserves with respect to each such interest, (iii) a calculation of the present worth of such net income discounted at a rate or rates designated from time to time by the Limited Partner, and (iv) a schedule or complete description of all assumptions, estimates and projections made or used in the preparation of such report, including without limitation estimated future product prices, capital expenditures, operating expenses and taxes. Each such report shall be prepared in accordance with customary and generally accepted standards and practices for petroleum engineers, and shall be based on such assumptions as to costs, product prices and similar factors as (x) prescribed by Rule 4-10 of Regulation S-X promulgated by the Securities and Exchange Commission and (y) the Limited Partner shall designate from time to time and shall be prepared by an independent petroleum engineer designated by the General Partner and approved by the Limited Partner.

        (g) Annually within 90 days after the end of each fiscal year of the General Partner, audited financial statements of the General Partner.

        (h) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Parent to its stockholders and all registration statements, periodic reports and other statements filed by Parent with any securities exchange or any similar governmental authority.

        (i) Such other reports and financial statements as the General Partner shall determine or as the Limited Partner shall reasonably request from time to time.

        The cost of such reporting paid to third parties (except pursuant to Sections 8.2(g) and (h)) shall be paid by the Partnership as a Partnership expense.

        Section VIII.3. Bank Accounts. The General Partner shall cause one or more accounts to be maintained in the name of the Partnership in one or more banks which each have capital, surplus and undivided profits of at least $250,000,000, which accounts shall be used for the payment of expenditures incurred by the Partnership in connection with the business of the Partnership and in which shall be deposited any and all receipts of the Partnership. All amounts shall be and remain the property of the Partnership and shall be received, held and disbursed by the General Partner for the purposes specified in this Agreement. There shall not be deposited in any of such accounts any funds other than funds belonging to the Partnership, and no other funds shall in any way be commingled with such funds.

        Section VIII.4. Information Relating to the Partnership. Upon request, the General Partner shall supply to the Limited Partner any information requested regarding the Partnership or its activities. During ordinary business hours, the Limited Partner and its authorized agents and representatives shall have reasonable access to all books, records and materials in the Partnership's offices regarding the Partnership or its activities and, at the risk of the Limited Partner, to the drill site of each Partnership well.

        Section VIII.5. Certain Notices. The General Partner shall promptly notify the Limited Partner in writing:

                  (a) of the occurrence of any material adverse change in the Partnership's operations or properties;

                  (b) of any default by the General Partner in the performance of any of its obligations hereunder;

                  (c) of any claim against the Partnership of $25,000 or more or any notice to the Partnership of potential liability under applicable environmental laws which might exceed such amount;

                  (d) in the event the General Partner changes the location of its principal office or principal place of business; and

                  (e) in the event the Limited Partner become entitled to dissolve the Partnership pursuant to Section 10.1, immediately after the General Partner becomes aware of such event.


                                   ARTICLE IX

                   Assignments of Interests and Substitutions

        Section IX.1.      Assignments by Limited Partner.

        (a) The interest of the Limited Partner in the Partnership shall be assignable in whole or in part, subject to the following: (i) no such assignment shall be made if such assignment would result in the violation of any applicable federal or state securities laws, (ii) the Partnership shall not be required to recognize any such assignment until the instrument conveying such interest has been delivered to the General Partner for recordation on the books of the Partnership and (iii) the Limited Partner shall have first complied with Section 9.6.

        (b) Unless an assignee becomes a substituted Limited Partner in accordance with the provisions set forth below, such assignee shall not be entitled to any of the rights granted to the Limited Partner hereunder, other than the right to receive allocations of income, gain, loss, deduction, credit and similar items and distributions to which the assignor would otherwise be entitled, to the extent such items are assigned.

        (c) An assignee of the interest of the Limited Partner, or any portion thereof, shall become a substituted Limited Partner entitled to all of the rights of the Limited Partner if, and only if (i) the assignor gives the assignee such right, (ii) the General Partner, in its sole and absolute discretion, consents to such substitution and (iii) the assignee executes and delivers such instruments, in form and substance reasonably satisfactory to the General Partner, as the General Partner may deem necessary or desirable to effect such substitution and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement. Upon the satisfaction of such requirements, the General Partner shall concurrently (or as of such later date as shall be provided for in any applicable written instruments furnished to the General Partner) admit any such assignee as a substituted Limited Partner of the Partnership and reflect such admission and the date thereof in the records of the Partnership.

        (d) The Partnership and the General Partner shall be entitled to treat the record owner of any Partnership interest as the absolute owner thereof in all respects and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such interest that complies with the terms of this Agreement has been received by the General Partner.

        Section IX.2. Assignment by General Partner. The interest of the General Partner in the Partnership shall not be assigned, mortgaged, pledged, subjected to a security interest or otherwise encumbered, in whole or in part, without the prior written consent of the Limited Partner in its sole and absolute discretion.

        Section IX.3. Merger or Consolidation. Notwithstanding the provisions of Sections 9.1 or 9.2, the merger or consolidation by a Partner with another corporation shall not be considered an assignment of an interest in the Partnership, and upon the merger or consolidation of such Partner, the resulting corporation shall continue as a Partner.

        Section IX.4.      Removal of General Partner.

        (a) Subject to the provisions hereof, the Limited Partner may remove the General Partner with cause and select a new General Partner to operate and carry on the business and affairs of the Partnership. As used in this Section 9.4 and in Section 9.5, "with cause" shall mean the occurrence of any of the following:
(i) the commission by the General Partner of fraud, willful or intentional misconduct or gross negligence in the performance of its duties hereunder; (ii) a default by the General Partner in the performance of its obligation to cause the Partnership to make a distribution of cash or property due and owing to the Limited Partner; (iii) a default by the General Partner in the performance or observation of any other material agreement, covenant, term, condition or obligation hereunder, which default must have continued for not less than 30 days after the General Partner has knowledge thereof or after written notice thereof given by the Limited Partner has been received by the General Partner;
(iv) a representation or warranty made by the General Partner herein or by the General Partner or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; (v) the occurrence of any of the events described in

Section 4.02(a)(4) or Section 4.02(a)(5) of the Act with respect to the General Partner or Parent (except that with respect to Section 4.02(a)(5), the operative number of days shall be 60 instead of the numbers set forth in such Section);
(vi) a material adverse change in Parent's financial condition taken on a consolidated basis that may have a material adverse effect on the Partnership, as reasonably determined by the Limited Partner in its sole discretion; (vii) a material adverse change in the Partnership's operations or properties (including the value thereof) as reasonably determined by the Limited Partner in its sole discretion, taking into account whether such material adverse change is due to factors beyond the reasonable control of the General Partner; (viii) the General Partner is no longer a wholly-owned subsidiary of Parent; (ix) a default by Parent in the performance or observation of any agreement, covenant, term or condition or obligation under the Guaranty; and (x) a representation or warranty made by Parent or by Parent or any of its officers in any writing furnished in connection with or pursuant to this Agreement or the Guaranty shall be false in any material respect on the date as of which made.

        (b) For purposes of illustration, but not by way of limitation, a material adverse change in Parent's financial condition taken on a consolidated basis for purposes of clause (vi) of subsection (a) above may be deemed to include (i) the failure of the Parent to pay any portion, when such portion is due, of any of its indebtedness or a breach or default by Parent of any agreement or instrument by which such indebtedness is issued, evidenced, governed or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor; (ii) a breach or default by Parent of any other material agreement or other instrument to which Parent is a party or by which it or any of its properties are bound; (iii) the entry against Parent of a final, non-appealable judgment for the payment of money; and (iv) the issuance of a writ of attachment or any similar process by any tribunal against all or any substantial part of Parent's assets.

        (c) For purposes of illustration, but not by way of limitation, a material adverse change in the Partnership's operations or properties (including the value thereof) for purposes of clause (vii) of subsection (a) above may be deemed to include (i) if cumulative production attributable to such properties for any 12-month period is less than 85% of the forecasted production for such period as set forth in that certain reserve report prepared by Cawley Gillespie & Associates, Inc. dated October 1, 1998 (in this subsection, the "CGA Report") (and determined on a mmbtu basis), or (ii) if cumulative lease operating costs, on an mcf equivalent basis, for any 12-month period are greater than 115% of the forecasted lease operating costs for such period as set forth in the CGA Report, taking into account (in the instance of both clause (i) or clause (ii), whether such decrease in production or increase in lease operating costs, as applicable, is due to factors beyond the reasonable control of the General Partner.

        (d) Any successor General Partner will be named in, and its appointment as such will be effective as of a date specified in, a notice to the General Partner from the Limited Partner exercising its right to remove the General Partner and select the successor General Partner. The removal of the General Partner shall be effective only if and when the following conditions have been satisfied: (i) a successor General Partner shall have been selected and shall have agreed to accept the responsibilities of a General Partner; and (ii) this Agreement and the Certificate of Limited Partnership of the Partnership shall have been duly amended to name the new General Partner. To the extent required by the laws of any jurisdiction to which the Partnership or this Agreement is subject, the Partners hereby unanimously consent to the admission of such successor General Partner and hereby appoint such successor General Partner as the agent and attorney in fact for each Partner (including without limitation the retiring General Partner) for the purpose of signing, swearing to and filing an amendment to the certificate of limited partnership of the Partnership and all other necessary or appropriate documents in connection with the substitution of such successor General Partner.

        (e) The provisions of this Section 9.4 shall not be the sole remedy of the Limited Partner in the event the General Partner is removed with cause, and in such event the Partnership and/or the Limited Partner shall have all other rights and remedies as shall be available to them pursuant to this Agreement, at law or in equity to redress any wrong or damage arising from the event or circumstances giving rise to the General Partner's removal with cause.

        Section IX.5. Rights of General Partner Upon Removal. In the event the General Partner is removed in accordance with Section 9.4, the incoming General Partner shall have the right to purchase from the removed General Partner a one percent general partner interest in the Partnership at a price equal to the appraised value thereof. Such appraised value shall be determined by a qualified independent appraiser who is mutually agreed upon by both the removed General Partner and the incoming General Partner within 30 days after the selection of the incoming General Partner. If the removed General Partner and the incoming General Partner cannot mutually agree upon a single independent appraiser within such period, they shall each select their own independent appraiser and those two appraisers shall select a third independent appraiser. The cost of such appraisal shall be borne by the removed General Partner. The incoming General Partner's option to acquire such interests must be exercised by notice in writing to the removed General Partner not more than 20 days after the selection of the incoming General Partner and the purchase price for such interest shall be paid in cash not more than 30 days after receipt by the parties of the report of the appraiser setting forth the appraised value. In the event the incoming
General Partner does not elect to purchase the one percent general partner interest of the removed General Partner pursuant to the provisions of this
Section 9.5, such interest shall be converted to a limited partner interest in the Partnership. Further, in any event any remaining general partner interest of the removed General Partner in the Partnership (i.e., the additional interests to be received after the Cumulative Payout No. 1, Cumulative Payout No.2 or Cumulative Payout No. 3) shall be converted to a limited partner interest in the Partnership and the removed General Partner shall continue as a limited partner in accordance with Section 6.02 of the Act, but without any right to vote, consent, approve or otherwise make any determination under this Agreement; provided, that after such conversion any amendment to this Agreement that would change (a) the status of the removed General Partner as a limited partner hereof, (b) the removed General Partner's participation in the income, gain, loss, credits or distributions of the Partnership, (c) the removed General Partner's obligation to contribute capital to the Partnership or (d) this proviso, shall require the written consent of the removed General Partner.

        Section 9.6        Right of First Offer.

        (a) Each time the Limited Partner proposes to make any sale or other disposition of all or any portion of its interest in the Partnership (other than a sale or other disposition to a person controlling, controlled by or under common control with the Limited Partner and whether or not the Limited Partner has received an offer for such interest), the Limited Partner shall so inform the General Partner by notice in writing (in this Section 9.6, the "Transfer Notice") describing the interest (or portion thereof) that is the subject of such proposed disposition (in this Section 9.6, the "Offered Interest") and the other terms and conditions of such proposed disposition, including any consideration proposed to be received for the Offered Interest (and, if the proposed Disposition is to be wholly or partly for consideration other than money, the Transfer Notice shall state the amount of the monetary consideration, if any, and shall describe all non-monetary consideration and state the fair market value thereof). If the General Partner disagrees with the fair market value of the non-monetary consideration as described in the Transfer Notice, then such fair market value shall be determined by an independent appraiser agreed upon by both Partners (provided, that if Partners cannot agree upon an independent appraiser within 15 days of the Transfer Notice, they shall each elect their own independent appraiser within 10 days after the expiration of such 15-day period and those two independent appraisers shall select a third independent appraiser within 10 days after the expiration of such 10-day period). By giving the Transfer Notice, the Limited Partner shall be deemed to have granted to the General Partner an option to purchase all of the Offered Interest for the price and upon the terms set forth in the Transfer Notice (as modified by any such appraiser(s)). Such option may be exercised with respect to all (but not less than all) the Offered Interest by the General Partner giving notice in writing of its intention to exercise the option which is delivered to the Limited Partner within thirty days after the later of the General Partner's receipt of the Transfer Notice or the selection of the three independent appraisers (if applicable). If the General Partner does not deliver any such notice to the Limited Partner within such thirty-day period, all of such Offered Interest may be disposed of by the Limited Partner for the price and on the terms and conditions set forth in the Transfer Notice (as modified by any such appraiser(s)), at any time within 120 days after the expiration of the thirty-day option period, but any such disposition shall be subject to Section 9.1.

        (b) If the General Partner timely exercises any option to purchase the Offered Interest pursuant to Section 9.6(a), the purchase price of such Offered Interest shall be the monetary consideration set forth in the Transfer Notice plus the fair market value of any non-monetary consideration set forth in the Transfer Notice (as modified by any such appraiser(s)) and shall be payable by the General Partner to the Limited Partner in cash. The closing of the purchase and sale of an Offered Interest shall take place on the 15th day following the date of delivery to the Limited Partner of the General Partner's notice of election to purchase the Offered Interest (or if such day is a Saturday, Sunday, or legal holiday in the State of Connecticut, the first day thereafter that is not a Saturday, Sunday, or legal holiday) at 10:00 a.m., local time, in the office of the Limited Partner set forth on the Limited Partner's signature page of this Agreement, or on such other date and at such other time and place as may be agreed to by both Partners. At the closing, the Limited Partner shall take all action necessary to convey the Offered Interest to the General Partner, free of all liens and encumbrances.

                                    ARTICLE X

                    Dissolution, Liquidation and Termination

        Section X.1. Dissolution. The Partnership shall be dissolved upon the occurrence of any of the following:

        (a)       The occurrence of December 31, 2018.

        (b) The  consent in  writing  of the  General  Partner  and the  Limited
Partner.

        (c) The election of the Limited Partner by written notice to the General Partner if at the time such notice is given (i) the General Partner has committed fraud, willful or intentional misconduct or gross negligence in the performance of its duties hereunder, (ii) the General Partner has defaulted in the performance of its obligation hereunder to make a distribution of cash or properties due and owing to the Limited Partner, (iii) the General Partner has defaulted in the performance or observation of any other material agreement, covenant, term, condition or obligation hereunder, which default must have continued for not less than 30 days after the General Partner has knowledge thereof or after written notice thereof given by the Limited Partner has been received by the General Partner, or (iv) a representation or warranty made by the General Partner herein or by the General Partner or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made.

        (d) The sale or other disposition of all or substantially all of the assets of the Partnership.

        (e) The occurrence of an event of withdrawal from the Partnership by the General Partner as provided for in Section 4.02(a) of the Act.

        (f) The election of the Limited Partner by written notice to the General Partner if at the time such notice is given (i) the General Partner has breached
Section 9.2 or (ii) the General Partner has merged or consolidated with another entity.

        (g) The election of the Limited Partner by written notice to the General Partner at any time after the third anniversary of the Delivery Date.

        (h) The failure of the Partnership to consummate the transactions contemplated by the Purchase Agreement.

        (i) The election of the Limited Partner by written notice to the General Partner (i) if the General Partner is no longer a wholly-owned subsidiary of Parent, (ii) upon a default by Parent in the performance or observation of any agreement, covenant, term or condition or obligation under the Guaranty, which default must have continued for not less than 30 days after the Parent has knowledge thereof or after written notice thereof given by the Limited Partner has been received by the Parent, (iii) if a representation or warranty made by Parent or by Parent or any of its officers in any writing furnished in connection with or pursuant to this Agreement or the Guaranty shall be false in any material respect on the date as of which made, or (iv) upon the occurrence of any of the events described in Section 4.02(a)(4) or Section 4.02(a)(5) of the Act with respect to Parent (except that with respect to Section 4.02(a)(5), the operative number of days shall be 60 instead of the numbers set forth in such Section).

        (j) The occurrence of any other event which under the Act causes the dissolution of a limited partnership.

        Section X.2.       Withdrawal by General Partner and Reconstitution.

        (a) Except as specifically permitted in Section 9.2, the General Partner covenants and agrees not to (i) withdraw voluntarily from the Partnership, either directly, by dissolution, by transfer of its Partnership interest or by any other voluntary act (including without limitation any event of withdrawal from the Partnership by the General Partner as provided in Section 4.02(a) of the Act), or (ii) allow seizure, attachment, garnishment, foreclosure or other taking of its Partnership interest. Notwithstanding anything to the contrary contained in this Section 10.2, in Section 10.1 or elsewhere in this Agreement, the General Partner shall not merge or consolidate with, or assign or transfer its interest in the Partnership to, any third party (including an Affiliate or any other party related to the General Partner) if such merger, consolidation, assignment or transfer will result in the termination of the Partnership for tax purposes. If the General Partner breaches any provision of this Section 10.2 or
Section 9.2, if an event described in Section 10.1(e) occurs, or if an election is made by the Limited Partner to dissolve the Partnership pursuant to Section 10.1(f) or Section 10.1(i), all interests and amounts which the General Partner would otherwise receive under Section 10.3 (as General Partner but not as Limited Partner, unless such limited partnership interest is held by the General Partner as a result of Section 9.4 of this Agreement if the General Partner has been removed for cause) shall be reduced by the following applicable percentages of such interest and amount: 90% if the withdrawal occurs prior to the expiration of the Phase I Period; 75% if the withdrawal occurs after the expiration of the Phase I Period but prior to the expiration of the Phase II Period; 50% if the withdrawal occurs after the expiration of the Phase II Period but prior to the expiration of the Phase III Period; and 10% if the withdrawal occurs during the Phase IV Period. The distribution to the Limited Partner of assets which would otherwise be distributable to the General Partner in accordance with this Section 10.2 shall constitute liquidated damages to the Limited Partner for a violation by the General Partner of the covenant and agreement contained in the first sentence of this Section 10.2, the parties having agreed that the amount of actual damages would be difficult or impossible to calculate.

        (b) Notwithstanding the foregoing Section 10.2(a) or any other provision of this Agreement, (i) the Partnership may be reconstituted and its business continued without being wound up as provided for in Section 8.03 of the Act and
(ii) the provisions of Section 6.02 (including without limitation subsection (b) thereof) of the Act shall be applicable to the Partnership except that the right to recover damages from the withdrawing General Partner pursuant to Section 6.02(a) of the Act shall be governed by Section 10.2(a) of this Agreement.

        Section X.3. Liquidation and Termination. Upon dissolution of the Partnership (unless it is reconstituted and its business continued without being wound up as provided for in Section 10.2(b)), the General Partner shall act as liquidator or may appoint in writing one or more liquidators who shall have full authority to wind up the affairs of the Partnership and make final distribution as provided herein; provided, however, that if one of the events specified in
Section 10.1(c),(e), (f), (g) or (i) has occurred as a result of an act by the General Partner, the liquidator shall be a person selected in writing by the Limited Partner. The liquidator shall continue to operate the Partnership properties with all of the power and authority of the General Partner.
The steps to be accomplished by the liquidator are as follows:

        (a) As promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by the Partnership's independent accountants of the Partnership's assets, liabilities and operations through the last day of the month in which the dissolution occurs or the final liquidation is completed, as appropriate.

        (b) The liquidator shall pay all of the debts and liabilities of the Partnership (including all expenses incurred in liquidation) or otherwise make adequate provision therefor (including without limitation the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine). After making payment or provision for all debts and liabilities of the Partnership, the Partners' capital accounts shall then be adjusted by (i) assuming the sale of all remaining assets of the Partnership for cash at their respective fair market values (as determined by an appraiser mutually determined by the Partners within 30 days after receipt by the Limited Partner of notice that the liquidator has paid or made provision for all debts and liabilities of the Partnership) as of the date of termination of the Partnership, (ii) assuming the distribution of such cash at such time in the percentages required under Sections 4.2 and 4.4, taking into account whether Cumulative Payout No. 1, Cumulative Payout No. 2 or Cumulative Payout No. 3 has occurred or would occur as a result of such distribution, and (iii) debiting or crediting each Partner's capital account with its respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as each such capital account would be debited or credited for gains or losses on actual sales of such assets. In the event that the Limited Partner fails to notify the General Partner of its selection of an appraiser pursuant to the preceding sentence within the time period specified therein, the General Partner shall be entitled to select such appraiser. The liquidator shall then by payment of cash or property (valued as of the date of termination of the Partnership at its fair market value by the appraiser selected in the manner provided above) distribute to the Partners such amounts as are required to pay the positive balances of their respective capital accounts. To the extent possible and provided that the ownership of such property would not be in violation of any rule or regulation then applicable to the Limited Partner, such a distribution shall be in kind unless otherwise agreed to by the General Partner and the Limited Partner. In making distributions of property in satisfaction of such capital account balances, the liquidator shall distribute, to the extent possible, undivided interests in each Lease in the same percentages as the Partners share revenues from such Lease. Each Partner shall have the right to designate another person to receive any property which otherwise would be distributed in kind to that Partner pursuant to this Section
10.3 and Section 10.2 if that Section is applicable. Any distributions to the Partners in liquidation of the Partnership shall be made by the later of the end of the taxable year in which the liquidation occurs, or 90 days after the date of such liquidation. For purposes of the preceding sentence, the term "liquidation" shall have the same meaning as set forth in Treasury Regulation ss. 1.704-1(b)(2)(ii)(g) as in effect at such time.

        (c) Any Leases distributed to the Partners shall be subject to the operating agreements then in effect with respect to such Leases; provided, however, that if any of such Leases is subject to an operating agreement to which an unaffiliated third person is not a party, such Leases shall be subject to a standard form operating agreement as shall be agreed upon by the Partners. Upon written request made by any Partner, the liquidator shall sell the Partnership Leases and other properties and assets that otherwise would be distributable to such Partner under this Section 10.3 at the best cash price available therefor and distribute such cash (after deducting all expenses reasonably relating to such sale) to such Partner. Such sale shall be on behalf of such Partner and shall be treated as the sale by such Partner of its interest in such properties, and any gain or loss attributable to such sale and any proceeds therefrom shall be for the account of such Partner.

        (d) The provisions of subsections (b) and (c) of this Section 10.3 shall be subject to the effect of Section 10.2 if that Section is applicable.

        (e) Except as expressly provided herein, the liquidator shall comply with any applicable requirements of the Act and all other applicable laws pertaining to the winding up of the affairs of the Partnership and the final distribution of its assets.

        The distribution of cash and/or property to the Limited Partners in accordance with the provisions of this Section 10.3 shall constitute a complete return to the Limited Partner of its Capital Contributions and a complete distribution to the Limited Partner of its interests in the Partnership and all Partnership property. No Partner with a negative balance in its capital account shall be liable to the Partnership or any other Partner for the amount of such negative balance upon dissolution and liquidation.

        Section X.4. Cancellation of Certificate. Upon the completion of the distribution of Partnership assets as provided herein, the Partnership shall be terminated, and the liquidator (or the Partners if necessary) shall cause the cancellation of the certificate of limited partnership of the Partnership and shall take such other actions as may be necessary to terminate the Partnership.


                                   ARTICLE XI

                         Representations and Warranties

        Section XI.1. Representations and Warranties of General Partner. The General Partner represents, warrants and covenants to the Limited Partner as follows:

        (a) The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming and is a wholly-owned subsidiary of Parent.

        (b) The General Partner is duly qualified or will qualify to transact business in every jurisdiction where the character of the properties owned or held by the Partnership or where the nature of the business transacted by the Partnership makes qualification by it necessary or appropriate in order for the Partnership to conduct its business.

        (c) The General Partner has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including, without limitation, the power and authority to act as General Partner of the Partnership).

        (d) The execution, delivery and performance by the General Partner of this Agreement has been duly and validly authorized by all requisite corporate action, and no other corporate or shareholder action is required to be taken to authorize such execution, delivery and performance.

        (e) The execution, delivery and performance by the General Partner of this Agreement is within its corporate powers and will not (i) be in contravention of or violate any provisions of its charter or other governing documents, as amended to the date hereof, or (ii) be in contravention of or result in any breach or constitute a default under any applicable law, rule, regulation, judgment, license, permit or order or any loan, note or other agreement or instrument to which the General Partner is a party or by which it or any of its properties are bound.

        (f) When delivered to the Limited Partner, this Agreement will have been duly and validly executed and will be binding upon the General Partner and enforceable in accordance with the terms hereof.

        (g) Except for a change of law over which the General Partner has no control (and the General Partner shall immediately notify the Limited Partner when the General Partner learns of such occurrence), the foregoing representations, warranties and covenants shall remain true and accurate during the term of the Partnership, and the General Partner will neither take action nor permit action to be taken which would cause any of the foregoing representations to become untrue or inaccurate.

        (h) No consent, approval, authorization or order of any court or governmental agency or authority or of any third party which has not been obtained is required in connection with the execution, delivery and performance by the General Partner of this Agreement except for the filing of certain documents with respect to the qualification or reformation and operation of the Partnership as a limited partnership under the laws of any state in which the Partnership owns properties or conducts business so as to require such qualification.

        (i) Neither the General Partner nor any of its Affiliates has employed or retained any broker, agent or finder in connection with this Agreement or the transactions contemplated herein, or paid or agreed to pay any brokerage fee, finder's fee, commission or similar payment to any person on account of this Agreement or the transactions provided for herein; and the General Partner shall indemnify and hold harmless the Partnership and the Limited Partner from any costs, including attorneys' fees, and liability arising from the claim of any broker, agent or finder employed or retained by the General Partner in connection with the Partnership or this Agreement.

        (j) As of the date hereof none of the financial statements or other written documents or information delivered herewith or heretofore by or on behalf of the General Partner to the Limited Partner in connection with the General Partner, this Agreement, the Assets and the operations to be conducted hereunder contains any untrue statement of a material fact or omits to state any material fact (other than facts which the Limited Partner recognizes to be industry risks normally associated with the oil and gas business) necessary to keep the statements contained herein or therein from being misleading. There is no fact peculiar to the General Partner or the Assets (other than facts which the Limited Partner recognizes to be industry risks normally associated with the oil and gas business) which materially adversely affects or in the future may (so far as the General Partner can now foresee) materially adversely affect (i) the business, property or assets, or financial condition of the General Partner or (ii) the Assets, and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Limited Partner by or on behalf of the General Partners prior to the date hereof in connection with the transactions contemplated hereby.

        (k) To the best knowledge of the General Partner, the General Partner and its Affiliates and persons acting on their behalf have not taken any action, or failed to take any action, which has caused the organization of the Partnership and the issuance of the interests in the Partnership to come within the registration requirements of the Securities Act of 1933, as amended, or any applicable state blue sky laws.

        (l) There is no pending or, to the best of the General Partner's knowledge, threatened judicial, administrative or arbitral action, suit or proceeding against or investigation of the General Partner which is not fully insured against (except standard deductible amounts) and which might materially and adversely affect the financial condition of the General Partner or its ability to perform its obligations under this Agreement.

        (m) During the preceding 12-month period, the General Partner and its Affiliates and persons acting on their behalf have not sold (except to a limited number of persons who have represented themselves to be accredited investors, as defined in Rule 501 promulgated by the Securities and Exchange Commission) any interest in the Partnership or similar interests; with respect to any sales of interests similar to the Partnership by the General Partner and its Affiliates and persons acting on their behalf subsequent to the Delivery Date, the General Partner shall do nothing which would require the registration of these interests under the Securities Act of 1933, and the rules and regulations promulgated thereunder, as well as applicable state securities laws.

        Section XI.2. Representations and Warranties of Limited Partner. The Limited Partner represents, warrants and covenants to the General Partner as follows:

        (a) It is duly organized, validly existing and in good standing under the laws of its state of incorporation.

        (b) It has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

        (c) The execution, delivery and performance of this Agreement are within its powers and do not (i) contravene or violate any provisions of its Certificate or Articles of Incorporation or Bylaws, as amended to the date hereof, or (ii) contravene or result in any breach of or constitute a default under any applicable law, rule or regulation or any loan, note or other agreement or instrument to which it is a party or by which it or any of its properties are bound.

        (d) When delivered to the General Partner, this Agreement will be duly and validly executed by the Limited Partner and will be binding upon it in accordance with the terms hereof.

        (e) Neither it nor any person acting on its behalf has employed or retained any broker, agent or finder in connection with the transactions provided for herein, or agreed to pay any brokerage fee, finder's fee, commission or similar payment to any person on account of the transactions provided for herein.

        (f) It is acquiring its interest in the Partnership as an investment and not with a view to the resale or other distribution to the public; provided, however, that the disposition of its interest shall at all times be and remain within its control.

        (g) As of the Delivery Date, it is a wholly-owned subsidiary of General Electric Capital Corporation.

        (h) It is an "accredited investor" with the meaning of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                                   ARTICLE XII

                                  Miscellaneous

        Section XII.1. Notices. All notices, elections, demands or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if given by (a) personal delivery, (b) expedited delivery service with proof of delivery, (c) first class mail postage prepaid, or (d) prepaid telegram, telex or facsimile (provided that such telegram, telex or facsimile is confirmed by expedited delivery service in the manner previously described). Each partner's address for notices and other communications hereunder shall be that set forth opposite such Partner's signature hereto; provided, however, that when in this Agreement it is provided that a time period shall commence when a notice is received, such time period shall commence upon actual receipt by the addressee regardless of when the notice is given or made. The Limited Partner may change its address by giving notice in writing to the General Partner of its new address, and the General Partner may change its address by giving notice in writing to the Limited Partner of its new address.

        Section XII.2. Amendments. This Agreement may be changed, modified, or amended only by an instrument in writing duly executed by all Partners.

        Section XII.3. Partition. Each of the Partners hereby irrevocably waives for the term of the Partnership any right that such Partner may have to maintain any action for partition with respect to the Partnership property.

        Section XII.4. Entire Agreement. This Agreement and the other documents contemplated hereunder constitute the full and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

        Section XII.5. No Waiver. The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Partner's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

        Section XII.6. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Texas.

        Section XII.7. Successors and Assigns. Subject to Article IX, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        Section XII.8. Exhibits. Exhibits 2.1--Payout No. 1 Discount Factor, 2.1--Payout No. 2 Discount Factor, 2.1--Payout No. 3 Discount Factor, 3.2(d)(iii), 3.2(d)(x), 5.6 and 6.8 to this Agreement are attached hereto. Each
Exhibit is incorporated herein by reference and made a part hereof for all purposes and references to this Agreement shall also include such Exhibit unless the context in which used shall otherwise require.

        Section XII.9. Survival of Representations and Warranties. All representations, warranties and covenants made by the General Partner or the Limited Partner in this Agreement or any other document contemplated thereby or hereby shall be considered to have been relied upon by the other party hereto and shall survive the execution and delivery of this Agreement or such other document, regardless of any investigation made by or on behalf of any such party.

        Section XII.10. No Third Party Benefit. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

        Section XII.11. Public Announcements. Except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, neither the General Partner nor the Limited Partner shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written approval of the other party, which approval shall not be unreasonably withheld. Any such press release or public statement required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange shall only be made after reasonable notice to the other party.

        Section XII.12. Arbitration. Any dispute arising out of or relating to this Agreement, any schedule, certificate or other document delivered by any party in connection with this Agreement or incident to the transactions contemplated hereby or thereby or the breach, inaccuracy, termination or validity hereof or thereof or otherwise arising out of or relating to the transactions contemplated hereby and thereby, or any other agreement among them or between any of them, whether entered into prior to, on or subsequent to the date of this Agreement or those arising under any federal, state or local law, regulation or ordinance, shall be determined by binding arbitration in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. If the amount in controversy in the arbitration exceeds Two Hundred Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs, or if a single neutral arbitrator cannot be agreed upon within thirty (30) calendar days after a dispute has arisen which is to be decided by arbitration, the arbitration shall be conducted by a panel of three (3) neutral arbitrators. Otherwise, the arbitration shall be conducted by a single neutral arbitrator. The parties shall endeavor to select neutral arbitrators by mutual agreement. If such agreement cannot be reached within thirty (30) calendar days after a dispute has arisen which is to be decided by arbitration, each party shall select its own neutral arbitrator within 15 days of the expiration of such 30-day period and the two neutral arbitrators so selected shall select a third neutral arbitrator within 10 days of the expiration of such 15-day period. The 3 persons thus selected shall be the arbitrators for such arbitration. If three
(3) arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three (3) arbitrators as provided hereinabove, then such sole arbitrator or the chairperson of such panel, as the case may be, shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be in writing and reasoned, shall be based on the evidence admitted and the substantive law of the State of Texas and shall contain an award for each issue and counterclaim. The award shall be made within thirty (30) days following the close of the final hearing and the filing of any post hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the parties hereto and the subject matter. Judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction. The place of arbitration shall be in Dallas, Texas. Each party shall be entitled to inspect and obtain a copy of relevant documents in the possession or control of the other party and to take depositions of the other parties' employees, agents, representatives and witnesses (including expert witnesses). All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. Each of the parties hereto hereby irrevocably submits to the jurisdiction of the courts of the State of Texas for entry of any arbitration decision or to obtain any preliminary relief which may be necessary and hereby consents to the enforcement by such courts of any award rendered in such arbitration.

        Section XII.13. Voting Rights. Without affecting rights with respect to allocations and distributions and the rights, duties and obligations of the General Partner hereunder, at no time will a majority of the voting interests under ordinary circumstances with respect to the Partnership be held by the General Partner.

        Section XII.14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.


                            GENERAL PARTNER:

                            WAMSUTTER HOLDINGS, INC.

                            By: __________________________
                                ____________,_____________


                            ADDRESS FOR NOTICE PURPOSES:

                            500 N. Loop 1604 East
                            Suite 100
                            San Antonio, Texas 78232
                            Attention: Robert Carington
                            Telecopy No.: 210-490-8816




















    SIGNATURE PAGE--Agreement of Limited Partnership providing for the formation of Abraxas Wamsutter L.P.

        IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.

                            LIMITED PARTNER:

                            TIFD III-X INC.


                            By:________________________
                               ______________,_________


                            ADDRESS FOR NOTICE PURPOSES:

                            c/o GE Capital Corp.--SFG
                            120 Long Ridge Road - 3rd Floor
                            Stamford, Connecticut 06927-1550
                            Attention: Global Asset Management Operations Telecopy No.: 203-961-2017
























        SIGNATURE PAGE--Agreement of Limited Partnership providing for the formation of Abraxas Wamsutter L.P.

                                                                   EXHIBIT 99.1
                                                                   NEWS RELEASE

                                  NEWS RELEASE
-------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                                  www.abraxaspetroleum.com

FOR MORE INFORMATION CONTACT:
JACK M. RONEY
VICE PRESIDENT/CORPORATE DEVELOPMENT

                      ABRAXAS PETROLEUM CORPORATION TO SELL
                         WYOMING NATURAL GAS PROPERTIES

SAN ANTONIO, TX - (November 12, 1998) - Abraxas Petroleum  Corporation  (NASDAQ:
AXAS) today announced a definitive agreement to sell its natural gas producing properties in the Wamsutter area of southwestern Wyoming's Green River Basin. A partnership between a wholly-owned subsidiary of Abraxas and an affiliate of GE Capital Structured Finance Group (SFG) will acquire the reserves for approximately $60.2 million. Abraxas will retain certain deep rights and unproven leasehold interests and Section 29 tax credits, plus a 1% equity interest in the partnership, which could increase to 35% and higher based upon achievement of certain agreed upon rates of return. Abraxas will continue to operate the properties. The effective date of the transaction is October 1, 1998 and the transaction is expected to close before November 30, 1998.

The properties consist of approximately 11,300 gross acres (8,700 net acres) and 57 gross wells (44 net wells). Independent petroleum consultants, DeGolyer and MacNaughton, estimate that as of December 31, 1997, the properties had total proved reserves of 76.6 BCFE.

Robert L. G. Watson, Chief Executive Officer of Abraxas, stated "The sale of the Wyoming properties is consistent with our strategy of selling fully developed properties so that we can maintain financial flexibility and redeploy proceeds to new acquisition, exploration and development activities with upside potential."

Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploration and production company that also processes natural gas. It operates primarily along the Texas Gulf Coast, in the Permian Basin of western Texas, western Canada and southwestern Wyoming.

GE Capital Structured Finance Group is active in both investing in and financing conventional and Section 29 reserve acquisitions, asset monetizations, gas gathering, processing, storage, transmission and distribution. SFG provides specialized financial products and services to, and acts as an equity investor with clients in the energy, commercial and industrial, telecommunications and transportation sectors, worldwide. Headquartered in Stamford, Connecticut, SFG has more than 350 professionals in 15 offices globally.

GE Capital, with assets of over US$250 billion, is a global, financial services company with 28 specialized businesses. It is a wholly-owned subsidiary of General Electric Company, a diversified manufacturing, technology, and services company with operations worldwide.


Safe Harbor for forward-looking statement: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by the Company for crude oil and natural gas. In addition, the Company's future crude oil and natural gas production is highly dependent upon the Company's level of success in acquiring or finding additional reserves. Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in the Company's filing with the Securities and Exchange Commission during the past 12 months.